AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 24, 2004.

REGISTRATION NO.

                                 UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, DC 20549
                     ==================================

                                    FORM SB-2
                       REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

                      Energy & Engine Technology Corporation
                  (Name of Small Business Issuer in its Charter)


     Nevada                         131l                     88-0471842
(State or Other               (Primary Standard           (I.R.S. Employer
Jurisdiction of                  Industrial              Identification No.)
Incorporation or                Classification
Organization)                    Code Number)



                           5308 West Plano Parkway
                               Plano, TX 75093
                               (972) 732-6360
          (Address and Telephone Number of Principal Executive Offices)

                           5308 West Plano Parkway
                               Plano, TX 75093
                   (Address of Principal Place of Business or
                      Intended Principal Place of Business)

                           Willard G. McAndrew, III
                              CEO and President
                    Energy & Engine Technology Corporation
                           5308 West Plano Parkway
                               Plano, TX 75093
                               (972) 732-6360
          (Name, Address, and Telephone Number of Agent for Service)

                           Copy of Communications to:
                              Jolie G. Kahn, Esq.
                               General Counsel
                    Energy & Engine Technology Corporation
                           5308 West Plano Parkway
                              Plano, TX 75093
                              (972) 732-6360

     Approximate Date of Commencement of Proposed Sale to the Public: from time to time after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]




     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities
Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                            CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
Title of each                Proposed       Proposed
class of                     maximum        maximum
securities to                offering       aggregate      Amount of
be registered  Amount to be  price          offering       registration
(1)            Registered    per share (2)  price (2)      fee (2)
-----------------------------------------------------------------------
Common Stock,
$.001 par        21,358,974  $       0.39   $8,329,999     $      1,056
value per      ------------  ------------   ----------     ------------
share
-----------------------------------------------------------------------


(1) In the event of a stock split, stock dividend, or similar transactions involving our common stock, the number of shares registered shall automatically be increased or decreased in the same proportion to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) The proposed maximum offering price per share and proposed maximum aggregate offering price is based upon the mean between the closing bid and asked price for the common stock as quoted by the NASDAQ Over the Counter Electronic Bulletin Board on July 28, 2004 and the registration fee has been calculated on such basis pursuant to Rule 457(c).

The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall then become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on the date as the Commission, acting pursuant to said Section 8(a), may determine.

               Subject to completion, dated August 24, 2004






                         PRELIMINARY PROSPECTUS

                 ENERGY & ENGINE TECHNOLOGY CORPORATION
                          A NEVADA CORPORATION

                      21,358,974 shares of common stock

     This prospectus relates to the resale by certain selling stockholders of up to 21,358,974 shares of our common stock, issued to the selling stock-holders in a series of private placement transactions under Section 4(2) of the Securities Act of 1933 on July 29, 2004. This Prospectus also relates to the resale by certain of those selling stockholders of stock underlying warrants issued to them (upon exercise of the warrants) with respect to certain of the private placement transactions.

     The selling stockholders may offer to sell the shares of common stock being offered in this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. We will not receive any proceeds from the resale of shares of our common stock by the selling stockholder.

     Our common stock is quoted on the NASDAQ Over the Counter Bulletin Board under the symbol "EENT." On August 12, 2004, the closing bid quotation for one share of our common stock was $0.30.

     Our business is subject to many risks, and an investment in our common stock will also involve a high degree of risk. You should invest in our common stock only if you can afford to lose your entire investment. You should carefully consider the various Risk Factors described beginning on page 4 before investing in our common stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

     The information in this prospectus is not complete and may be changed. The selling stockholders may not sell or offer these securities until this registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


              The date of this prospectus is August 24, 2004.
















                          TABLE OF CONTENTS
                          -----------------

                                                                         Page
PROSPECTUS SUMMARY..........................................................1
RISK FACTORS................................................................3
FORWARD LOOKING STATEMENTS..................................................7
WHERE YOU CAN FIND MORE INFORMATION.........................................7
USE OF PROCEEDS.............................................................7
DETERMINATION OF OFFERING PRICE.............................................8
SELLING STOCKHOLDERS........................................................8
PLAN OF DISTRIBUTION.......................................................10
LEGAL PROCEEDINGS..........................................................12
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS...............13
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............14
DESCRIPTION OF SECURITIES..................................................15
INTEREST OF NAMED EXPERTS AND COUNSEL......................................16
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
   FOR SECURITIES ACT LIABILITIES..........................................16
DESCRIPTION OF BUSINESS....................................................18
CURRENT BUSINESS...........................................................19
MANAGEMENT'S DISCUSSION AND ANALYSIS.......................................32
RESULTS OF OPERATIONS......................................................35
LIQUIDITY AND CAPITAL RESOURCES AND FISCAL CONDITION.......................37
DESCRIPTION OF PROPERTY....................................................40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................40
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS...................42
EXECUTIVE COMPENSATION.....................................................48
SUMMARY COMPENSATION TABLE.................................................49
OPTION GRANTS IN LAST FISCAL YEAR..........................................49
OPTION EXERCISES AND VALUES FOR FISCAL 2003................................50
FINANCIAL STATEMENTS.......................................................52
INDEMNIFICATION OF DIRECTORS AND OFFICERS.................................104
OTHER EXPENSES OF ISSUANCE & DISTRIBUTION.................................105
RECENT SALES OF UNREGISTERED SECURITIES...................................105
EXHIBITS..................................................................113
UNDERTAKINGS..............................................................114
SIGNATURES................................................................115



















                            PROSPECTUS SUMMARY

Our Business
------------

     We are engaged in two operating businesses: (1) development and marketing of our AXP 1000 auxiliary power generator for long haul trucks; and (2) operation of our fixed based operator, which we refer to as our FBO, for general aviation aircraft in Pagosa Springs, Colorado and related proposed development and marketing of turbo charger kits for single and twin engine propeller driven aircraft. A third business, operation of our gas gathering system in Caddo Pine Island Field, Louisiana, is currently suspended from operation. We are currently contacting interested parties in an attempt to sell the system. During the fiscal year ended December 31, 2003, we earned $4,341 in gross revenue from AXP 1000 sales and $377,676 from our FBO. For the six months ended June 30, 2004, we had $40,008 in revenue from AXP
1000 sales, and $180,579 in revenue from our FBO. Our principal executive offices are located at 5308 West Plano Parkway, Plano Texas 75093. Our telephone number is (972) 732-6360.

     We have four wholly owned subsidiaries: Gas Gathering Enterprises, LLC, Top Gun Marketing, Inc., Wind Dancer Aviation Services, Inc. and BMZ Generators Technology, Inc. We were incorporated in Nevada on November 19, 1999, under the name Bidder Communications, Inc. and changed our name to Energy & Engine Technology Corporation on December 5, 2001. As used in this Prospectus, the terms "we", "us", "our" and the "Company", mean Energy & Engine Technology Corporation and its subsidiaries, unless otherwise indicated.

Number of Shares Being Offered
------------------------------

     This prospectus covers the resale by the selling stockholders named in this prospectus of up to 21,358,974 shares of our common stock that was issued to the selling stockholders in a series of private placement trans-actions under Section 4(2) of the Securities Act of 1933 on July 29, 2004. This Prospectus also relates to the resale by certain of such selling stockholders of stock underlying warrants issued to them (upon exercise of such warrants) in the private placement transactions. The selling stock-holders may sell the shares of common stock in the public market or through privately negotiated transactions or otherwise. The selling shareholder may sell these shares of common stock through ordinary brokerage transactions, directly to market makers or through any other means described in the section entitled "Plan of Distribution".

Number of Shares Outstanding
----------------------------

     There were 109,479,168 shares of our common stock issued and outstanding as at August 12, 2004.

Use of Proceeds
---------------

     We will not receive any of the proceeds from the sale of the shares of common stock being offered for sale by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

Summary of Financial Data
-------------------------

         The summary financial data as of and for the year ended December 31, 2003 presented below is derived from and should be read in conjunction with our audited consolidated financial statements for the year ended December 31, 2003, including the notes to those financial statements, which are included elsewhere in this prospectus along with the section entitled "Management's Discussion and Analysis of Liquidity and Results of Operations" beginning on page 32 of this prospectus. The summary financial data for the six months ended June 30, 2004 and June 30, 2003 presented below is derived from, and should be read in conjunction with, our unaudited consolidated financial statements for the quarters ended June 30, 2004 and June 30, 2003, which are included elsewhere in this prospectus.

                                For the Six Months        For the Six Months
                               Ended June 30, 2004       Ended June 30, 2003
                                   (unaudited)                (unaudited)
                               --------------------      --------------------
Net Sales                          $   220,831                $    109,056
Net Loss for the Period            $(2,505,276)               $   (772,752)
Loss Per Share -
  basic and diluted                $     (0.03)               $      (0.03)


                               As of June 30, 2004
                                   (unaudited)
                               --------------------
Working Capital                    $   600,227
Total Assets                       $ 2,265,163
Total Share Capital                $10,469,305
Accumulated Deficiency             $(9,486,580)
Total Stockholders' Equity         $   974,392


                               For the Year Ended        For the Year Ended
                                December 31, 2003         December 31, 2002
                               ------------------        ------------------
Net Sales                          $   383,262                $     99,257
Net Loss for the Period            $(5,041,657)               $ (1,680,989)
Loss Per Share -
  basic and diluted                $     (0.12)               $      (0.11)


                                     As of
                                December 31, 2003
                                -----------------
Working Capital                    $ 1,189,770
Total Assets                       $   771,611
Total Share Capital                $ 6,273,470
Accumulated Deficit                $(6,981,306)
Total Stockholders' (Deficiency)   $  (829,586)


                                    RISK FACTORS

     An investment in our common stock involves a number of very significant risks. You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating us and our business before purchasing shares of our common stock. Our business, operating results and financial condition could be seriously harmed due to any of the following risks. The risks described below are not the only ones facing us. Additional risks not presently known to us may also impair our business operations. You could lose all or part of your investment due to any of these risks.

Transaction Risks
-----------------

SALES OF A SUBSTANTIAL NUMBER OF SHARES OF OUR COMMON STOCK INTO THE PUBLIC MARKET BY THE SELLING STOCKHOLDERS MAY RESULT IN A SIGNIFICANT DOWNWARD PRESSURE ON THE PRICE OF OUR COMMON STOCK AND COULD AFFECT THE ABILITY OF OUR STOCKHOLDERS TO REALIZE THE CURRENT TRADING PRICE OF OUR COMMON STOCK.

     Sales of a substantial number of shares of our common stock in the public market could cause a reduction in the market price of our common stock. We had 109,479,168 shares of common stock issued and outstanding as of August 12, 2004. When this registration statement is declared effective, the selling stockholders may be reselling up to 21,358,974 shares of our common stock. As a result a substantial number of our shares of common stock may be issued and may be available for immediate resale which could have an adverse effect on the price of our common stock as the increased supply may outstrip demand for our stock. To the extent selling stockholders sell large amounts of their shares of common stock registered under this registration statement, the price of our common stock may decrease due to the additional shares of common stock in the market.

Risks Related To Our Business
-----------------------------

WE HAVE A HISTORY OF OPERATING LOSSES AND FLUCTUATING OPERATING RESULTS.

     From inception through June 30, 2004, we have incurred aggregate losses of $(9,486,580). Our loss from operations for the fiscal year ended December 31, 2003 was $(4,652,773)and for the quarter ended June 30, 2004 was $(446,555). There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers' orders, the demand for our products, and the level of competition and general economic conditions.

     Even if our revenues increase, we expect an increase in development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flow until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or add-itional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. We cannot assure you of when or if our operations will become profitable.

WE MAY EXPERIENCE SIGNIFICANT AND RAPID GROWTH IF WE ARE ABLE TO CAPITALIZE ON THE EXPANSION OF THE AXP 1000. IF WE ARE UNABLE TO HIRE AND TRAIN STAFF TO HANDLE SALES AND MARKETING OF OUR PRODUCTS AND MANAGE OUR OPERATIONS, SUCH GROWTH COULD MATERIALLY AND ADVERSELY AFFECT US.

     We intend to proceed with initiatives intended to capitalize on the expansion of the federal and state anti-idling legislation for long haul trucks and federal legislation mandating increased driver rest periods per hours driven. This could potentially lead to significant and rapid growth in the scope and complexity of our AXP 1000 and other generator business. Any inability on our part to manage such growth effectively will have a material adverse effect on our product development, business, financial condition and results of operations. Our ability to manage and sustain growth effectively will depend, in part, on the ability of our management to implement appropriate management, operational and financial systems and controls, and the ability of our management to successfully hire, train, motivate and manage employees. Effective growth management will also depend on our ability to solidify our supply chain and to secure and maintain quality control with respect to installation facilities for our products.

RAPID TECHNOLOGICAL CHANGES IN OUR INDUSTRY COULD RENDER OUR PRODUCTS NON-COMPETITIVE OR OBSOLETE AND CONSEQUENTLY AFFECT OUR ABILITY TO GENERATE REVENUES.

     The markets in which we operate are characterized by rapid technological change, frequent new product and service introductions, evolving industry standards and changes in customer demands. The introduction of products embodying new technologies and the emergence of new industry standards can, in a relatively short period of time, render existing products obsolete and unmarketable, including ours. We believe that our success will depend upon our ability to continuously develop new products and to enhance our current products and introduce them promptly into the market. If we are not able to develop and introduce new products, our business, financial condition and results of operations could be adversely affected.

WE DO NOT CARRY COMPREHENSIVE PRODUCT LIABILITY INSURANCE PROVIDING COVERAGE IN ALL INSTANCES, AND THERE CAN BE NO ASSURANCE THAT OUR CURRENT INSURANCE COVERAGE WOULD BE ADEQUATE IN TERM AND SCOPE TO PROTECT US AGAINST MATERIAL FINANCIAL EFFECTS IN THE EVENT OF A SUCCESSFUL CLAIM.

     We could be subject to claims in connection with the products that we sell. There can be no assurance that we would have sufficient resources to satisfy any liability resulting from any such claim, or that we would be able to have our customers indemnify or insure us against any such liability.
There can be no assurance that our insurance coverage would be adequate in term and scope to protect us against material financial effects in the event of a successful claim. We currently do not carry commercial general liability insurance providing comprehensive product liability coverage in all instances. We may in the future obtain such insurance, provided it can be obtained at reasonable prices; however, there can be no assurance that such coverage, if obtained, would be adequate in term and scope to protect us.

WE ARE A START-UP COMPANY WITH LIMITED EXPERIENCE AND ARE SUBJECT TO ALL OF THE RISKS INHERENT IN A START-UP COMPANY, INCLUDING DEPENDENCE ON KEY PERSONNEL.

     We are dependent upon obtaining future financing to fund operations for the next twelve months, which may not be available, due to our recent acquisition and resulting expanded business opportunities. We have not earned significant revenue since inception and have incurred losses since beginning operations. Further, our business activities may not result in any operational revenues or profits in the future. Therefore, you should be aware that your entire investment is at risk. Our business model is unproven and may not be adaptable to a changing market, which may reduce its ability to generate revenues, if any. We are dependent upon key personnel, and loss of these individuals could severely curtail the company's ability to implement its business plan. Due to our limited resources, we may not be able to attract and retain qualified personnel. If we do not experience sufficient revenue growth, we may need to obtain additional funding which, if not obtained, could hamper our operational abilities.

WE FACE INTENSE COMPETITION. IF WE DO NOT COMPETE EFFECTIVELY, OUR BUSINESS MAY SUFFER.

     We face intense competition from numerous competitors. Each of our product lines face different competitors with different financial resources including competitors with greater amounts of financing than us. We may not be able to compete effectively with all of these competitors. Our products compete primarily on the basis of product quality, weight and size, installation ease, performance, innovation, price and applications and marketing expertise. To remain competitive, we must periodically enhance our existing products and respond to new technologies. In addition, new competitors may emerge, and product lines may be threatened by new technologies or market trends that reduce the value of these product lines.

OUR TECHNOLOGY IS IMPORTANT TO OUR SUCCESS AND OUR FAILURE TO PROTECT THIS TECHNOLOGY COULD PUT US AT A COMPETITIVE DISADVANTAGE.

     Because a majority of our products rely on proprietary technology, we believe that the development and protection of the intellectual property rights for the proprietary technology is important to the future success of our business. In addition to relying on patent, trademark, and copyright rights, we rely on unpatented proprietary know-how and trade secrets, and employ various methods to protect our know-how and trade secrets, including the use of nondisclosure and similar contractual agreements. Despite our efforts to protect proprietary rights, unauthorized parties or competitors may copy or otherwise obtain and use these products or technology. The steps we have taken may not prevent unauthorized use of this technology and there can be no assurance that others will not independently develop the know-how and trade secrets or develop better technology than us or that current and former employees, contractors and other parties will not misappropriate proprietary information and copy or otherwise obtain and use our information and proprietary technology without authorization or otherwise infringe on our intellectual property rights.

WE ARE AND MAY IN THE FUTURE INVOLVED IN VARIOUS LEGAL PROCEEDINGS WHICH ARISE DURING THE COURSE OF OUR BUSINESS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FINANCIAL POSITION AND RESULTS OF OPERATIONS.

     We are involved in and will in the future become involved in various legal proceedings that periodically arise during the course of business. While we have reason to believe that the outcome of the one pending matter (see Note 8 under Legal Proceedings of the 2003 Audited Financials and Note 7 of the 2004 Financials(unaudited)) will not have a material adverse effect on our financial position, litigation is essentially unpredictable and excessive verdicts could occur. With regard to any future litigation, we cannot predict whether the outcome of such litigation will have a material adverse effect on our financial position. Although we believe we have valid defenses in the current matter, we cannot predict whether we will have valid defenses in future matters, and, in the future we could incur judgments or enter into settlements of claims that could have a material adverse effect on our financial position or results of operations.

WE MAY BECOME SUBJECT TO BURDENSOME REGULATIONS.

     We may become subject to burdensome governmental regulations and legal uncertainties affecting the long haul trucking and general aviation industries, which could adversely affect our business and increase our cost and expenses. With regard to the long haul trucking industry, we are regulated by federal and state regulation which limit idling of long haul trucks. However, we believe that the federal government and the states may eventually enact "zero idling" legislation, and or other legislation to prevent any emissions from diesel engines on trucks during periods when the trucks are stopped. Since the AXP 1000 utilizes a diesel engine which still emits small amounts of noxious emissions, the device would be ineffective in a "zero idling" legislative environment. Other environmental laws could similarly limit the effectiveness of our current device. The FBO is regulated by the Federal Aviation Administration which places very strict limits on the ability to develop new technology and utilize current technology (the Type Certificate and Supplemental Type Certificate requirement on all general aviation parts) for general aviation. Thus, we need to comply with a strict regulatory scheme which is expensive and time consuming in order to develop and market new products.

     As a result, legal uncertainties and new regulations could:

     -  increase our costs of doing business, and

     -  require us to revise our products or services,

any of which could increase our expenses, reduce our revenues and thereby materially adversely affect our business, financial condition and results of operations. Laws and regulations directly applicable to us have limited capital and may require additional future capital to continue operations; inability to obtain the necessary financing may force us to curtail or suspend our operations.

THE IMPLEMENTATION OF STOCK-BASED BENEFIT PLANS MAY DILUTE YOUR OWNERSHIP INTEREST.

     We may enact one or more stock-based benefit plans for our employees as we expand in order to attract talented employees by offering "market" benefits. Such plans may cause the issuance of more stock, which will dilute the percentage of ownership interest of current stockholders.

OUR COMMON STOCK IS DEEMED TO BE "PENNY STOCK," WHICH MAY MAKE IT MORE DIFFICULT FOR OUR STOCKHOLDERS TO SELL THEIR SHARES DUE TO SUITABILITY REQUIREMENTS.

     Trading in our common stock is subject to the "penny stock" rules. The Securities Exchange Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share. These rules require that any broker-dealer who recommends our securities to persons other than prior customers and accredited investors, must, before the sale, make a special written suitability determination for the purchaser and receive the purchaser's written agreement to execute the transaction. In addition, unless an exception is available, the broker-dealer must deliver a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market prior to any transaction. Further, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage them from transactions in our common stock, which could severely limit the market price and liquidity of our common stock.

                          FORWARD LOOKING STATEMENTS

     This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "will", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on pages 3 to 7, that may cause our or our industries' actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

     While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results. The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

                       WHERE YOU CAN FIND MORE INFORMATION

     The Company files annual, quarterly and current reports, proxy state-ments and other information with the Securities and Exchange Commission. You may read and copy any of these reports, statements or other information at the Securities and Exchange Commission's public reference room located at 450 Fifth Street, N.W., Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference room. The Company's Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Securities and Exchange Commission at www.sec.gov.

                               USE OF PROCEEDS

     The shares of common stock offered hereby are being registered for the account of the selling stockholders named in this prospectus. As a result, all proceeds from the sales of the common stock will go to the selling stock-holders and we will not receive any proceeds from the sale of the common stock by the selling stockholders. We will, however, incur all costs associated with this registration statement and prospectus.

                        DETERMINATION OF OFFERING PRICE

     The offering price will be determined from time to time by the selling stockholders. See "Plan of Distribution."

                              SELLING STOCKHOLDERS

     The selling stockholders may offer and sell, from time to time, any or all of their common stock being registered hereunder. Because the selling stockholders may offer all or only some portion of the 21,358,974 shares of common stock to be registered, no estimate can be given as to the amount or percentage of these shares of common stock that will be held by the selling stockholders upon termination of the offering.

     None of the selling shareholders had any position, office or material relationship with us or any of our affiliates in the last three years. The selling stockholders are not broker-dealers (acting in such capacity) or affiliates of a broker-dealer to our knowledge.

     The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of August 12, 2004, and the number of shares of common stock covered by this prospectus. The number of shares in the table represents an estimate of the number of shares of common stock to be offered by the selling stockholder.


                                                          Number of Shares
                                                          Owned By Selling
                                                          Stockholder After
                                                            Offering and
                         Common Stock                     Percent of Total
                           Owned by       Total Shares          (1)
                           Selling       Registered for   -----------------
                         Stockholder        Selling       # of     % of
Selling Stockholder          (2)          Stockholder     Shares   Class
---------------------------------------------------------------------------
Mercator Momentum
  Fund, LP               5,975,641         5,975,641        0        0

Mercator Momentum
  Fund II, LP            4,249,487         4,249,487        0        0

Monarch Pointe
  Fund, Ltd.             8,954,359         8,954,359        0        0

Mercator Advisory
  Group, LLC             2,179,487         2,179,487        0        0


     1. Assumes all of the shares of common stock offered are sold. Percentage of class is based on 109,479,168 common shares issued and out-standing on August 12, 2004.
                                        8

     2. The number of shares of common stock listed as beneficially owned by the selling stockholder represents the number of common stock owned by such stockholder and any shares that may be acquired pursuant to any warrants owned by such stockholder.

     We may require the selling stockholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

     The Selling Shareholders have invested $1.7 million in the aggregate in the Company. Funding occurred on July 29, 2004. The amounts invested and warrants issued to each are as follows:


                 Momentum    Momentum
                   Fund      Fund III    Monarch      Mercator    Total
----------------------------------------------------------------------------
Debentures       $ 530,000   $ 377,000   $  793,000   $        -  $1,700,000
Warrants           675,641     479,487    1,024,359    2,179,487   4,358,974
Monthly Coupon   $3,091.67   $2,199.17   $ 4,625.83   $        -  $ 9,916.67


     The funds were invested pursuant to 7.0% Convertible Debentures, dated as of July 29, 2004 (the "Debentures").

     The terms of the Debentures are as follows:

     The coupon payment is due on the first trading day of each month while the debentures are outstanding and the Debentures are due on the one year anniversary of the issuance date.

     The Debentures are convertible into EENT Common Stock at any time at the holder's discretion in part or in whole by dividing the principal amount converted by a price ("Conversion Price") equal to 85% of the Market Price (average inter day trading price during the 10 immediately preceding trading days). In no event shall the Conversion Price be higher than $.39 nor lower than $.10. At all times beneficial ownership of EENT Common Stock shall not exceed 9.99% on an as converted basis. Conversion Price is adjusted equitably for stock splits and the like.

     Selling Shareholders were issued an aggregate of 4,358,974 three year warrants at an exercise price of $.39 per share. The warrants are callable by the Company at $.39 per share if for any 10 day trading period the common stock closes at at least $1.17 per share for each of the trading days.

     Within 30 days of July 29, 2004, EENT is required to file a registration statement on Form SB-2 for the shares into which the Convertible Debentures are convertible and underlying the Warrants. The Company shall use its best efforts to have the registration statement declared effective within 120 days after initial filing.

     Events of Default under the Convertible Debentures include: bankruptcy; failure to timely file the Registration Statement; failure to maintain trading of the Common Stock on the over the counter bulletin board; and failure to make any payment within 30 days of the due date therefor. Remedies include the Conversion Price to decrease to 75% of the Market Price, and payment of a 1% per month penalty for late filing of the registration statement, or if it is not effective within 120 days after filing.

     Selling Shareholders also covenants not to engage in short selling of EENT stock.

                         PLAN OF DISTRIBUTION

     This prospectus relates to the offer and sale from time to time by the selling stockholders of up to 21,358,974 shares of common stock. We have registered such shares of common stock for sale to provide the holders thereof with freely tradeable securities, but registration of such shares does not necessarily mean we will issue any of such shares or that the selling stockholders will offer or sell such shares. Any of the selling stockholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted (currently the NASDAQ Over the Counter Bulletin Board), in privately negotiated transactions or otherwise. Sales may be at fixed prices prevailing at the time of sale, at prices related to the market prices or at negotiated prices. The offering price of the shares from time to time will be determined by the selling stockholders and, at the time of such determination, may be higher or lower than the market price of the shares on the NASDAQ Over the Counter Bulletin Board.

     The shares of common stock being offered by this prospectus may be sold by the selling stockholders or by their donees, transferees, successors or assigns by one or more of the following methods, without limitation:

     - on the NASDAQ Over the Counter Bulletin Board or any other exchange or over the counter market on which the stock is listed at the time of sale;

     - block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

     - ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     -  privately negotiated transactions;

     - market sales (both long and short to the extent permitted under the federal securities laws);

     - at the market to or through market makers or into an existing market for the shares;

     - through transactions in options, swaps or other derivatives (whether exchange listed or otherwise);

     -  in underwritten offerings; and

     -  a combination of any aforementioned methods of sale.

The selling stockholders may accept and, together with any agents of the selling stockholders, reject in whole or in part any proposed purchase of shares of common stock offered by this prospectus. The Company will not receive any proceeds from the offering of shares by the selling stockholders.

     In the event of the transfer by any of the selling stockholders of their shares to any pledgee, donee or other transferee, we will amend this prospectus and the registration statement of which this prospectus forms a part by the filing of a post-effective amendment in order to have the pledgee, donee or other transferee in place of the selling stockholders who have trans-ferred his or her shares.

     In effecting sales, brokers and dealers engaged by the selling stock-holder may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from the selling stockholder or, if any of the broker-dealers act as an agent for the purchaser of such shares, from the purchaser in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the selling stockholder to sell a specified number of the shares of common stock at a stipulated price per share. Such an agreement may also require the broker-dealer to purchase as principal any unsold shares of common stock at the price required to fulfill the broker-dealer commitment to the selling stockholder if such broker-dealer is unable to sell the shares on behalf of the selling stockholder. Broker-dealers who acquire shares of common stock as principal may thereafter resell the shares of common stock from time to time in transactions which may involve block transactions and sales to and through other broker-dealers, including transactions of the nature described above. Such sales by a broker dealer could be at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. In connection with such resales, the broker-dealer may pay to or receive from the purchasers of the shares commissions as described above.

     The selling stockholders and any broker-dealers or agents that participate with the selling stockholders in the sale of the shares of common stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by the broker-dealers or agents and any profit on the resale of the shares of common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     From time to time, the selling stockholders may pledge their shares of common stock pursuant to the margin provisions of its customer agreements with its brokers. Upon a default by a selling stockholder, the broker may offer and sell the pledged shares of common stock from time to time. Upon a sale of the shares of common stock, the selling stockholder intends to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act which may be required in the event the selling stockholder defaults under any customer agreement with brokers.

     To the extent required under the Securities Act, a prospectus supplement accompanying this prospectus, or, if appropriate, a post effective amendment to this registration statement will be filed, disclosing the name of any underwriters or broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such underwriters or broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

     We and the selling stockholders will be subject to applicable pro-visions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and, insofar as the selling stockholders are distribution participants and we, under certain circumstances, may be a distribution participant, under Regulation M. All of the foregoing may affect the marketability of the common stock.

     All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to underwriters or broker-dealers in connection with any sale of the shares of common stock will be borne by the selling stockholder, the purchasers participating in such transaction, or both.

     Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

     We have not registered or qualified the shares of common stock offered by this prospectus under the laws of any country, other than the United States. In certain states, the selling stockholders may not offer or sell their shares of common stock unless (1) we have registered or qualified such shares for sale in such states or (2) we have complied with an available exemption from registration or qualification. Also, in certain states, to comply with such state securities laws, the selling stockholders can offer and sell their shares of common stock only through registered or licensed brokers or dealers.

                             LEGAL PROCEEDINGS

     On October 27, 2003, the Company was served with a complaint, entitled "600 Racing, Inc. and INEX Corp. v. Millennium Fuels USA, LLC, Energy & Engine Technology Corporation, Willard G. McAndrew, III and Mark Whittaker" in the District Court for the 416th Judicial District in Collin County, Texas, that alleges that we are liable on a $150,000 judgment issued in North Carolina against Millennium Fuels USA, LLC ("MFUSA"), an unrelated entity, of which our Chief Executive Officer Will McAndrew and our Chief Financial Officer Roger Wurtele were formerly the managers. The complaint alleges, in summary, that the Company is liable for the judgment due to alleged mingling of assets of the Company and MFUSA and that Will McAndrew aided in the commingling of assets. We believe that the claim is without merit and intend to aggressively defend this claim brought against the Company.

     Other than as stated above we are not a party to any legal proceedings.

            DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers.
--------------------------------------------------

         The following table sets forth information concerning the directors and executive officers of Energy & Engine Technology Corporation:


       NAME               AGE        TITLE               Dates of Service
------------------------------------------------------------------------------

Willard G. McAndrew III    49  Chairman, President,      December 2001-Present
                               Chief Executive Officer
                               and Director

Roger Wurtele              57  Vice President,           December 2001-Present
                               Chief Financial Officer
                               and Director

Jolie Kahn                 39  General Counsel and       March 2002-Present
                               Secretary

Robert Farris              77  Director                  June 2002-Present


Background of Officers and Directors

     Willard G. McAndrew, III. Since December 2001, Mr. McAndrew has served as Chairman, President, Chief Executive Officer and a Director of Energy & Engine Technology Corporation. From 1998 through 2002 Mr. McAndrew was the President and Manager of Millennium Fuels USA, LLC., an affiliate of Millennium Fuels Corporation. Mr. McAndrew was also the President and the Chairman of the Board of Directors of Millennium Fuels Corporation from 1998 to 2002. Millennium was a developer and producer of both fuels and alternative fuels, domiciled in Plano, Texas. From 1996 until 1998, he served as president and a director of McAndrew Management II, Inc., a developer and operator of oil and gas production projects located in Richardson, Texas. Mr. McAndrew devotes his time as required to the business of Energy & Engine Technology Corporation.

     Roger Wurtele. Since December 2001, Mr. Wurtele has served vice president and chief financial officer and as a director of Energy & Engine Technology Corporation. From 1998 through December 2001, he served as the Manager and Principal Financial Officer of Millennium Fuels, USA, LLC. Millennium Fuels, USA, LLC was a developer of products in both the fuels and alternative fuels industries. From 1995 until 1998, Mr. Wurtele was the President and a director of Controllership Services, Inc., a provider of financial consulting services located in Shreveport, Louisiana. Mr. Wurtele holds a Bachelors Degree in Business Administration from the University of Nebraska and is admitted as a Certified Public Accountant in the states of Colorado and Louisiana. He devotes his time as required to the business of Energy & Engine Technology Corporation.

     Jolie Kahn. Ms. Kahn received her Bachelor of Arts degree in Government from Cornell University in Ithaca, New York and graduated magna cum laude from the Benjamin Cardozo School of Law in New York, New York in 1989, where she was a member of its Law Review and an Alexander Fellow. Since that time, she has represented both private and public companies in varied aspects of general corporate, securities, corporate finance and mergers and acquisitions law and transactions. In addition, Ms. Kahn has counseled clients in areas related to their general day-to-day business affairs, such as employment and taxation issues. Ms. Kahn's career began at Weil, Gotshal & Manges, LLP in New York City, and most recently, she had acted as an in-house counsel to a "high tech" company in Boca Raton, Florida. Ms. Kahn has been with the Company since March 2002, and was Counsel to Seisint, Inc. in Boca Raton,
FL, from March 2001 to March 2002. From January 2000 through October 2002, she was Of Counsel to Braverman, Kaskey & Caprara in Philadelphia, PA, and from October 1998 through January 2000, she was Of Counsel to Meyer, Suozzi, English & Klein, of Mineola, NY.

     Robert Farris. Mr. Farris serves as one of our directors. After three years in the U.S. Army in Korea, Mr. Farris became the Safety Director for Valley Transit Company, a full-service bus company, in 1955. In 1963, he became President of Valley Transit Company, a position he holds to the present day. Mr. Farris has also served as Director for Texas State Bank, Harlingen, Texas, Texas Regional Bancshares, McAllen, Texas, National Bus Traffic Association, Texas Motor Transportation Association, Texas Tourist Council and Arxa International Energy Corporation. Mr. Farris' civic activities include Board of Trustees Marine Military Academy, President of Harlingen Chamber of Commerce, Harlingen Industrial Foundation, Inc., Lower Rio Grande Valley Chamber of Commerce, Algodon Club, Crusade Chairman for the American Cancer Society, Vice President Rio Grande Council of Boy Scouts of America, Board Member for the First United Methodist Church of Harlingen and Member of Phi Gamma Delta. Mr. Farris has been recognized for his accomplish-ments by Who's Who in America and Who's Who in Finance and Industry.

     All directors hold office until the next annual meeting of the stock-holders and until their successors have been elected and qualified. The officers are elected annually by the board of directors.

     There are no family relationships between any of our directors and officers. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which any person has been elected or nominated as a director or executive officer.

     We do not currently have an audit committee.

     As of June 30, 2004, there were no other "significant employees".

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table shows the amount of our common stock beneficially owned (unless otherwise indicated) as of August 12, 2004 by (i) our directors and nominees for director, (ii) our named executive officers, (iii) our directors and executive officers as a group and (iv) each person known by us to beneficially own more than 5% of our common stock. The percentages set forth below are based on 109,479,168 shares of the Company's common stock outstanding as of August 12, 2004.



                                         Number of
                                         Shares         Percent of
                                         Beneficially   Shares
          NAME(1)                        Owned(1)       Outstanding
-----------------------------------------------------------------------
Directors and Executive Officers:

Willard G. McAndrew III
5308 W. Plano Parkway
Plano, Texas 75093                       11,257,997        10.28%

Roger N. Wurtele
5308 W. Plano Parkway
Plano, Texas 75093                       11,257,997        10.28%

Jolie G. Kahn
5308 W. Plano Parkway
Plano, Texas 75093                        7,218,518         6.59%

All officers and directors as a group    29,734,512        27.16%

Kevin W. Smyth (2)                       20,931,005        19.12%

---------


(1) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power," which includes the power to dispose of or to direct the disposition of such security. A person also is deemed to be a beneficial owner of any securities which that person has the right to acquire within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he or she has no economic or pecuniary interest. Except as set forth in the footnotes below, the persons named below have sole voting and investment power with respect to all shares of common stock shown as being beneficially owned by them.

(2)  Includes to be issued anti-dilution shares.

                      DESCRIPTION OF SECURITIES

     The following summary is a general description of our Corporation's Certificate of Incorporation and Bylaws. This summary does not purport to be complete and is subject to, and is qualified in its entirety by, all of the provisions of the Certificate of Incorporation and Bylaws, including the definitions included in these documents.

Common Stock
------------

     Our authorized capital stock consists of 180,000,000 shares of common stock, $0.001 par value per share. As of August 12, 2004, 109,479,168 shares were currently issued and outstanding. As a holder of common stock you will be entitled to one (1) vote per share on each matter to be voted on by our shareholders. Dividends may be paid to you as and when declared by the board of directors.

     Holders of shares of our common stock do not have cumulative voting rights. This means that more than fifty percent (50%) of the holders of common stock, voting for the election of directors, can elect all of the directors or be elected themselves if they so choose. Holders of the remaining shares would not be able to elect any of our directors. Holders of shares of our common stock do not have any pre-emptive rights with respect to shares of stock we may sell in the future.

     Under Nevada law, an "acquiring person" who acquires a "controlling interest" in an "issuing corporation" may not exercise voting rights on any "control shares" unless such voting rights are conferred by a majority vote of the disinterested stockholders of the issuing corporation at a special meeting of such stockholders held upon the request and at the expense of the acquiring person. In the event that the control shares are accorded full voting rights and the acquiring person acquires control shares with a majority or more of all the voting power, any stockholder, other than the acquiring person, who does not vote in favor of authorized voting rights for the control shares is entitled to demand payment for the fair value of such person's shares, and the corporation must comply with the demand. For purposes of these provisions, "acquiring person" means any person who, individually or with others, acquires or offers to acquire, directly or indirectly a "controlling interest" in a corporation. "Controlling interest" means the ownership of outstanding voting shares of said corporation sufficient to enable said person, individually or with others, directly or indirectly, to exercise (i) one fifth or more but less than one third (ii) one third or more but less than a majority, or (iii) a majority or more of the voting power of the issuing corporation in the election of directors, and voting rights must be conferred by a majority of disinterested stockholders as each threshold is reached. "Control shares" means those outstanding voting shares of a corporation that an acquiring person acquires or offers to acquire in an acquisition or within 90 days immediately preceding the date when the acquiring person became an acquiring person. This statute applies to Nevada corporations having 200 or more stockholders, at least 100 of whom are Nevada residents and does business in Nevada directly. Since the Company does not have 100 Nevada resident stockholders and does not do business in Nevada, the statute does not currently apply to the Company.

                   INTEREST OF NAMED EXPERTS AND COUNSEL

     The validity of the common stock offered hereby will be passed on for us by Jolie Kahn, our General Counsel. Ms. Kahn owns approximately 7,218,518 shares of our common stock.

           DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
                          SECURITIES ACT LIABILITIES

     Article XI of the Company's Articles of Incorporation provides the following indemnification provision:

     Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a proceeding), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an officer or director of the Corporation or is or was serving at the request of the Corporation as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans whether the basis of such proceeding is alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Nevada General Corporation law, as the same exists, or may hereafter be amended, (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability, and loss, including attorneys fees, judgments, fines, excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be an officer or director and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided herein with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided however, that, if the Nevada General Corporation Law requires the payment of such expenses incurred by an officer or director in his or her capacity as an officer or director (and not in any other capacity in which service was or is rendered by such person while an officer or director, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, payment shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it shall ultimately be determined that such officer or director is not entitled to be indemnified under the Section or otherwise.

     If a claim hereunder is not paid in full by the Corporation within ninety days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful, in whole or in part, the claimant shall be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Nevada General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Nevada General Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

     The Corporation may maintain insurance, at its expense, to protect itself and any officer, director, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Nevada General Corporation Law.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification to any employee or agent of the Corporation to the fullest extent of the provisions of this Section with respect to the indemnification and advancement of expenses of officers and directors of the Corporation or individuals serving at the request of the Corporation as an officer, director, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission this indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against these liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of this issue.

                         DESCRIPTION OF BUSINESS

Background
----------

     Energy & Engine Technology Corporation was formed in the State of Nevada on November 16, 1999 under the name Bidder Communications, Inc. On December 5, 2001, the Company filed an Amendment to its Articles of Incorporation, changing the name of the company to Energy & Engine Technology Corporation.

     On September 7, 2001, the Company acquired 100% of the membership interests in Southern States Gas Gathering, LLC ("SSGG") for $153,828 in cash and common stock, which was recorded as an acquisition of assets. The assets acquired consisted primarily of an inactive 65 mile gas gathering system located in the Caddo Pine Island Field, Louisiana. Trailblazer Production Company, LLC ("Trailblazer"), acting as agent for Mees Pierson Unlimited ("Seller"), was an unrelated party at the time of the acquisition, and received a fee of $50,000 in cash plus common stock from the total purchase price for services rendered. Trailblazer (now inactive) was owned by the Company's Chief Executive Officer and Chief Financial Officer at the time of the acquisition.

     As part of the acquisition, the Company had also acquired from Seller (through its agent, Trailblazer), GlobalSat Technology data. In exchange for this data, the Company issued Trailblazer and Seller an option to acquire up to 25% of its interest in SSGG (the "Option") which the Company
deemed to have a nominal value.   The Seller and Trailblazer had also
retained a 6% royalty on gross income of SSGG (the "Royalty"). The Company also agreed that Trailblazer's and the Seller's ownership in the Company would not dilute for 2 years ("Non Dilution Agreement"). On August 5, 2002, the Agreement was amended as follows: 1) The GlobalSat Technology was returned to the Seller in exchange for the termination of the Option by Seller; 2) The Royalty was terminated and instead it was agreed that Seller would retain a 2% royalty on gross income of SSGG; and 3) the Non Dilution Agreement was terminated in exchange for 1,000,000 shares of the Company's common stock valued at $40,000 issued to the Seller. As of December 31, 2001, Trailblazer had relinquished all rights to the Royalty, the Non Dilution Agreement and the Option.

     On December 5, 2002, Wind Dancer Aviation Services, Inc. ("Wind Dancer"), a wholly owned subsidiary of the Company, purchased certain physical assets and inventory and fuel associated with the former Fixed Base Operator ("FBO"), at Stevens Field, Archuleta County, Colorado from the Board of County Commissioners of Archuleta County, Colorado. The total consideration paid was $103,376. The purchase price funds were provided by the Company in the form of an equity infusion into Wind Dancer. The nature of the business in which the assets were used was an FBO, and Wind Dancer continues to use the assets in an FBO.

Current Business
----------------

The Parent
----------

     The Company is pursuing a strategy to establish a technological presence in providing products to the long haul trucking and general aviation industries in America. With the national quest for a balanced energy policy that addresses consumption issues, it is seeking to do its part to contribute to reductions in our dependence on foreign energy sources which management believes is a national security issue. The Company currently has three divisions, all of which focus on innovative ways to conserve energy and/or make engine technology more efficient, less harmful to the environment and more effective: (1) its AXP 1000 auxiliary power generator for long haul trucks, (2) its Fixed Base Operator for general aviation aircraft in Pagosa Springs, Colorado and related general aviation STC development and marketing and (3) its Gas Gathering System, located in The Caddo Pine Island Field, in Caddo Parrish, Louisiana. As discussed below, the Company has determined to redirect its focus on the transportation industries, rather than on the energy gathering facet of its businesses.

AXP 1000
--------

Overview
--------

     The AXP 1000 is a device designed for new installation and retrofit to semi truck tractors which provides air conditioning and heating for long haul trucks and power generation without running the truck engine to provide "creature comforts" for the truck cab (i.e., heating, cooling and operation of devices requiring electrical power), while keeping the truck battery charged. The Company recently had filed four provisional patent applications on the device, which was converted to a traditional patent pending in 2003, and has recently filed a continuation in part to include further unique features. On December 2, 2002, the Company successfully installed its new Auxiliary Power Generator - "AXP 1000" on a truck, and the unit functioned properly, including providing power to the truck's cab HVAC unit. On January 2 and 3, 2003, an AXP 1000 unit was installed on a loaned truck, and road testing completed.

     The Company spent most of 2003 testing and making improvements to its AXP 1000. In December 2003, The Company commenced commercial sales of the AXP 1000 and is currently transitioning from a research and development stage to a marketing and sales and production stage.

Long Haul Trucking Industry
---------------------------

     The trucking industry is a $255.5 billion industry in the U.S. with 1,900,000 Class 7 and 8 trucks (Source: TruckInfo.net as of March 25, review of their website). The average truck driver in the United States makes 30.3 cents per mile and an average of $32,000 per year, leading to the assumption that the drivers travel an average of over 90,000 miles per year. The trucking industry accounts for 12.8% of all the fuel purchased in the U.S., with the average 2004 per gallon price of diesel estimated at $1.58 per gallon (up from $1.26 in 2002).

     The Argonne National Laboratory Report entitled "Analysis of Technology Options to Reduce the Fuel Consumption of Idling Trucks" by F. Stodolsky,
L. Guines and A. Vyus, dated June 1, 2000 ("Argonne Report") contains various calculations of savings by utilization of technology options to idling, including auxiliary power generators, which show the potential for massive reductions in fuel consumption. In conclusion, the Argonne Report states:
"[any] of the listed alternatives has significant potential to reduce all
impacts compared to idling overnight...   Auxiliary power units [may] reduce
energy and petroleum use and CO2 emissions by more than 80% for the entire year" (using assumption of 458,000 trucks with 85 days of heating at 10 hours per day and 218 days with average cooling at 4.5 hours per day).

     Furthermore, according to an article on the Transportation Technology and R&D Center website, called "Truckers: Don't Let Your Profits Go Up In Smoke," assuming 1,830 hours of idling a year, a single truck emits about 22 tons of carbon dioxide;...390 pounds of carbon monoxide; and 1,024 pounds of nitrous oxides." The article, in a parenthetical, states there are approximately 480,000 Class 7 and 8 trucks.

     Effective as of midnight, January 4, 2004 new federal regulations were implemented which significantly curtail long haul truck driver time, thus increasing the length of rest intervals, and the need for idling alternatives such as EENT's AXP 1000 device. In summary, the regulations permit truck drivers to drive for 11 hours, only after having spent 10 consecutive hours off duty and limit the number of hours a driver may be on duty in any consecutive 7 day period to 60. The Federal Motor Carrier Safety Administration ("FMCSA") stated in a December 30, 2003 press release that federal and state regulators plan to spend the first 60 days after implementation in "an aggressive education campaign and enforcing egregious violations" in the first regulations in this area enacted in over 60 years. In fact, the FMCSA website states that 47 of 50 states plan to immediately cite violations of regulations.

     These new regulations are touted to greatly improve safety for the 2.6 million long haul trucks in the U.S., according to the above cited press release, and are projected to save 75 lives and prevent over 1,300 driver fatigue related injuries and 6,900 property casualty crashes each year, with over $628 million in cost savings to the American economy. However, the American economy's gain is the trucking industry's loss. According to a January 2, 2004 article on the Sun-Sentinel's website, the cost to trucking companies could rise so significantly that manufacturer shipping costs could rise 2 percent to 19 percent in the near future.

Detailed Information on the AXP 1000 Product
--------------------------------------------

     The AXP 1000 is a device designed for new installation and retrofit to semi truck tractors which provides air conditioning and heating for long haul trucks and power generation without running the truck engine to provide "creature comforts" for the truck cab (i.e.: heating, cooling and operation of devices requiring electrical power), while keeping the truck battery charged. The Company recently had filed four provisional patent applications on the device, which was converted to a traditional patent pending in 2003, and has recently filed a continuation in part to include further unique features.

     Recent federal and state laws and regulations collectively limit both the number of hours per day that long haul truckers may drive and the number of non-driving hours they may allow their trucks to idle. Trucks burn a considerable amount of diesel fuel when idling and release harmful emissions into the atmosphere. According to the U.S. Department of Energy's Transportation Technology R&D Center's website, with a 1,000 RPM engine and truck accessories with a 10 brake horsepower, the total yearly savings for fuel costs, preventative maintenance and overhauls would be approximately $5,280, even with diesel at a modest $1.35 per gallon. The AXP 1000 reduces fuel consumption and release of noxious emissions, as well as lowering the truck maintenance burden. Reduced engine running time lengthens the intervals between scheduled maintenance on the truck's engine.

     These claims are borne out by industry research. According to the Argonne Report, "long-haul trucks idling overnight consume more than 838 million gallons of fuel annually." The report continues on to indicate that various technology solutions, which reduce idling time, can also be effective methods of saving fuel, reducing maintenance costs and lowering emissions. One such solution is the AXP 1000.

     The AXP 1000 also has the potential to be a significant money saver. The device retails for $5,495, so it may pay for itself in less than one year, based upon the cost savings estimates above. Given that the average truck is rotated every three years or 1,000,000 miles by large companies, and the device pays for itself in less than one year on average, we believe the device is destined to be a priority for long haul truck fleets interested in cost savings.

     While there are several other direct competitors in this market, the Company believes that its device occupies a unique niche as it is one of the lightest devices on the market, has a low maintenance burden and is one of the least expensive auxiliary power units ("APUs") available. According to the Argonne Report, other technology options to reduce idling (such as direct-fired heaters, which raise safety concerns, in addition to high retrofitting costs and unknown reliability, thermal storage systems, which is a relatively new technology without any active manufacturer, and truck stop electrification (there are almost no truck stops currently offering plug-ins in the U.S.)) are not currently viable.

Early Installations
-------------------

     On December 2, 2002, the Company successfully installed its new Auxiliary Power Generator - "AXP 1000" on a truck, and the unit functioned properly, including providing power to the truck's cab HVAC unit. The Company has successfully completed its second test of its Auxiliary Power Generator -
"AXP 1000", on January 3, 2003. The unit was mounted on a truck and connected to the batteries and HVAC unit, and a dedicated start mechanism was installed. The unit generated electricity in excess of that needed to charge the truck batteries and run the HVAC system and other electronics inside the truck cab. The unit was installed in the unique mounting location sought, tied into the stack and installation brackets were designed and utilized which allow for truck vibration dampening.

Product Supply and Installations
--------------------------------

     In Summer 2003, the Company also received its 150 prepaid-for Lombardini engines at its sole contract manufacturing facility, BMZ Generators, in Pompano Beach, FL, in preparation for commencement of regular production. The engines are EPA approved and CARB (California Air Resource Board) certified. The Company also prepaid for 180 generators. In June 2003, the Company engaged in discussions with BMZ regarding a possible equity purchase by the Company in BMZ. On March 4, 2004, the Company announced that it had agreed to definitive terms to acquire BMZ. In May, 2004, the Company executed a definitive agreement to acquire the assets of BMZ and related intellectual property. The purchase price was a total of up to $2,000,000, with $500,000 cash (subject to prepaid deposits and $200,000 to be paid directly by the Company to the contractor in the process of building out the interior of the new facility to be occupied by the Company and owned by Freddy Pereira, BMZ's owner (leased by the Company on market terms)) and $500,000 in the Company's restricted stock due at the time of closing and presentation of complete documentation on the intellectual property being purchased, and up to $1,000,000 in cash due over a period of 5 years, based on various performance criteria. The transaction closed effective July 1, 2004.

     The first commercial installation of an AXP 1000 unit occurred in Oklahoma City, OK on Friday, December 12, 2003. Two more installations, occurred in early January, 2004.

     An additional 5 units were installed in the ensuing weeks in the first quarter both in Oklahoma City and the Company's Dallas installation facility.

     The Company is encouraged by its proven uniqueness as compared to other products in the market. One major way in which it shows its uniqueness is the versatility in its ability to be installed in nonstandard locations. In one of the installations in Oklahoma City, the unit was installed between the frame rails directly below a previously installed "headache rack" (safety barrier between the back of the truck cab and trailer). To accommodate the rack which sits above the rails in the usual AXP 1000 mounting position, the Company's unit was mounted further down between the rails, as made possible due to its compact size. Additionally, the between the rail mounting position maintains balanced weight distribution and preserves side rail space needed for installation of additional items such as larger fuel tanks and toolboxes.

Sources of Supply and Assembly Information
------------------------------------------

     The source of supplies used to assemble the AXP 1000 are off the shelf products which are readily available. Major items include Lombardini USA for the motor, BMZ Generators & Welders, Inc. ("BMZ") for the generators and Frigette for the HVAC unit. There is no need for government approval of principal products and services, and the BMZ generator meets standards for US military applications. Research and development expense incurred during the year ended December 31, 2003 was approximately $126,785 (product development). as discussed below, the Company acquired the assets of BMZ on July 1, 2004.

     In early June 2003, the Company had prepaid deposits for 180 generators with BMZ and 150 engines with Lombardini. While all of the engines have been delivered, generator delivery has been delayed in part due to lack of storage space and other production issues. While assembly of AXP 1000 units has been slower than expected due to the existing strict space limitations at the current BMZ location, it is anticipated that, at full capacity, with more than one shift running per day, the facility could eventually produce 500 units per month, although initial capacity in the new facility is anticipated to be 100 units per month.

     In November 2003, the Company engaged Decimal Engineering of Pompano Beach, Florida to manufacture the enclosures for its AXP 1000 device. Decimal Engineering, Inc. is a full service precision sheet metal fabricator and machine shop specializing in the electronics, telecommunications, medical, computer, automotive and marine related industries, which has been operating since 1968 in South Florida. Currently, Decimal is fully automated and employs more than 80 people, working 2 shifts, and its sales have grown on an average of 15% per year for the last several years. Because of its extensive facility, Decimal has the current ability to keep up with enclosure manufacturing demand as the Company's AXP 1000 order flow increases.

Acquisitions
------------

     In June 2003, the Company engaged in discussions with BMZ regarding a possible equity purchase by the Company in BMZ. On March 4, 2004, the Company announced that it had agreed to definitive terms to acquire BMZ. In May, 2004, the Company executed a definitive agreement to acquire the assets of BMZ and related intellectual property. The purchase price was a total of up to $2,000,000, with $500,000 cash (subject to prepaid deposits and $200,000 to be paid directly by the Company to the contractor in the process of building out the interior of the new facility to be occupied by the Company and owned by Freddy Pereira, BMZ's owner (leased by the Company on market terms)) and $500,000 in the Company's restricted stock due at the time of closing and presentation of complete documentation on the intellectual property being purchased, and up to $1,000,000 in cash due over a period of 5 years, based on various performance criteria. The transaction closed effective July 1, 2004.

On May 19, 2004, the Company entered into a definitive purchase agreement with BMZ and Freddy Pereira, the owner of BMZ, pursuant to which the Company was to purchase all of BMZ's assets and related intellectual property, owned by Pereira for $2,000,000, $500,000 in cash at closing and $500,000 in Company Common Stock upon presentation of written documentation for the intellectual property with the last $1,000,000 being paid out over five years based on certain earn out criteria from the ongoing business of the subsidiary which purchased the assets. EENT hired Pereira to run the business arising from the purchased assets as of July 1, 2004. The trans-action closed effective as of July 1, 2004, with BMZ Generators Technology, Inc., a wholly owned subsidiary of the Company, as the purchaser. Although the parties negotiated the stock value at $500,000, it is being recorded for accounting purposes at $700,280 based on the closing price of 2,801,120 shares of the Company's Common Stock, as of May 19, 2004, the date of the definitive agreement. The Company also issued these shares on June 4, 2004 in advance of the presentation of written documentation for the intellectual property as outlined in the definitive purchase agreement.

     BMZ is a Pompano Beach, FL manufacturing concern which has over 30 years of experience providing customers with equipment and service in the areas of power generators and custom designed/built power equipment for various industrial, military, and trucking applications. BMZ assembles, packages and ships units.

     In the acquisition of BMZ, the Company acquired the assembly facility for the AXP 1000 product (not including the underlying real estate), other assets of BMZ, and related intellectual property. The Company is to lease the 10,000 square foot Pompano Beach facility owned and currently being built out by BMZ's owner, Freddy Pereira.

Market and Marketing Plan
-------------------------

     The potential market for the AXP 1000 is 480,000 existing Class 7 and 8 trucks and 140,000 new trucks manufactured annually. The Company envisions a five step marketing plan for the AXP 1000 Program. The distribution channels would be through the Company and through each of the types of entities mentioned in the marketing plan.

     1.  Independent Owner/Operators (1 - 5 trucks per customer)

         a.  Focused Trade Shows
             i.  Mid America Truck Show in Louisville, KY
             ii. Great American Truck Show in Dallas, TX

         b.  Trucker Referral Program
             i. Cash referral fee for trucks who recommend customers which buy an AXP 1000

         c.  Target Publications
             i.  Fleet Owner Magazine
             ii. On the Road Magazine

     2.  Small Fleets (6 - 250 trucks)

         a.  Focused Trade Shows
             i.  Mid America Truck Show in Louisville, KY
             ii. Great American Truck Show in Dallas, TX

         b.  Target Publications
             i.  Fleet Owner Magazine
             ii. On the Road Magazine

         c.  Buying Clubs
             i.  Mercer Transportation
             ii. Jones Motor Transport

         d.  Implementation of Multi - tier Volume Discounts

     3.  Large Fleets (Over 250 trucks)

         a.  Focused Trade Shows
             i.   Mid America Truck Show in Louisville, KY
             ii.  Great American Truck Show in Dallas, TX
             iii. ATA Truck Show in San Antonio, TX

         b.  Target Publications
             i.  Fleet Owner Magazine
             ii. On the Road Magazine

         c.  Buying Club
             i.  Landstar

         d.  Implementation of Multi - tier Volume Discounts

         e.  Implementation of Test Programs

     4.  Truck Stops (i.e.: Travel Centers of America, Flying J)

         a. AXP 1000 is the only unit which could practically be marketed through truck stops due to short installation time

         b.  Minimal Inventory Investment (Offer of Net Period Terms)

         c. Fixed return (installation revenue) but ability to market other services for trucks stopping for AXP 1000 installation

         d.  Implementation of Multi - tier Volume Discounts

     5.  Independent Installation Facilities

         a.  Focused Trade Shows
             i.   Mid America Truck Show in Louisville, KY
             ii.  Great American Truck Show in Dallas, TX
             iii. ATA Truck Show in San Antonio, TX

         b.  Target Publications
             i.  Fleet Owner Magazine
             ii. On the Road Magazine

         c. Incentives for facilities to generate leads or the Company to provide geographic appropriate leads

         d.  Implementation of Multi - tier Volume Discounts

         e. Fixed return (installation revenue) but ability to market other services for truck at dealer for AXP 1000 installation

Competition
-----------

     The AXP 1000 faces significant competition from other auxiliary power units and stationary idle eliminating technologies.

     Major auxiliary power units include Rig Master, Pony Pack, Pro Heat, Truck Gen and Idle Eliminator. Generally, these units are more expensive and heavier in weight than the AXP 1000. Also, some are belt driven versus direct drive and/or water cooled instead of air cooled, which generates the likelihood of increased maintenance instances over the AXP 1000. Also, the AXP 1000 exhibits versatility of installation location as it can be mounted between the rails instead of on the side rails, permitting use of the side railing for installation of other accessories (i.e.: tool boxes).

     Fixed location alternatives to an APU include truck electrification and Idle Aire. Truck electrification consists of shorepower Truck Stop Electrification systems that provide grid electricity to stationary, long-haul trucks for the operation of onboard HVAC units, block heaters, and in-cab convenience appliances. Idle Aire consists of an umbilical duct, connected through the truck cab's passenger side window, which delivers heat, air conditioning and power to the cab. These alternatives carry obvious disadvantages in that a large capital outlay is required by the truck stop, thereby limiting the locations where the technologies are available. The AXP 1000 can be utilized anywhere a truck is stopped.

Wind Dancer Aviation Services, Inc.
-----------------------------------

Overview
--------

     The Company owns the fixed base operator ("FBO"), which is the equivalent of a service station for aircraft, at Stevens Field, Pagosa Springs, Colorado. The Company plans to provide aircraft engine enhancements and installation activities there. The FBO provides fuel, oxygen, aircraft parking, flight training and catering, ground transportation, supplies, pilots' lounge, and rental cars, in addition to becoming a major center for aircraft repair, maintenance and upgrades. The intent is to build the business by offering unique products and services while developing a service organization to provide major overhaul and enhancements. The initial stage of the business plan consists of basic FBO services offered to an expanded customer base.
The Company believes it can attract significant additional business through expansion of services offered and an effective public relations effort. As described below, the Company also intends to acquire additional Supplemental

Type Certificates ("STCs") to allow it to offer additional and unique services and enhancements for planes. A very unique opportunity to expand the Company's FBO business exists due to an FAA-sponsored $16 million capital improvement program at the Stevens Field Airport, which is scheduled to be completed in late 2004.

Detailed Information
--------------------

     On December 5, 2002, Wind Dancer purchased certain physical assets and inventory and fuel associated with the former FBO, at Stevens Field, Archuleta County, Colorado from the Board of County Commissioners of Archuleta County, Colorado. The total consideration paid was $103,376, which was paid in cash.

     In December 2003, the Company repaid the loan used to finance the acquisition in full.

     Wind Dancer operates the FBO through a Fixed Base Operator Agreement and Hangar Lease, dated October 16, 2002 (the "Lease") with the Board of County Commissioners of Archuleta County, Colorado (the "Board"), which is the owner of Stevens Field Airport, where the FBO is located. The effective date of the Lease was December 5, 2002, which was the closing date of the asset acquisition.

     The material terms of the Lease are:

     Term: 10 years plus one 10 year renewal. Right of first refusal on further renewals.

     Rent: $9,600 per year with CPI adjustments commencing in year two and increases of 18% per year commencing in year six. Rent during initial term capped at $22,000 per year. Fair market rent starting in year 11.

     Fuel Flowage Fee:  $0.05 per gallon of fuel sold by the Company is paid to Archuleta County.

     Aircraft Parking Fee:  70% of aircraft parking fees charged by the
                            Company are paid to Archuleta County.

     Required Services:  The FBO is required to provide ground guidance, aircraft fueling, apron servicing, pilot facilities, telephone and flight planning, Unicom and pilot supplies.

     Authorized Services:  The FBO is permitted to provide aircraft maintenance, flight services, aircraft rentals and sales, flight instruction, ramp services, catering, heating and de-icing, oxygen and other gasses, engine starting and rental vehicles.

     Operating Standards:  Includes required open hours during summer and winter season and handling and storage of aviation fuel per the fuel farm covered by the Lease.

     The intent is to build the business by offering unique products and services while developing a service organization to provide major overhaul and enhancements. The initial stage of the business plan consists of basic FBO services offered to an expanded customer base. The Company believes it can attract significant additional business through expansion of services offered and an effective public relations effort (in conjunction with the Airport and local government). Wind Dancer stands to benefit from the ongoing major improvements at Stevens Field, which are being sponsored by the FAA, which should substantially increase air traffic upon completion due to increased capacity as to planes which will be able to land at and take off from the airport. Phase I of the improvements, which consisted of purchasing land and completing improvements to 500 feet of runway at the far end of the Field, is finished. The Project has commenced Phase II, which consists of the balance of the rebuild of the runway to allow aircraft of up to 70,000 pounds to land and take off, brings the total Project cost to approximately $16,000,000.

     In 2003, the Company purchased over 50 STCs, for a purchase price of over $100,000. STCs are supplemental type certificates which are unique designs for aircraft parts, which are FAA-approved for exclusive installation of specific parts on specific aircraft types. The owner of an STC has the exclusive right to manufacture a specific part for a particular aircraft type, which right provides expanded protection beyond that offered by a patent.
The STCs acquired by the Company are for various types of turbocharger kits, which enable already existing engines to travel more efficiently at higher altitudes, therefore prolonging the usefulness of existing engine technologies. The development of the STC projects is a long term goal, and will require additional capital to be effective. As a result, the Company is currently concentrating its efforts on Wind Dancer's other businesses.

     As of early April 2004, Wind Dancer has streamlined its operations in the short term to focus on fuel sales and maintenance, including installation of third party turbocharger systems. In addition, Wind Dancer terminated the employment of its former President thus significantly reducing personnel costs.

Aircraft Enhancements
---------------------

     FAA Type Certificates (TC) and Supplemental Type Certificates (STC) are the aviation equivalents of a patent. If the manufacturer decides to make major changes to an airframe design, it must go through a new FAA certification program. An examination of the fuselage of Aero Commanders and most other general aviation aircraft will show relatively little change over a 30 year period. The basic airframe is designed to last 10,000 to 25,000 hours and the average yearly use is 200 flying hours (50 to 125 years). Aircraft manufacturers are producing airplanes today that were designed and certified by the FAA 20, 30 or even 50 years ago.

     FAA regulations do not require prior FAA certification (but do require approval of STCs) of individuals or entities seeking to be STC proponents to design and manufacture improvements for aircraft as long as the improve-ments meet FAA regulations, and the proponents perform the required engineer-ing documentation and testing to qualify for a STC. The TC/STC process has a monopolistic effect because regulations restrict aircraft owners from installing any part or device on a plane which does not carry a STC approval for that particular plane. Cost to obtain STC approval, narrow market and limited expertise discourage competition.

     The Company hopes to eventually capitalize on this opportunity in the aircraft industry with its new STC acquisitions for several enhancements to existing types of general aviation aircraft. However, this is a long term goal and will require additional capital investment. As a result, the Company is currently concentrating its efforts on Wind Dancer's other business.

     There is a large potential market of such aircraft in need of modernization to provide better performance and increased speed, comfort and utilization.

Turbocharger Power Systems
--------------------------

     Many general aviation aircraft lack modern, high power engines due to static designs. Since the airframes are still very much in demand, there is huge potential to upgrade through provision of modernization enhancement such as engine turbo charger kits. In early days of aircraft turbo-charging, little was known, understood or given attention to the effects of induction heat caused by the air being compressed. The early systems were designed so the aircraft owner could choose either normally aspirated or turbo-charged. A problem developed later when a turbocharger "coked up" because the turbine did not run continuously. Much has recently been learned about inter-cooling, maximizing gas velocities, waste gate controls and sealed exhaust systems.

     Turbocharging an engine increases power produced by an engine and facilitates equal power output at various altitudes. Normally aspirated engines vary in power output relative to altitude; therefore, the addition of a turbocharger to a normally aspirated engine increases and stabilizes power output which in turn increases payload limit of the airplane. Turbo-charging also decreases noise two ways. First, the turbocharger converts 60% of the exhaust energy (noise) into useful work turning the compressor. Power now available at altitude allows a decrease in propeller RPM decreasing tip speed, a 8% to 16% noise reduction. Second, inter-cooling is extremely important because when air is compressed it gets hot. It is not unusual for temperatures to exceed 300 degrees F. For every 10 degree increase in the temperature of the air, 1% of the available power is lost.

     The distribution of products and services will be through Wind Dancer. There is no direct competition to the FBO as the FBO is the only one operating at Stevens Field, although the Lease does provide that the Board may authorize further FBOs in the future, as required by federal law and regulation (but, as Wind Dancer occupies the only hangar, a new FBO would need to secure a new hangar). The major raw material is aviation gas and jet fuel, which Wind Dancer purchases from Western Petroleum, Inc., to which is a Chevron supplier. Wind Dancer has negotiated a full fuel supply contract with Western Petroleum, which shall also include a nominal amount of capital expenditure financing. Wind Dancer does not depend on any one or several major customers, and its customer base is both local pilots and transient general aviation aircraft business. Wind Dancer has no intellectual property other than the more than 50 STCs that it purchased in 2003. There is governmental approval required to obtain STCs; however, Wind Dancer anticipated that when it purchased the STCs, governmental approval to transfer the STCs to EENT would be obtainable. The aircraft industry is heavily regulated by the FAA, and many of the STCs require updating. There are compliance requirements for environmental purposes for fuel spills at the federal, state and local government levels, which the FBO complies with. These are the similar standards to any business which stores fuel and are not material to the Company's business. While the

Company is exploring the efficacy of pursuing the STC program, at present, it has determined that the priority is to use available cash to fund AXP 1000 needs, and it is considering sale of some of its STCs to a third party.

     Additionally, the FBO's liability insurance includes hangarkeeper's liability which covers fuel spills from the FBO fuel trucks up to policy limits. The fuel farm is not owned by the FBO; however, the FBO has usage and may have exposure if it were not covered by its insurance.

     The management team has substantial experience in the engine manufact-uring and aviation fields. This will greatly assist in the redirected core businesses.

Gas Gathering Enterprises, LLC
------------------------------

Overview
--------

     The Company's Gas Gathering System is located in Caddo Parish, Louisiana in the Caddo Pine Island Field (the "Field"), which was discovered in 1905. Several geological formations have been developed for both oil and gas production, with over 25,000 successful wells having been drilled to date. In recent years, new drilling (400 to 500 wells) continues to produce shallow gas as well as some deeper oil and gas zones. The Company's Gas Gathering System is a branch-like construction approximately 72 miles long, which winds throughout portions of the Field that have heavy concentrations of wells. Ready access to various leases throughout the Field provides a convenient, inexpensive method of gathering the vast amounts of casing head gas that are otherwise vented into the atmosphere from the more than 10,000 Annona Chalk wells which are located in the Field. Despite the fact that the Field has been in operation since 1905, it is estimated that only 15% to 20% of the total oil and gas reserves in the Field have been captured.

Natural Gas Industry
--------------------

     According to the U.S. Department of Energy Information Administration's Historical Natural Gas Annual 1930 - 2000, dated December 2001, total U.S. consumption of natural gas in 2000 was 22,546,944 million cubic feet. From 1983 - 1999, consumption increased on an annual basis, although the numbers in 2000 showed a slight decrease from 1999. This recent historical increase in demand demonstrates a burgeoning market. Smaller companies can capitalize on the fact that major players in the oil and gas industry often ignore or abandon smaller, less productive fields and formations, preferring the large profits available in easily accessible fields, although these smaller fields still yield significant amounts of gas. The natural gas market is a $90 billion per year industry (U.S. DOE 1999 report). An article published by Hoovers, entitled "Energy", by Stuart Hampton, states: "Increased demand for natural gas to fuel power plants has encouraged more exploration for that resource as well, and it has created more business for natural gas transporters and marketers." The Company's Gas Gathering System addresses the growing national need for alternatives to the traditional sources of energy, in particular to foreign crude oil.

Detailed Information
--------------------

     As Americans seek more and better ways to trim their energy costs and consumption and to reduce dependence on foreign energy resources, greater
                                       30

emphasis is being placed on finding viable fuel alternatives. The Company is contributing to the effort to reduce Western dependence on foreign energy sources by capturing and making available natural gas that would otherwise be vented into the atmosphere during the oil pumping process.

     Since producers in the Field typically vent casing head gas into the atmosphere, wasting what is otherwise a valuable commodity, the Company's Gas Gathering System offers these producers a way to increase revenue through the capture and sale of the natural gas. Since the Company's Gas Gathering System does not cross any state lines and is not a "pipeline", it is exempt from most of the state and federal regulations that apply to pipelines. The Company's Gas Gathering System enables oil producers to capture an otherwise dissipated revenue stream, providing valuable natural gas to market.

     In 2002, the Company had significant challenges in operation of its Gas Gathering System. Its original gas purchaser, Prism, was shut down approximately six weeks during the first three quarters of 2002. The Company then attempted to sell its gas to Koch/Gulf South through an intermediary, Metro Energy, which is located in the Caddo Pine Island Field, but Metro lacked sufficient equipment to process the gas. The Company was not able to sell directly to Koch due to the amount of capital required to be able to install and run the necessary equipment.

     Therefore, the Company determined on February 18, 2003 that its best course of action is to attempt to sell the Gas Gathering System. During the first quarter of 2003, the Company approached in excess of six different parties to locate a purchaser. It only identified one interested party (American West Resources, Inc. of Fort Worth, TX ("American West")) with which it has a letter of intent to sell the system (100% of the membership interest in Gas Gathering Enterprises, LLC, the Company's wholly owned subsidiary, which owns the system) for a purchase price of $500,000.
Pursuant to the letter of intent, dated March 7, 2003, American West was entitled to a 30 day exclusive period in which to post a $50,000 non refundable deposit to purchase the system, with closing no later than 90 days from March 7, 2003. On April 3, 2003, the Company signed an amendment to the letter of intent to extend the exclusive period to expire no later than 60 days from March 7, 2003. On May 8, 2003, the Company entered into a revised letter of intent with American West whereby the purchase price would be $500,000, if the closing occurred on or before November 1, 2003, $650,000 if the closing occurred between November 2, 2003 and May 1, 2004 and $800,000 if the closing occurred between May 2, 2004 and November 1, 2004. Upon closing the Company would have also retained an 8% net profit interest in gas gathering as defined in the letter of intent.

     Prior to closing, American West was to operate the system and receive all gross proceeds until November 1, 2003, with the Company receiving 50% of net proceeds thereafter until closing. The President, Chief Executive Officer and majority shareholder of America West is the father in law of the Company's President and Chief Executive Officer. Effective as of June 30, 2004, the Letter of Intent was terminated. The Company derived no significant revenue from the system in 2003 and, as of March 31, 2004, had not derived any significant revenue from the system in 2004. The System is currently not operating.

     As stated below in "Management's Discussion and Analysis", there had been no assurances that America West would have the financial wherewithal to close on the transaction, so the Company is seeking other avenues to sell the system and does not view the Gas Gathering System as a continuing operation in the future. The Letter of Intent has been terminated, and there is no ongoing relationship with America West.

Other
-----

     There have been no bankruptcy, receiverships, or similar proceedings by or against the Company.

     As of December 31, 2003, the Company and its subsidiaries had five full time employees and three part time employees other than its officers and directors. Each of the Company's CEO, CFO and General Counsel are to receive a salary of $180,000 per year, but the CEO received less than $100,000 in 2003 and the CFO and General Counsel each received under $80,000. Unpaid salaries are being accrued. None of the employees is represented by a collective bargaining agreement.

     The Company is a "reporting company" under Section 12(g) of the Securities Exchange Act of 1934 and accordingly is required to file all reports required thereby including but not limited to Annual Reports, on Form 10-KS/B and Quarterly Reports, on Form 10-QS/B. The public may read and copy any materials the Company files with the commission at the Commission's Public Reference Room at 450 Fifth Street, NW, Washington, D.C. 20549, and the public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements, and other information regarding issuers that, like the Company, file electronically with the SEC at www.sec.gov. In addition, the public may gain access to all of the Company's SEC filings on its website at www.eent.net.

     Except as described above, the Company is not subject to any governmental regulation. We will send an annual report to security holders in advance of our November 2004 Annual Shareholders Meeting, as mandated by Regulation 14A promulgated under the Securities Exchange Act of 1934. The amount of resources expended on Research and Development in 2002 and 2003 was approximately $110,000 and $127,000 respectively (and does not include product development) and none of these activities is borne directly by customers.

MANAGEMENT'S DISCUSSION AND ANALYSIS
------------------------------------

Background and Overview
-----------------------

     The Company operates businesses which provide products to various aspects of the transportation industry (long haul trucking and general aviation) which supply innovative products to promote efficiency of operation of motor vehicles, reduce fuel consumption and assist in reducing pollutive emissions from operation of motor vehicles.

     The Company also owns a natural gas gathering system in Louisiana, which was being operated by a related third party, American West Resources, Inc., as of June 30, 2004, which also had an option to purchase such System; however, minimal amounts of revenue were generated from the System activity during 2003, or the six months ended June 30, 2004 and the manager did not exercise its option. Although the manager has had gas flow through the System and the potential to increase such flow, the System has been subject in recent months to several hiatuses in operation. Additionally, the manager had not provided Registrant with any definitive indication as to availability of cash flow to continue operation or ability to raise investment funds to purchase the System, despite requests from Registrant. Therefore, Registrant has concluded that it is unlikely that the manager will be able to close and has terminated the letter of intent with the manager to purchase the System and has shifted focus away from the System. However, Registrant is currently seeking alternative buyers for the System.

     Long Haul Trucking Industry and the AXP 1000 (according to statistics gleaned from Truckinfo.net in late March 2004):

     * The overall U.S. trucking industry employs over 9 million individuals, with an estimated 15.5 million trucks overall, of these
         1.9 million are tractor trailers.

     * There are an estimated 3.3 million truck drivers, with 10% being independent truckers (mostly owner operators).

     * There are also over 360,000 trucking companies with 96% operating 28 or fewer trucks.

     *   Total revenue estimates are $255 billion per year.

     * However, profit margins are very small ($.048 per dollar of revenue), and the average trucker earns under $40,000 per year, with 12.8% of all fuel purchased belonging to truckers.

     * The U.S. Department of Labor estimates that the demand for employment of truck drivers may triple by 2020 from current levels.

     Given these small profit margins and the January 2004 federal mandates requiring 10 hours of rest for every 11 hours driven (combined with the state and local anti idling laws), there is a need for solutions which can achieve the combined goals of: utilizing all means possible to take measures to increase profit margin and compliance with the increased and more enforced federal and state legislation affecting long haul trucks. Solutions to be used must combine these two goals. Hence, the increasing popularity of auxiliary power units ("APUs") other alternatives, such as truck stop electrification, exist, but require large capital expenditures and are thus less likely to become prevalent.

     The Company's experience is that although APUs have been around for several years, the recent increase in diesel prices, combined with stricter enforcement, has placed a spotlight on this cottage industry (with industry estimates that it could become a $2.5 billion dollar per year industry), which heretofore had been filled with small niche players with minimal followings. Such newfound industry is evident from the formation of a trade association for APU manufacturers (Idle Eliminators Manufacturing Association) and various conferences (such as the May 2004 Anti Idling Conference in Albany, New York). Additionally, EENT has participated in several trucking industry trade shows over the past 13 months, with increased interest in the AXP 1000 at each show.

     Given the size of the market, EENT believes that there is ample room for itself and its competitors. With estimates of 500,000 or more long haul trucks on the road today, even if EENT were to only capture a 1% market share, with an average sales price of $5000 per unit, this represents gross revenues of $25,000,000. If EENT can overcome its two biggest challenges, sound and production, EENT believes it can sell 1000 - 2000 units in 2004, which would yield $5,000,000 - $10,000,000 in sales.

     The AXP 1000 has also been successful in distinguishing itself from its competitors in several areas, including:

     *   Lower cost

     *   Lighter weight

     *   Only unit to sit between the rails

     *   Low maintenance burden

     The biggest overall challenge is coordinating production/supply chain and sales. EENT has purchased BMZ Generators, its contract assembly facility, which in its current space can assemble 30 - 50 generators per month. BMZ's owner, Freddy Pereira, has purchased a large facility in Pompano Beach, Florida, which has been built out and the Certificate of Occupancy issued as of the first week of August, 2004. EENT hopes to spend the next few weeks moving into the space with production to commence in late August and early September 2004. EENT will be leasing space from Pereira and expects initial assembly volume to be close to 100 units per month at some point during the fourth quarter of 2004. By purchasing BMZ, EENT will also have direct access to its generator manufacturer, thus controlling supply.

     The BMZ purchase gives EENT the opportunity to expand into other stand alone and portable generator markets in the future, such as the marine, aviation and military industries, thus giving it flexibility in expansion of revenue base should the APU market become saturated. Also, the facility will become, under the aegis of Freddy Pereira, ISO 9001 certified, allowing it to be an industry accepted testing facility for its products.

     On the supply chain issue, in March 2004, Registrant's CEO and CFO traveled with BMZ owner, Freddy Pereira, to meet with the manufacturer of the custom made generator used in the AXP 1000. The meetings proved successful in allowing Registrant to conduct sufficient due diligence to be comfortable that the manufacturer will be able to meet Registrant's increasing product need.

     With regard to the challenge of reducing the sound emission level with the AXP 1000, Registrant is applying to a program sponsored by NASA, called SATOP (Space Alliance Technology Outreach Program) which provides up to 40 hours of free technology assistance to small businesses looking to apply space technology (such as noise reduction) to the private sector. EENT is in the process of applying for the program and feels that it meets the outlined qualifications. Additionally, Registrant is exploring opportunities in the private sector to take advantage of quieter technologies; however, sound reduction is proving to be a more difficult task than originally anticipated. It is significant to note that, although noise reduction is an ongoing process, the sound level from the AXP 1000 is still significantly lower than from a truck's main engine or the generator used for cooling by reefers (refrigerated truck trailers).

General Aviation/Wind Dancer:

     The discussion in the business section provides ample detail on the industry. While EENT had placed great confidence in the ability to produce marketable product from its STC purchases experience has shown that this process will take significantly more time and funding than anticipated. Therefore, EENT has determined to instead concentrate on Wind Dancer's "bread and butter" businesses - fuel sales and general aviation aircraft maintenance and installation of third party turbocharger systems. While Wind Dancer will not generate large amounts of revenue, it is generating at present, an average of $30,000 per month, and although there will be a dip over the summer as the Stevens Field runway length is reduced to 4000 feet, upon completion of runway renovations, Wind Dancer will benefit from the ability of jet aircraft to take off with full loads of fuel (increase in weight to 70,000 lbs. from 16,000 lbs.), which should greatly increase Wind Dancer's sale of jet fuel, from increased number of jets using the airport, and jets purchasing more fuel (instead of taking off with partially filled tanks due to weight limitation with the need to stop at another general aviation airport with higher weight capacity to top off tanks). While EENT is exploring the efficacy of pursuing the STC program, at present, it has determined that the priority is to use available cash to fund AXP 1000 needs, and it is considering sale of some of its STCs to a third party.

Additional 2004 Goals:

     Management has, in addition to product specific goals, undertaken to use its reasonable best efforts to accomplish the following in 2004:

     * Listing on the Australian Stock Exchange to ease buying and selling of EENT stock by Pacific Rim Shareholders

     * Preparation for listing on a U.S. regulated exchange (most probably the American Stock Exchange) and effectuating that listing, depending on ability to meet listing criteria, in late 2004 or early 2005

     * Implementation of further internal controls and policies and procedures to continue to self manage the growth of Registrant's business and personnel as the business expands

     * Possible sale of non revenue generating assets, such as the Gas Gathering System, and certain STCs owned by Wind Dancer Aviation, to create additional cash available to utilize in the growth of the AXP 1000 and Wind Dancer business segments and to explore additional genset applications, as discussed under the AXP 1000 heading above

     * Shift from reliance of use of outside consultants for support services (such as investor relations) to self reliance for such services through the use of internal resources and personnel

     * Identification of new markets for products and long range business planning for all business units

RESULTS OF OPERATIONS
---------------------

     During the six months ended June 30, 2004, the Company had realized revenues of $220,831, $180,579 from its operations of the Wind Dancer Aviation Services, Inc. subsidiary, $40,008 from sales of the AXP and $244 from Gas Gathering Systems. The delays in production of the AXP 1000 product continue as EENT, as of the date of filing this Form SB-2, is poised to move into the new facility being leased from Fernando A. Pereira in Pompano Beach, Florida. Production is expected to be sluggish until the new facility is complete and

EENT is able to move assembly operations there. The revenues from Wind Dancer Aviation continue to be consistently derived from fuel sales (which has been lower than anticipated this Summer due to the runway construction which has caused only 3900 feet of runway to be available causing many planes to land at other area airports) and aircraft maintenance work. The STC-derived turbocharger business is a long term capital intensive proposition, which EENT has deemed to not be a priority for capital investment at present.

     With regard to EENT's gas gathering system, EENT has terminated the relationship with American West Resources for lack of success and lack of demonstration of ability to fund purchase of the System. EENT is looking for other opportunities to sell the System but in the interim has "shut in" the System to avoid further losses.

     The Company had a net loss of $772,752 for the six months ended June 30, 2003 and of $2,505,276 for the six months ended June 30, 2004, resulting in a net loss per share of $.03 and $.03 respectively. The marked increase in net loss is based primarily on financing costs but also on increased overhead costs as the Company prepares for production and increases staff and equipment in order to become production ready.

     Selling, general and administrative expenses for the six months ended June 30, 2003 and June 30, 2004 were $682,993 and $750,327 respectively. The increase in selling, general and administrative expenses is based primarily upon increases in overhead costs due to increases in staff and equipment as the Company prepares for production of its products.

As of December 31, 2002, Registrant had realized minimal revenues of $99,257. As of December 31, 2003, Registrant had realized revenues of $383,262. The major source of revenue was Registrant's wholly owned subsidiary, Wind Dancer Aviation, which completed its first full year of operation in 2003. Sales and installations of AXP 1000 units did commence in December 2003, but revenues yielded were minimal. As AXP 1000 sales increase, the revenue generated from that business segment are expected to increase dramatically. Also, although Wind Dancer has not been able to capitalize on the STC development aspect of its business plan, due to challenges of capital and time needed to fully develop product, it has cut costs and dramatically increased the amount of its maintenance work and installations of third party turbocharger systems and related items in early 2004, a trend expected to continue. With the completion of the expanded runway in 2004, which should greatly increase fuel sales (which will taper off over the Summer 2004 when the runway is partially shut down (only 4000 feet open), fuel sales (especially jet fuel) should increase markedly.

Operating expenses for the year ended December 31, 2003 were $4,818,463, as opposed to $1,688,934 for the year ended December 31, 2002. The reason for the increase in expenses was that Registrant increased operations and hired several outside consultants on a stock compensation basis, as cash was a limited commodity. In 2003, Registrant retired debt in the aggregate amount of $251,884. Of the $4,818,463, $1,462,745 was due to selling, general and administrative expenses, with $126,785 in product development, $24,719 in Gas Gathering System operating expenses, and $540,000 in officer salaries (approximately $609,523 (aggregate 2002 and 2003) of which is accrued and not paid).

Both the AXP 1000 business and Wind Dancer Aviation lost significant amounts of money in 2003 as both were still in a development stage and thus required cash outlays without corresponding returns. Additionally, Registrant paid for approximately $236,861 worth of inventory and parts. As Registrant continues through its transition from product and business development to business operation and production, cash flow should increase significantly. Indeed, if current trends continue, assuming runway completion by the end of the third quarter, Wind Dancer Aviation may "break even" during the fourth quarter of 2004, on a then current basis.

The activities management took to record expenses consisted mostly of development of its AXP 1000 product and acquisition and commencement of the Fixed Base of Operations business, including acquisition of STCs. Management also spent significant time on fund raising activities.

A review of cash flows from operating activities shows net cash used in 2003 of $1,112,145 opposed to $564,284 in 2002. The net cash used in 2003 in operating activities resulted from operating expenses, less amounts mainly for stock based compensation, accounts payable and accrued expenses, and accrued expenses, officers. A review of cash flows from investing activities shows $25,128 in 2003 as opposed to $189,551 in 2002. The main categories in 2003 consisted mainly of investment by Registrant of funds into its subsidiary, Wind Dancer Aviation Services, Inc., for the purchase of STCs and additional capital expenditures for Wind Dancer. A review of cash flows from financing activities shows $1,126,480 in 2003, as opposed to $680,000 in 2002. In 2003 financing activities consisted of $514,749 in proceeds from notes payable, stockholders, $24,131 from notes payable, net and $587,600 from proceeds from the issuance of common stock. Items 5 and 12 detail this financing activity.

Registrant had a net loss of $5,041,657 at December 31, 2003, resulting in a net loss per share of $.12.

Selling, general and administrative expenses at December 31, 2003 were $1,462,745.

LIQUIDITY AND CAPITAL RESOURCES
-------------------------------

     As of December 31, 2003 and June 30, 2004, Registrant's primary sources of liquidity included cash and cash equivalents in the amount of $7,024 and $296,637, respectively, which was the balance of proceeds raised in several private Section 4(2) stock sales and note payable agreements.

     The Company, however closed on $1.7 million in financing on July 29, 2004. Registrant believes that its existing cash balance and future operating cash flows should be sufficient for near term operating needs (given the completed capital raise in February 2004 and on July 29, 2004).

     As mentioned in the overview, the length of time to completion of the Stevens Field runway expansion is significant as during the construction period, there will be limited access to the Field, which will cause decreased amounts of fuel to be sold during the Summer of 2004, typically the FBO's busy season for fuel sales. However, Wind Dancer should be able to continue to consistently attract maintenance and third party turbocharger installation work to offset the potential loss of $20,000 - $30,000 in fuel sale revenue over the second and third quarters. Once the construction is complete and jets can land and take on more fuel, there should be offsetting sales of fuel in the fourth quarter to substantially counteract the intermediate losses.
                                       37

     With regard to known trends and events reasonably expected to have a material impact on net sales and revenues, Registrant strongly believes that the heightened interest in idling alternatives should provide a stronger demand for the AXP 1000 device. Uncertainties include whether there can be sufficient noise reduction in the AXP 1000 to overcome objections from some long haul truckers (the AXP 1000 is air cooled rather than water cooled, so it has a somewhat elevated noise level when compared with liquid cooled
devices).   EENT is currently working on alternatives to lower the noise level and is making steady progress. There is also concern over the reliability of the HVAC unit currently used, but management believes alternatives are available. Also, Registrant does not believe it will be faced with the same delays it experienced in 2003, which were largely caused by cash flow issues.

     The other major uncertainty is the extent to whether new technology will appear that will make the small generator/engine genset used by EENT obsolete. Given the potential development of other power generator technologies, there may be a limited window of 5 - 10 years for EENT's technology as currently configured. Therefore, EENT, in addition to gearing up for current production, is looking into commencing a research and development project for its next generation products, which is envisioned to be a part of the AXP 1000 business unit, with project specific funding, to be determined in the future as the details of such research and development products come to fruition. Discussions for a joint venture with a company with a potential alternative fuel generation source are under way. Registrant is also in the process of securing its next generation engine driven genset, to replace the currently used engine. This is an intermediate step to be taken before putting an alternative fuel generation source into commercial production.

     Another guard against obsolescence is looking for new markets for BMZ generators. Therefore, Registrant will commence exploration of marketing and sales for the generator products in other likely industries, most notably marine, aviation and military.

     Of course, EENT's business is subject to customary and usual business risks, not necessarily subject to its control, including, but not limited, to:

     *   Ordinary operating risks (product, labor and capital cost increases)

     *   General economic conditions

     *   Changes in laws and regulations

     *   Competition

     *   Stock and product market volatility

     *   "Acts of God"

Critical Accounting Policies
----------------------------

Revenue Recognition
-------------------
Gas Gathering
-------------
     Revenue is recognized at the time the product is delivered to its customers based on the agreement with America West.
                                      38

Fixed Base Operator
-------------------
     Revenue is recognized at the time the services are performed and provided, or made available to its customers.

AXP 1000 Power Generators
-------------------------
     Revenue is recognized at the time that the generator is delivered to the customer.

Inventory
---------

     Inventory consists of aviation fuel, parts, materials and engines and is valued at the lower of cost or market, cost being determined using the first-in/first-out basis.

Research and Development
------------------------

     Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2003 and 2002 were $126,785 and $110,143, respectively and are included in selling, general and administrative expenses.

Stock-Based Compensation
------------------------

     In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock based compensation plans in accordance with the provisions of APB 25.

     On December 31, 2002, the FASB issued SFAS No. 148 ("SFAS 148"), Accounting for Stock Based Compensation-Transition and disclosure. SFAS 148 amends SFAS No. 123, to provide an alternative method of transition to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 123 are applicable to all companies with stock based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123, or the intrinsic value method of APB Opinion No. 25. The adoption of SFAS 148 did not have an impact on net income or pro forma net income applying fair value method as the Company did not have compensatory stock options or warrants for the year ended December 31, 2003 or for the six months ended June 30, 2004.

Changes in Financial Condition
------------------------------

     The Company has not experienced a change in financial condition and continues to operate at a deficit as stated above.

                               DESCRIPTION OF PROPERTY

     Energy & Engine Technology Corporation's executive offices are located at 5308 West Plano Parkway, Plano, Texas, which it leases on a monthly basis, at competitive market rates. Wind Dancer Aviation maintains its offices at the FBO and Gas Gathering Enterprises, LLC leases its offices in Shreveport, Louisiana. Energy & Engine Technology Corporation believes that its facilities are adequate for its current needs and that suitable additional or substitute space will be obtained as and when needed.

                     CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As part of the original August 2001 acquisition of the gas gathering system and the GlobalSat data, Trailblazer Productions, LLC was to receive a future 6% royalty and option to purchase 25% of the gas gathering system. Messrs. McAndrew and Wurtele were to have been recipients of 50% of any proceeds from the royalty and 50% of the potential option interest, collectively, in the gas gathering system. Due to the assumption of management of the Company in December 2001, Messrs. McAndrew and Wurtele agreed to forego their interests in the royalty and the option, and in exchange for the royalty and option being cancelled, the Company negotiated a fair market buyout with the recipients of the other 50% of the interests in the royalty and option, which was concluded in August 2002.

     The President, CEO and majority shareholder of American West Resources, the party with which the Company has the letter of intent to sell the Gas Gathering System is the father in law of the Company's President and CEO, Willard G. McAndrew, III. The Company believes that it negotiated the transaction at arms length notwithstanding the relationship between Willard G. McAndrew, III and American West's CEO. As discussed elsewhere in this registration statement, the Letter of Intent has been terminated.

Notes Payable to Stockholders
-----------------------------

     On January 21, 2003 as part of a private placement an investor purchased one unit for $25,000. This unit consists of a $25,000 note payable which accrues interest at 10% and was due on January 7, 2004 as well as 25,000 shares of the Company's common stock plus 25,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per warrant exercisable through January 7, 2004 plus 25,000 warrants to purchase the Company's common stock at an exercise price of $0.25 per warrant exercisable through January 7, 2005. The Company is currently in default on the terms of this note payable.

     On November 29, 2002, March 11, 2003 and March 13, 2003 as part of investment agreements, the Company entered into three note payable agreements with a stockholder aggregating $70,000, which accrued interest at 10% and was due in monthly installments through October 2003. On December 2, 2003 the Company entered into a note termination agreement with this stockholder whereby the Company issued 1,750,000 shares of the Company's common stock valued at $0.04 per share or $70,000. This issuance of stock is in full satisfaction of the then outstanding principal balance of the loan of $60,750 and accrued interest of $9,250. In connection with these investment agreements along with the note termination agreement the Company issued an aggregate of 570,000 and 50,000 warrants to purchase the Company's common stock during the years ended December 31, 2003 and 2002, respectively. In accordance with the termination agreement the exercise price of all warrants was amended to $0.001 per warrant and are exercisable through September 1, 2008. The investor exercised all of the 570,000 warrants on December 30, 2003. Also in connection with these investment agreements the Company issued an aggregate of 140,000 shares of the Company's common stock valued at $7,000 to the shareholder for consulting services provided.

     During the second quarter of 2003 as part of a private placement offering investors purchased 10 units for an aggregate of $100,000. Each unit consists of a $10,000 note payable, which accrues interest at 20% and is due in twelve months as well as 2,000 shares or an aggregate of 20,000 shares of the
Company's common stock.   During the fourth quarter of 2003 the Company
entered into termination agreements with two of these stockholders whereby the Company issued an aggregate of 216,667 shares of the Company's common stock with an average value of $.08 per share or $17,167. The issuance of stock was in satisfaction of $15,000 of the principal balance and accrued interest of $2,167. The balance outstanding under these notes payable at December 31, 2003 was $84,000. As an incentive to certain investors an additional 6,000 shares were issued in connection with this offering.

     On June 26, 2003, in connection with an asset purchase agreement, the Company issued a note payable in the amount of $30,000 due in three equal installments of $10,000 beginning every thirtieth day after the date of agreement plus 300,000 shares of the Company's common stock valued at $39,000. The balance outstanding on this Note as of December 31, 2003 was $20,000. The Company has informally agreed with the note holder to extend the due date of the note and is currently in the process of formalizing this agreement.

     On August 18, 2003, the Company entered into a note payable agreement with a stockholder for $250,000. This note will be repaid in the aggregate amount of $281,250. This note, when aggregated with three notes payable previously entered into with the same stockholder in the amount of $125,000 (for an aggregate of $375,000), will be repaid to the stockholder upon a potential funding from an investment company in amounts of $40,000 per month upon receipt of such funding. In connection with this note, the Company issued the stockholder 500,000 warrants, which when added to 50,000 and 300,000 warrants issued during the years ended December 31, 2003 and 2002, respectively in connection with a common stock offering and 150,000 warrants issued during the year ended December 31, 2003 in connection with the notes payable, which were thereby amended and restated, are now set to expire on August 15, 2007. The new exercise prices for the aggregate of 1,000,000 warrants are as follows: 200,000 at $0.01, 200,000 at $0.05, 200,000 at
$0.10, 200,000 at $0.15 and 200,000 at $0.25.  In connection with one of these notes payable with the stockholder the Company also issued 617,058 shares of the Company's common stock.

     The fair market value of the 60,000 warrants issued during the year ended December 31, 2002 approximated $2,200, estimated at the date of grant using the Black-Scholes option-pricing model. The fair value of the 55,000 shares of the Company's common stock issued during the year ended December 31, 2002 approximated $3,750 estimated based on the average trading value of the stock.

     The fair market value of the 1,220,000 warrants issued plus the value of the restated and amended warrants for the year ended December 31, 2003 was approximated $162,744 estimated at the date of grant using the Black-Scholes option-pricing model. The fair market value of the 868,058 shares of the Company's common stock issued during the year ended December 31, 2003 approximated $62,363 estimated based on the average trading value of the stock.

     On April 17, 2003, the Company entered a note payable agreement with a distributor for $34,000. The note accrues interest at 7% and is payable in monthly installments of $673, principal and interest, beginning May 1, 2003 through April 1, 2008. The balance outstanding under this note payable at December 31, 2003 was $24,131.

     These amounts were recorded as increases to both additional paid in capital and deferred debt discount. The deferred debt discount will be amortized to interest expense over the life of the notes. Interest expense relating to this deferred debt discount for the years ended December 31, 2003 and 2002 was $143,572 and $1,097, respectively.

           MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's common stock is traded on the Over the Counter Bulletin Board ("OTCBB") under the symbol EENT. The Company and has been traded on the OTCBB since the Company's initial public offering (under Rule 504) in 2000. The Company had 572 stockholders of record as of December 31, 2003. The following table sets forth the low and high bid price of the Company's Common Stock, based on the last bid price, in each of the Company's last fiscal years and for the quarter ended June 30, 2004:


Quarter Ended        Low Bid Price     High Bid Price

June 30, 2004          $0.20              $0.44
March 31, 2004         $0.12              $0.88
December 31, 2003      $0.05              $0.15
September 30, 2003     $0.04              $0.14
June 30, 2003          $0.03              $0.08
March 31, 2003         $0.03              $0.16
December 31, 2002      $0.14              $0.49
September 30, 2002     $0.14              $6.00


     The high and low bid price for the periods in 2002, 2003 and 2004 shown above are quotations from the OTCBB. The quotations reflect inter-dealer prices and do not include retail mark-ups, mark-downs or commissions. The prices do not necessarily reflect actual transactions.

     No assurance can be given that any established market for the Company's common stock will develop or be maintained. For any market that develops for the common stock, the sale of "restricted securities" pursuant to Rule 144 promulgated under the Securities Act of 1933 by members of management and others or any other person to whom any such securities may be issued in the future may have a substantial adverse impact on any such public market.

Information about the date when current holders' holding period of "restricted securities" commenced can be found below under the heading "Recent Sales of Unregistered Securities".

     The Company has adopted the policy to reinvest earnings when achieved to fund future growth. Accordingly, the Company has not paid dividends and does not anticipate declaring dividends on its Common Stock in the foreseeable future.

Recent Common Stock Transactions
--------------------------------

     On January 17, 2003, in connection with a private offering, the Company sold 500,000 shares of common stock to an investor at $0.10 per share or $50,000. The Company also issued warrants to purchase 50,000 shares of the Company's common stock with an exercise price of $0.25 expiring on January 16, 2005.

     On January 21, 2003, the Company issued 260,000 shares of common stock valued at $28,600 to consultants for services to be provided.

     On January 21, 2003, the Company issued 500,000 shares of common stock valued at $55,000 to employees for services provided.

     On January 22, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.20 per share or $20,000. The Company also issued an additional 100,000 shares of common stock valued at $11,000 to this investor for consulting services to be provided.

     On March 5, 2003, the Company issued 50,000 shares of common stock valued at $3,000 to consultants for services to be provided.

     On March 21, 2003, the Company issued 382,942 shares of common stock (201,817 shares of which were accrued for at December 31, 2002) to an investor in connection with an anti-dilution agreement.

     On March 13, 2003, the Company issued 25,000 shares of common stock valued at $1,750 to an employee for services to be provided.

     On April 2, 2003, the Company issued 25,000 shares of common stock valued at $1,250 to a consultant for services provided.

     On May 1, 2003, the Company issued 25,000 shares of common stock valued at $1,500 to a consultant for services provided.

     On June 1, 2003, the Company issued 200,000 shares of common stock valued at $12,000 in connection with a one-year agreement with an investor relations firm for services provided. The Company will also pay a $500 monthly retainer to be increased up to $4,000 based on performance criteria.

     On June 18, 2003, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. The Company also issued rights to this investor to purchase and additional 1,000,000 shares for $0.05 per share or $50,000 on or before September 6, 2003. The Company and the investor agreed to exercise this right on August 7, 2003 for 1,100,000 shares at $0.045 per share or $50,000.

     On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

     On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

     On June 18, 2003, the Company issued 50,000 shares of common stock valued at $6,000 to the manufacturer of its AXP 1000 product for consulting services provided. The Company has also agreed to issue 50 shares of common stock for each unit to be shipped by the manufacturer.

     On June 27, 2003, an investor purchased 1,604,909 shares of the Company's common stock at $0.0303 per share or $48,629.

     On June 30, 2003, the Company issued 729,182 shares to an investor in regards to an anti-dilution agreement.

     On July 2, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.06 per share or $6,000.

     On July 4, 2003, in connection with a private offering, the Company sold 150,000 shares of common stock to an investor at $0.06 per share or $9,000.

     On July 10, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 2,000 shares as additional consideration for the equity investment by the investor.

     On July 15, 2003, in connection with a private offering, the Company sold 600,000 shares of common stock to two investors at $0.05 per share or $30,000.

     On July 17, 2003, in connection with a private offering, the Company sold 30,000 shares of common stock to an investor at $0.06 per share or $1,800.

     On July 18, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 4,000 shares as additional consideration for the equity investment by the investor.

     On July 24, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to two investors at $0.06 per share or $6,000.

     On July 24, 2003, the Company issued 14,000 shares to seven investors who had loaned money to the Company as an equity kicker.

     On July 24, 2003, the Company issued 15,250,000 shares to officers and employees of the Company valued at $1,830,000 for services provided.

     On July 24, 2003, the Company issued 3,300,000 shares to an investor in regards to an anti-dilution agreement.

     On July 28, 2003, in connection with a private offering, the Company sold 125,000 shares of common stock to two investors at $0.06 per share or $7,500.

     On July 29, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On July 30, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On August 5, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On August 5, 2003, the Company issued 774,182 shares to an investor in regards to an anti-dilution agreement.

     On August 6, 2003, in connection with a private offering, the Company sold 33,333 shares of common stock to an investor at $0.06 per share or $2,000.

     On August 8, 2003, the Company entered into an agreement with a consulting firm to issue 600,000 shares of the Company's common stock valued at $72,000 for consulting services to be provided. The term of the agreement is for six months with a renewal option for an additional six months.

     On August 19, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

     On August 19, 2003, the Company issued 175,000 shares of common stock valued at $26,250 to consultants for services provided.

     On August 19, 2003, in connection with a private offering, an investor purchased 20,000 of the Company's common stock at $0.06 per share or $1,200.

     On August 19, 2003, the Company issued 1,685,259 shares to an investor in regards to an anti-dilution agreement.

     On August 22, 2003, the Company issued 60,000 shares of common stock valued at $9,000 to consultants for services provided.

     On August 22, 2003, in connection with a private offering, two investors purchased 450,000 of the Company's common stock at $0.05 per share or $22,500.

     On August 25, 2003, the Company issued 300,000 shares of the Company's common stock to officers of the Company as non-cash compensation valued at $45,000 for services provided.

     On August 29, 2003, in connection with a private offering, two investors purchased 340,000 of the Company's common stock at $0.05 per share or $17,000.

     On August 29, 2003, in connection with a private offering, an investor purchased 80,000 of the Company's common stock at $0.10 per share or $8,000.

     On August 29, 2003, the Company issued 320,000 shares to an investor in regards to an anti-dilution agreement.

     On September 17, 2003, the Company issued 900,000 shares valued at $135,000 in connection with an asset purchase agreement.

     On September 17, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided.

     On September 17, 2003, the Company issued 50,000 shares valued at $7,500 to employees of the Company as non cash compensation for services provided.

     On September 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

     On September 23, 2003, the Company issued 99,000 shares of common stock valued at $12,870 to a consultant for services provided.

     On September 29, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

     On September 29, 2003, in connection with a private offering, two investors purchased 223,500 of the Company's common stock at $0.06 per share or $13,400.

     On September 29, 2003, the Company issued 50,000 shares of common stock valued at $7,500 to a consultant for services provided.

     On September 29, 2003, the Company issued 328,750 shares to an investor in regards to an anti-dilution agreement.

     On October 15, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided based on a consulting agreement. On December 2, 2003 the Company extended the consulting agreement and issued an additional 600,000 shares of common stock valued at $102,000 for services to be provided. Subsequently on February 5, 2004, the Company terminated this consulting agreement.

     On October 16, 2003, in connection with a private offering, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. This investor was also issued warrants to purchase 200,000 shares of the Company's common stock with an exercise price of $0.01 per share expiring October 30, 2005.

     On October 16, 2003, the Company issued 399,750 shares to an investor in regards to an anti-dilution agreement.

     On November 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

     On November 25, 2003, the Company issued 473,685 shares of the Company's common stock to officers of the Company valued at $71,052 for services provided.

     On November 25, 2003, the Company issued 50,0000 shares of the Company's common stock to an employee of the Company valued at $7,500 for services provided.

     On November 25, 2003, the Company issued 100,000 shares of common stock valued at $15,000 to a consultant for services provided.

     On December 2, 2003, the Company issued 25,000 shares of common stock valued at $4,250 to a consultant for services provided.

     On December 2, 2003, in connection with a private offering, two investors purchased 400,000 of the Company's common stock at $0.05 per share or $20,000.

     On December 12, 2003, the Company issued 200,000 shares of common stock valued at $40,000 to a consultant for services provided.
                                       46

     On December 12, 2003, in connection with a private offering, two investors purchased 300,000 of the Company's common stock at $0.05 per share or $15,000.

     On December 12, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

     On December 12, 2003, the Company issued 150,000 shares of common stock valued at $28,500 to a consultant for services provided.

     On December 30, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

     On December 30, 2003, the Company issued 2,527,223 shares to an investor in regards to an anti-dilution agreement.

     On December 30, 2003, the Company issued 6,000,000 shares of the Company's common stock valued at $900,000 to officers of the Company for services provided.

     On December 31, 2003, in connection with a private placement offering, the Company sold 300,000 shares of the Company's common stock to an investor at $0.05 per share or $15,000. At December 31, 2003 a stock subscription receivable of $15,000 is recorded relating to this private placement.

     During the period ended March 31, 2004, the Company issued an aggregate of 3,300,000 shares of common stock valued at $1,524,000 to three officers of the Company for services performed.

     On January 23, 2004 through March 12, 2004, in connection with a private placement offering, the Company sold an aggregate of 15,455,000 shares of common stock to investors at $0.10 per share or $1,460,500 net of offering costs of $85,000. The Company also issued an additional 104,000 shares of common stock and on May 6, 2004, issued 810,000 warrants to consultants in connection with this offering. In consideration of consulting services to be provided, the Company has granted the right of first refusal for future financing for a period of six months to one of these investors. As additional consideration for consulting services, the Company has also issued warrants to this investor to purchase 500,000 shares of the Company's common stock with an exercise price of $0.20, which expire in one year. The fair market value of the warrants granted using the Black-Scholes pricing model was $50,000.

     On January 30, 2004, the Company issued 130,000 shares of common stock valued at $24,700 to a former employee in connection with a termination agreement.

     On March 1, 2004, in connection with a private placement offering, the Company sold 1,350,000 shares of common stock to an investor at $0.20 per share or $270,000. In connection with this private placement offering the Company issued warrants to purchase 405,000 shares of the Company's common stock with an exercise price of $0.40 expiring on February 26, 2006.

     During the first quarter of 2004, the Company issued an aggregate of 204,000 shares of common stock valued at $47,190 to consultants for services provided.

     During the first quarter of 2004, the Company issued 410,424 shares of common stock to a shareholder in satisfaction of a $40,000 note payable plus accrued interest in the amount of $1,042.

     On March 31, 2004, the Company issued 4,428,382 shares of common stock to an investor in regards to an anti-dilution agreement.

     On May 19, 2004, the Company issued 75,000 shares of the Company's common stock to an employee of the Company valued at $21,750 for services provided.

     On May 19, 2004, the Company issued 27,500 shares of the Company's common stock to an employee of the Company valued at $6,875 for services provided.

     On May 19, 2004, the Company issued 50,000 shares of the Company's common stock to an employee of the Company valued at $14,500 for services provided.

     On June 4, 2004, the Company issued 2,801,120 shares of common stock valued at $500,000 to a consultant for services provided.

     On June 21, 2004, the Company issued 94,595 shares of common stock valued at $26,486.60 to a consultant for services provided.

     On June 30, 2004, the Company issued 1,985,163 shares to an investor in regards to an anti-dilution agreement.

     On June 30, 2004, the Company issued 182,296 shares to an investor in regards to an anti-dilution agreement.

     On July 26, 2004, in connection with a private placement offering, the Company sold 45,455 shares of common stock to an investor at $0.22 per share or $10,000.

     On July 31, 2004, in connection with a private placement offering, the Company sold 69,545 shares of common stock to an investor at $0.22 per share or $15,300.

     Management believes that each of the foregoing persons or entities was either an "accredited investor," or "sophisticated investor" as defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each had access to all material information about the Company prior to the offer, sale or issuance of these "restricted securities." We believe these shares were exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

     The valuation of these shares was based on trading volume and prices.

                               EXECUTIVE COMPENSATION

     As of December 31, 2003, the CEO had been compensated $98,925 and 8,257,895 (8,000,000 shares of restricted stock and 257,895 shares of stock that may be resold pursuant to the Company's registration on Form ("S-8 stock") shares of stock for his services, the CFO had been compensated $63,816 and 8,257,895 (8,000,000 shares of restricted stock and 257,895 shares of "S-8" stock) shares of stock for his services and the General Counsel was compensated $77,834 and 5,257,895 (5,000,000 restricted shares and 257,895 shares of "S-8" stock) shares of stock.

                         SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning total compensation earned to the Chief Executive Officer and the other executive officers of the Company (collectively, the "named executive officers") for services rendered to the Company during each of the last three fiscal years.

                                  Annual                           Long-Term
                               Compensation                      Compensation
                            --------------------                 ------------
                                                                  Securities
Name and Principal  Fiscal              Bonus (in  Other Annual   Underlying
Positions            Year   Salary      shares)    Compensation    Options
-----------------------------------------------------------------------------
Willard G. McAndrew  2003   $180,000    8,257,895  $         --  $         --
Chief Executive      2002   $180,000    2,000,000  $         --  $         --
Officer              2001         --           --  $         --  $         --

Roger Wurtele        2003   $180,000    8,257,895  $         --  $         --
Chief Financial      2002   $180,000    2,000,000  $         --  $         --
Officer              2001         --           --  $         --  $         --

Jolie Kahn           2003   $180,000    5,257,895  $         --  $         --
General Counsel      2002   $180,000    1,000,000  $         --  $         --
                     2001         --           --  $         --  $         --

                     OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to option grants to the named executive officers during fiscal 2003 and the potential realizable value of such option grants:

                            % of
                           Total                         Potential Realizable
                          Options                          Value at Assumed
                          Granted                          Annual Rates of
                            to                               Stock Price
            Number       Employees                          Appreciation
              of           in      Exercise               for Option Term(1)
            Options       Fiscal     Price      Exp.     ---------------------
  Name      Granted       Year (1) ($/Share)    Date        5%        10%
------------------------------------------------------------------------------
Willard G.
McAndrew         --             --        --      --       --         --

Roger
Wurtele          --             --        --      --       --         --

Jolie
Kahn             --             --        --      --       --         --

(1) Potential realizable value assumes that the stock price increases from the date of grant until the end of the option term (10 years) at the annual rate specified (5% and 10%). The 5% and 10% assumed annual rates of appreciation are mandated by Securities and Exchange Commission rules and do not represent the Company's estimate or projection of the future price of common stock. The Company does not believe that this method accurately illustrates the potential value of a stock option.

                    OPTION EXERCISES AND VALUES FOR FISCAL 2003

     The following table sets forth certain information with respect to option exercises during fiscal 2003 by each of the named executive officers and the status of their options at December 31, 2003:


                                                          Value of Unexercised
                                   Number of Unexercised       In-the-
            Number of              Securities Underlying    Money Options
             Share                 Options 12/31/03          12/31/03(1)
            Acquired      Value    ---------------------  --------------------
              Upon      Realized                 Un                    Un
            Exercise      Upon      Exercis-  exercis-    Exercis-  exercis-
  Name      of Option   Exercise     able       able       able       able
------------------------------------------------------------------------------
Willard G.
McAndrew           --         --          --        --          --        --

Roger
Wurtele            --         --          --        --          --        --

Jolie
Kahn               --         --          --        --          --        --


     On November 21, 2003 the Company's Board of Directors adopted the Company's 2003-2004 Consulting Services Plan (the "Consulting Plan") in order to advance the interests of the Company by rewarding, encouraging and enabling the acquisition of larger personal proprietary interests in the Company by employees, directors and former directors of, and contractors and consultants to, the Company, and its Subsidiaries who have: 1) served without salaries or other compensation during time periods for which stock is awarded; and 2) assisted the Company with support services for its business development. The Consulting Plan provides for an aggregate of 1,000,000 shares of the Company's $.001 par value common stock, currently valued at $.095 per share (but subject to change on market fluctuation) that may be awarded from time to time at the sole discretion of the Board of Directors. The Plan was filed as an Exhibit to the Company's Form 8-K, filed with the U.S. Securities and Exchange Commission on November 24, 2003. Approximately 900,000 shares have been issued under this Plan as of the date of this prospectus.

     On December 22, 2003, the Company's Board of Directors voted unanimously to implement salary increases as follows:

     CEO: Salary to increase to $210,000 per year on the first day of the first month in which the Corporation ships 30 AXP 1000 units; salary to increase to $240,000 per year on the first day of the first month in which the Corporation ships 100 AXP 1,000 units; and salary to increase to $260,000 per year on the earlier of (1) January 1, 2005 or (2) the first day of the first month in which the Corporation ships 250 AXP 1000 units.

     CFO: Salary to increase to $195,000 per year on the first day of the first month in which the Corporation ships 30 AXP 1000 units; salary to increase to $210,000 per year on the first day of the first month in which the Corporation ships 100 AXP 1,000 units; and salary to increase to $230,000 per year on the earlier of (1) January 1, 2005 or (2) the first day of the first month in which the Corporation ships 250 AXP 1000 units.

     General Counsel: Salary to increase to $200,000 per year on the earlier of (1) January 1, 2005 or (2) the first day of the first month in which the Corporation ships 250 AXP 1000 units.

     In addition, the CEO is authorized, in his discretion to issue up to additional cash compensation in an amount of up to 25% of base compensation of each officer in each calendar year for incentive bonuses and discretionary raises.

     The terms of these increases and other significant employment terms shall be memorialized in employment agreements which should be executed and attached as an Exhibit to the Company's Form 10-QSB for the quarter ended September 30, 2004.

     In May 2004, each of Will McAndrew, Roger Wurtele and Jolie Kahn were issued 3,000,000 warrants, each with a strike price of $.25 per share and a termination date of 5 years from the date of issuance.

     There are currently no written employment agreements with executive officers, but the Company intends to enter into written agreements by the date of its November 2004 Annual Meeting of Shareholders.

     Director's Compensation. The Company does not pay any compensation to its directors, other than the compensation described above paid to its officers, two of whom are also directors.

                                 ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                       AND SUBSIDIARIES

                                                               CONTENTS
-----------------------------------------------------------------------


                                                              Page



CONSOLIDATED FINANCIAL STATEMENTS

  Balance Sheet                                                54
  Statements of Operations                                     56
  Statements of Stockholders' Deficiency                       57
  Statements of Cash Flows                                     60


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                     62




                             FINANCIAL STATEMENTS

                           2003 Audited Financials

                      REPORT OF INDEPENDENT REGISTERED
                            PUBLIC ACCOUNTING FIRM
                      --------------------------------


To the Board of Directors and Stockholders of Energy & Engine Technology Corporation and Subsidiaries

We have audited the accompanying consolidated balance sheet of Energy & Engine Technology Corporation and Subsidiaries as of December 31, 2003 and the related consolidated statements of operations, stockholders' (deficiency) equity and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Energy
& Engine Technology Corporation and Subsidiaries as of December 31, 2003, the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with U.S. generally accepted accounting principles.


/S/ Marcum & Kliegman, LLP


New York, NY
March 5, 2004

                                ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                      AND SUBSIDIARIES

                                            CONSOLIDATED BALANCE SHEET

                                                     December 31, 2003
----------------------------------------------------------------------

                                 ASSETS
                                 ------

CURRENT ASSETS
--------------
 Cash and cash equivalents                               $    7,024
 Accounts receivable                                          8,062
 Inventory                                                  236,861
 Prepaid expenses and other current assets                  143,427
                                                         ----------

    Total Current Assets                                    395,374

PROPERTY AND EQUIPMENT, Net                                 301,280
----------------------

OTHER ASSETS
------------
Intangible assets, net                                       74,957
                                                         ----------

    TOTAL ASSETS                                         $  771,611
                                                         ==========


The accompanying notes are an integral part of these consolidated financial statements.

                                ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                      AND SUBSIDIARIES

                                            CONSOLIDATED BALANCE SHEET

                                                     December 31, 2003
----------------------------------------------------------------------


                 LIABILITIES AND STOCKHOLDERS' DEFICIENCY
                 ----------------------------------------

CURRENT LIABILITIES
-------------------
 Accounts payable and accrued expenses                   $  504,932
 Accrued expenses officers                                  609,522
 Current maturities of note payable                           8,078
 Note payable, stockholders, net of deferred
  debt discount of $86,388                                  462,612
                                                         ----------

    Total Current Liabilities                             1,585,144

OTHER LIABILITIES
-----------------
Note payable, less current maturities                        16,053
                                                        -----------

    TOTAL LIABILITIES                                     1,601,197
                                                       ------------
STOCKHOLDERS' DEFICIENCY
------------------------
 Common stock, $.001 par value, 100,000,000 shares
  authorized, 78,557,194 shares issued and
  outstanding                                               78,558
 Additional paid-in capital                              6,194,912
 Stock subscription receivable                             (15,000)
 Accumulated Deficit                                    (6,981,306)
  Less: Deferred Compensation                             (106,750)
                                                        ----------

    TOTAL STOCKHOLDERS' DEFICIENCY                        (829,586)
                                                        ----------

    TOTAL LIABILITIES AND STOCKHOLDERS'
     DEFICIENCY                                        $   771,611
                                                       ===========


The accompanying notes are an integral part of these consolidated financial statements.

                                ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                      AND SUBSIDIARIES

                                 CONSOLIDATED STATEMENTS OF OPERATIONS

                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                          2003              2002
                                      ------------      ------------

NET SALES                             $    383,262      $     99,257
---------

COST OF SALES                              217,572            85,023
-------------                         ------------      ------------

    GROSS PROFIT                           165,690            14,234

OPERATING EXPENSES
------------------
 Selling general and
  administrative expenses                1,462,745         1,218,306
 Stock based compensation                3,355,718           470,628
                                      ------------      ------------

    TOTAL OPERATING EXPENSES             4,818,463         1,688,934
                                      ------------      ------------

    OPERATING LOSS                      (4,652,773)       (1,674,700)
                                      ------------      ------------
OTHER EXPENSE
-------------
 Interest expense                          209,384             4,289
 Loss on receivable, related party          27,500                --
 Loss on sale of asset, related party       22,000             2,000
 Terminated offering costs                 130,000                --
                                      ------------      ------------
    TOTAL OTHER EXPENSE                    388,884             6,289
                                      ------------      ------------

NET LOSS                              $ (5,041,657)     $ (1,680,989)
                                      ============      ============
NET LOSS PER COMMON SHARE:
--------------------------

BASIC and DILUTED                     $      (0.12)     $      (0.11)
                                      ============      ============
WEIGHTED AVERAGE COMMON SHARES
OUTSTANDING                             40,340,934        15,095,725
                                      ============      ============

The accompanying notes are an integral part of these consolidated financial statements.

                                ENERGY & ENGINE TECHNOLOGY CORPORATION
           CONSOLIDATED STATEMENT OF STOCKHOLDERS' (DEFICIENCY) EQUITY
                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                   Common           Additional
                             --------------------      Paid-in    Subscriptions    Accumulated      Deferred
                             Shares       Amount      Capital       Receivable        Deficit      Compensation     Total
--------------------------------------------------------------------------------------------------------------------------------
BALANCE - January 1, 2002    10,181,907   $10,182   $  490,646    $          --    $  (258,660)    $         --     $   242,168

Issuance of common stock
 to consultants               1,386,625     1,387      201,491               --             --               --         202,878

Issuance of common stock
 to officers and employees    5,675,000     5,675      222,075               --             --               --         227,750

Issuance of common stock
 in connection with
 termination agreement        1,000,000     1,000       39,000               --             --               --          40,000

Issuance of common stock
 in connection with
 notes payable                   55,000        55        3,695               --             --               --           3,750

Issuance of warrants                 --        --        2,200               --             --               --           2,200

Issuance of common stock
 in connection with
 private placements           4,701,817     4,702      445,298               --             --               --         450,000

Net loss                             --        --           --               --     (1,680,989)              --      (1,680,989)
                             ----------   -------   ----------    -------------    -----------     ------------     -----------
BALANCE - December 31, 2002
 (Forward)                   23,000,349   $23,001   $1,404,405    $          --    $(1,939,649)    $         --     $  (512,243)
                             ==========   =======   ==========    =============    ===========     ============     ===========

The accompanying notes are an integral part of these consolidated financial statements.

                                ENERGY & ENGINE TECHNOLOGY CORPORATION

                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                     Common            Additional
                               --------------------      Paid-in     Subscriptions     Accumulated      Deferred
                               Shares        Amount      Capital       Receivable         Deficit     Compensation       Total
---------------------------------------------------------------------------------------------------------------------------------
BALANCE - December 31, 2002
(Forward)                      23,000,349   $23,001   $1,404,405    $          --     $(1,939,649)   $         --     $  (512,243)

Issuance of common stock
 to consultants                 3,959,000     3,959      539,762               --              --              --         543,721

Issuance of common stock
 to officers and employees     22,648,685    22,649    2,896,099               --              --              --       2,918,748

Issuance of common stock
 in connection with
 note payable                     868,058       868       61,495               --              --              --          62,363

Issuance of warrants                   --        --      162,744               --              --              --         162,744

Issuance of common stock
 in connection with
 private placements            21,872,213    21,872      580,157          (15,000)             --              --         587,029

Issuance of common stock
 in connection with
 conversion of notes payable    3,716,667     3,717      240,950               --              --              --         244,667

Issuance of common stock
 in connection with
 convertible debenture
 relating to terminated
 offering                         722,222       722      136,500               --              --              --         137,222


                                ENERGY & ENGINE TECHNOLOGY CORPORATION

                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                     Common            Additional
                               --------------------      Paid-in     Subscriptions     Accumulated      Deferred
                               Shares        Amount      Capital       Receivable         Deficit     Compensation       Total
---------------------------------------------------------------------------------------------------------------------------------
Issuance of common stock
 in connection with
 exercise of warrant           570,000       570              --               --              --              --             570

Issuance of common stock
 in connection with
 assets purchase agreements  1,200,000     1,200         172,800               --              --              --         174,000

Deferred compensation               --        --              --               --              --        (106,750)       (106,750)

Net loss                            --        --              --               --      (5,041,657)             --      (5,041,657)
                               ----------   -------   ----------    -------------     -----------    ------------     -----------
BALANCE - December 31, 2003    78,557,194   $78,558   $6,194,912    $     (15,000)    $(6,981,306)   $   (106,750)    $  (829,586)
                               ==========   =======   ==========    =============     ===========    ============     ===========

The accompanying notes are an integral part of these consolidated financial statements.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                             2003             2002
                                         -----------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
Net Loss                                 $(5,041,657)     $(1,680,989)
 Adjustments to reconcile net
   loss to net cash used in
   operating activities:
  Depreciation and amortization               38,558           17,488
  Stock-based compensation                 3,355,718          470,628
  Amortization of debt discount              143,572            1,097
  Loss on sale of fixed asset,
   related party                              22,000            2,000
  Loss on receivable, related party           27,500               --
  Terminated offering costs                  130,000               --
 Changes in operating assets
   and liabilities:
  Accounts receivable                         32,676          (40,738)
  Inventory                                 (113,066)         (16,813)
  Prepaid expenses and other
   current assets                           (135,020)          (8,407)
  Accounts payables and
   accrued expenses                          236,025          263,477
  Accrued expenses officer                   181,549          427,973
                                         -----------      -----------
    TOTAL ADJUSTMENTS                      3,919,512        1,116,705
                                         -----------      -----------
    NET CASH USED IN
     OPERATING ACTIVITIES                 (1,122,145)        (564,284)
                                         -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES
------------------------------------
 Purchases of property and equipment         (25,128)        (191,551)
 Proceeds from disposal of fixed asset            --            2,000
                                         -----------      -----------
    NET CASH USED IN
     INVESTING ACTIVITIES                    (25,128)        (189,551)
                                         -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
 Proceeds from notes payable,
  shareholders, net                          514,749          230,000
 Proceeds from notes payable, net             24,131               --
 Proceeds from the issuance of stock         587,600          450,000
                                         -----------      -----------
    NET CASH PROVIDED BY FINANCING
     ACTIVITIES                            1,126,480          680,000
                                         -----------      -----------
    NET DECREASE IN CASH AND
    CASH EQUIVALENTS                         (20,793)         (73,835)

The accompanying notes are an integral part of these consolidated
financial statements.                  60

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS, Continued
                        For the Years Ended December 31, 2003 and 2002
----------------------------------------------------------------------

                                             2003             2002
                                         -----------------------------
CASH AND CASH EQUIVALENTS - Beginning    $    27,817      $   101,652
-------------------------                -----------      -----------
CASH AND CASH EQUIVALENTS - Ending       $     7,024      $    27,817
-------------------------                ===========      ===========
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------
 Cash paid for:                              2003             2002
                                         -----------------------------
  Interest                               $    10,022      $       306
  Income taxes                           $        --      $        --

Non-cash investing and financing activities:

During the year ended December 31, 2002, the Company issued warrants to purchase 60,000 shares of common stock in connection with certain notes payable to shareholders. The fair market value of the warrants granted using the Black-Scholes pricing model was $2,200 and was recorded as deferred debt discount.

During the year ended December 31, 2002, the Company issued 55,000 shares of the Company's common stock in connection with notes payable to shareholders. The fair market value of the common stock at issuance date was $3,750 and was recorded as deferred debt discount.

During the year ended December 31, 2003, the Company issued warrants to purchase 1,220,000 shares of common stock in connection with certain notes payable, stockholders. The fair market value of the warrants granted using the Black-Scholes pricing model was $162,744 and was recorded as deferred debt discount.

During the year ended December 31, 2003, the Company issued 868,058 shares of the Company's common stock in connection with notes payable, stockholders. The fair market value of the common stock at issuance date was $62,362 and was recorded as deferred debt discount.

During the year ended December 31, 2003, certain shareholders converted their notes payable and accrued interest into 3,716,667 shares of the Company's common stock valued at $244,667.

In connection with two asset purchase agreements, the Company issued an aggregate of 1,200,000 shares of the Company's common stock and a $30,000 promissory note. The fair market value of the common stock issued at the date of the agreements was $174,000 and the assets acquired were inventory, property and equipment and intangible assets.

The accompanying notes are an integral part of these consolidated financial statements.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 1 - Description of Business and Management's Plans
         ----------------------------------------------
  Organization and Principal Business Activity
  --------------------------------------------
  Energy & Engine Technology Corporation ("EENT" or the "Company") was incorporated under the name Bidder Communications, Inc. in Nevada on November 16, 1999. It changed its name from Bidder Communications, Inc. ("Bidder") to Energy & Engine Technology Corporation on December 5, 2001.

  The consolidated financial statements include the accounts of EENT and its wholly owned subsidiaries, Gas Gathering Enterprises, LLC ("Gas Gathering") (previously, Southern States Gas Gathering, LLC) and Wind Dancer Aviation Services, Inc. ("Wind Dancer") collectively referred to as the "Company."

  The Company, through its wholly owned subsidiaries, is the owner of a natural gas gathering system located in Caddo Parish, Louisiana, and is a fixed base operator which services general aviation aircraft in Pagosa Springs, Colorado. EENT also is the developer and marketer of AXP 1000 auxiliary power generator for long haul trucks. During the fourth quarter 2003 the Company began manufacturing operations and had sales of the AXP 1000 power generators.

  Acquisition of Assets
  ---------------------
  On September 7, 2001, the Company acquired 100% of the membership interests in Southern States Gas Gathering, LLC ("SSGG") for $153,828 in cash and common stock, which was recorded as an acquisition of assets. The assets acquired consisted primarily of an inactive 65 mile gas gathering system located in the Caddo Pine Island Field, Louisiana. Trailblazer Production Company, LLC ("Trailblazer"), acting as agent for Mees Pierson Unlimited ("Seller"), was an unrelated party at the time of the acquisition, and received a fee of $50,000 in cash plus common stock from the total purchase price for services rendered. Trailblazer (now inactive) was owned by the Company's Chief Executive Officer and Chief Financial Officer at the time of the acquisition.

  As part of the acquisition, the Company had also acquired from Seller through its agent, Trailblazer), GlobalSat Technology data. In exchange for this data, the Company issued Trailblazer and Seller an option to acquire up to 25% of its interest in SSGG (the "Option") which the Company deemed to have a nominal value. The Seller and Trailblazer had also retained a 6% royalty on gross income of SSGG (the "Royalty"). The Company also agreed that Tralblazer's and the Seller's ownership in the Company would not dilute for 2 years ("Non Dilution Agreement"). On August 5, 2002, the Agreement was amended as follows: 1) The GlobalSat Technology was returned to the Seller in exchange for the termination of the Option by Seller; 2) The Royalty was terminated and instead it was agreed that seller would retain a 2% royalty on gross income of SSGG; and 3) the Non Dilution Agreement was terminated in exchange for 1,000,000 shares of the Company's common stock valued at $40,000 issued to the Seller (See Note 10). As of December 31, 2001, Trailblazer had relinquished all rights to the Royalty, the Non Dilution Agreement and the Option.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 1 - Description of Business and Management's Plans, continue
         ----------------------------------------------
  Management Liquidity Plans
  --------------------------
  As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $5,041,657 during the year ended December 31, 2003, resulting in an accumulated deficit of $6,981,306. The Company also has a working capital deficit of $1,189,770 and cash on hand of $7,024. On January 23, 2004 through March 12, 2004, in connection with a private placement offering the Company sold an aggregate of 15,455,000 shares of common stock to investors for $1,545,500 (see Note 16). Also on March 1, 2004, in connection with another private placement offering, the Company sold 1,350,000 shares of common stock to an investor for $270,000 (see
  Note 16). As of April 1, 2004 the Company had approximately $999,000 of cash.

  In addition to the private placements from investors the Company plans to raise additional cash through the issuance of debt or equity securities and increased revenues.

NOTE 2 - Summary of Significant Accounting Policies
         ------------------------------------------
  Consolidation
  -------------
  The consolidated financial statements include the accounts of EENT and its wholly owned subsidiaries. All significant inter-company transactions have been eliminated in consolidation.

  Revenue Recognition
  -------------------
  Gas Gathering
  Revenue is recognized at the time the product is delivered to its customers based on the agreement with America West (see Note 15). Fixed Base Operator Revenue is recognized at the time the services are performed and provided, or made available to its customers.

  AXP 1000 Power Generators
  Revenue is recognized at the time that the generator is delivered to the customer.

  Cash and Cash Equivalents
  -------------------------
  For the purposes of the statement of cash flows, the Company considers all short-term investments with maturity of three months or less when purchased to be cash equivalents.

  Inventory
  ---------
  Inventory consists of aviation fuel, parts, materials and engines and is valued at the lower of cost or market, cost being determined using the first-in/first-out basis.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

  Research and Development
  ------------------------
  Research and development costs are expensed as incurred. Research and development costs for the years ended December 31, 2003 and 2002 were $126,785 and $110,143, respectively and are included in selling, general and administrative expenses.

  Income Taxes
  ------------
  The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

  Depreciation and Amortization
  -----------------------------
  Depreciation of machinery and equipment, furniture, fixtures and gas gathering equipment is computed on the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives.

  Advertising Costs
  -----------------
  Advertising costs are expensed as incurred. For the years ended December 31, 2003 and 2002, advertising costs were $61,128 and $957, respectively.

  Net Loss per Share
  ------------------
  Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding at year-end. Common stock equivalents have been excluded from the weighted-average shares for 2003 and 2002, as inclusion is anti-dilutive. Potentially dilutive securities (warrants) of 1,355,000 and 460,000 are outstanding at December 31, 2003 and 2002, respectively.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------
  Use of Estimates
  ----------------
  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Stock-Based Compensation
  ------------------------
  In October 1995, SFAS No. 123, "Accounting for Stock-Based Compensation" was issued. SFAS 123 prescribes accounting and reporting standards for all stock-based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. SFAS 123 requires compensation expense to be recorded (i) using the new fair value method or (ii) using the existing accounting rules prescribed by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") and related interpretations with pro forma disclosure of what net income and earnings per share would have been had the Company adopted the new fair value method. The Company intends to continue to account for its stock based compensation plans in accordance with the provisions of APB 25.

  On December 31, 2002, the FASB issued SFAS No. 148 ("SFAS 148"), Accounting for Stock Based Compensation-Transition and disclosure. SFAS 148 amends SFAS No. 123, to provide an alternative method of transition to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and Accounting Principles Board ("APB") Opinion No. 28, "Interim Financial Reporting", to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock based employee compensation on reported net income and earnings per share in annual and interim financial statements. While the statement does not amend SFAS 123 to require companies to account for employee stock options using the fair value method, the disclosure provisions of SFAS 123 are applicable to all companies with stock based employee compensation, regardless of whether they account for that compensation using the fair value method of SFAS 123, or the intrinsic value method of APB Opinion No. 25. The adoption of SFAS 148 did not have an impact on net income or pro forma net income applying fair value method as the Company did not have compensatory stock options or warrants for the year ended December 31, 2003.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

  New Accounting Pronouncements
  -----------------------------
  In January 2003, Financial Accounting Standards Board ("FASB") issued FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, in December 2003, FASB deferred the latest date by which all public entities, which meet the definition of small business issuer under SEC Regulation S-B, must apply FIN 46 to the first interim or annual reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement is not expected to have a significant impact on the Company financial statements.

  In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends and clarifies SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities." The statement clarifies the accounting guidance on (1) derivative instruments (including certain derivative instruments embedded in other contracts) and (2) hedging activities that fall within the scope of SFAS No. 133. SFAS No. 149 also amends certain other existing pronouncements, which will result in more consistent reporting of contracts that are derivatives in their entirety or that contain embedded derivatives that warrant separate accounting. SFAS No. 149 is effective
  (1) for contracts entered into or modified after June 30, 2003, with certain exceptions, and (2) for hedging relationships designated after June 30, 2003. The guidance is to be applied prospectively. The adoption of SFAS No. 149 did not have a material impact on its consolidated financial position or results of operations.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 2 - Summary of Significant Accounting Policies, continued
         ------------------------------------------

  New Accounting Pronouncements
  -----------------------------
  In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 addresses certain financial instruments that, under previous guidance could be accounted for as equity, but now must be classified as liabilities in statements of financial position. These financial instruments include:
  1) mandatorily redeemable financial instruments, 2) obligation to repurchase the issuer's equity shares by transferring assets, and 3) obligation to issue a variable number of shares. SFAS No. 150 is effective for all financial instruments entered into or modified after May 31, 2003, and otherwise effective at the beginning of the first interim period beginning after June 15, 2003. The adoption of SFAS No. 150 did not have an impact on the consolidated financial position or results of operations.

NOTE 3 - Property and Equipment
         ----------------------
  Property and equipment at December 31, 2003 consist of the following:


                                             Estimated
                                           Useful Lives
                                      ----------------------------
    Machinery and Equipment           $ 131,476            5 years
    Gas Gathering Equipment             218,265           20 years
    Furniture and Fixtures                6,670            5 years
                                      ---------
                                        356,411
    Less:  Accumulated depreciation     (55,131)
                                      ---------

    Property and Equipment, Net       $ 301,280
                                      =========


  Depreciation expense for the years ended December 31, 2003 and 2002 was $36,015 and $17,488, respectively.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 4 - Intangible Assets
         -----------------
  Intangible assets at December 31, 2003 consists of the following:


                                                        Estimated
                                        Amount         Useful Lives
                                       ----------------------------
Supplemental type certificates         $77,500           10 years

  Less:  accumulated amortization        2,543
                                       -------
Intangible Assets, Net                 $74,957
                                       =======

  Amortization expense for the years ended December 31, 2003 and 2002 was $2,543 and $-0-, respectively.

  Future amortization expense for the above intangible assets as of December 31, 2003 is as follows:


For the year ending December 31,             Amounts
--------------------------------             -------
            2004                             $ 7,500
            2005                               7,500
            2006                               7,500
            2007                               7,500
            2008                               7,500
         Thereafter                           37,457
                                             -------
            Total                            $74,957

NOTE 5 - Notes Payable Stockholders
         --------------------------
  On November 14, 2002, as part of a private placement offering a stockholder purchased a one quarter (1/4) unit for $5,000. This one quarter (1/4) unit consists of a $5,000 note payable which accrues interest at 10% and was due on November 14, 2003 as well as 5,000 shares of the Company's common stock plus 5,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per warrant exercisable through November 14, 2003 plus 5,000 warrants to purchase the Company's common stock at an exercise price of $0.25 per warrant exercisable through November 14, 2004. The balance outstanding on this loan at December 31, 2003 was $5,000 and the Company was in default at this date. However, during March, 2004, principal and interest were paid in full.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 5 - Notes Payable Stockholders - continued
         --------------------------
  On December 3, 2002 the Company entered into a $150,000 note payable agreement with a stockholder which accrued interest at 10% and was due December 31, 2004. In connection with this note the Company issued 50,000 shares of the Company's common stock and it is secured by a lien on Wind Dancer's assets. On February 3, 2004, effective as of December 30, 2003, the Company entered into a settlement agreement with this stockholder whereby the Company issued 1,750,000 shares of the Company's restricted common stock valued at $0.09 per share or $157,500. This stock issuance was in full satisfaction of the outstanding principal balance of the loan of $150,000 and accrued interest of $7,500.

  On January 21, 2003, as part of a private placement an investor purchased one unit for $25,000. This unit consists of a $25,000 note payable which accrues interest at 10% and is due on January 7, 2004 as well as 25,000 shares of the Company's restricted common stock plus 25,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per warrant exercisable through January 7, 2004 plus 25,000 warrants to purchase the Company's common stock at an exercise price of $0.25 per warrant exercisable through January 7, 2005.

  On November 29, 2002, March 11, 2003 and March 13, 2003 as part of investment agreements, the Company entered into three note payable agreements with a stockholder aggregating $70,000, which accrued interest at 10% and was due in monthly installments through October 2003. On December 2, 2003 the Company entered into a note termination agreement with this stockholder whereby the Company issued 1,750,000 shares of the Company's restricted common stock valued at $0.04 per share or $70,000. This issuance of stock is in full satisfaction of the then outstanding principal balance of the loan of $60,750 and accrued interest of $9,250.
  In connection with these investment agreements along with the note termination agreement the Company issued an aggregate of 570,000 and 50,000 warrants to purchase the Company's common stock during the years ended December 31, 2003 and 2002, respectively. In accordance with the termination agreement the exercise price of all warrants was amended to $0.001 per warrant and are exercisable through September 1, 2008. The investor exercised all of the 570,000 warrants on December 30, 2003 (see
  Note 13). Also in connection with these investment agreements the Company issued an aggregate of 140,000 shares of the Company's common stock valued at $7,000 to the shareholder for consulting services provided.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 5 - Notes Payable Stockholders - continued
         --------------------------
  During the second quarter, 2003 as part of a private placement offering investors purchased 10 units for an aggregate of $100,000. Each unit consists of a $10,000 note payable, which accrues interest at 20% and is due in twelve months as well as 2,000 shares or an aggregate of 20,000 shares of the Company's restricted common stock. During the fourth quarter of 2003 the Company entered into termination agreements with two of these stockholders whereby the Company issued an aggregate of 216,667 shares of the Company's restricted common stock with an average value of $.08 per share or $17,167. The issuance of stock was in satisfaction of $15,000 of the principal balance and accrued interest of $2,167. The balance outstanding under these notes payable at December 31, 2003 was $84,000.
  As an incentive to certain investors an additional 6,000 shares were issued in connection with this offering.

  On June 26, 2003, in connection with an asset purchase agreement, the Company issued a note payable in the amount of $30,000 due in three equal installments of $10,000 beginning every thirtieth day after the date of agreement plus 300,000 shares of the Company's restricted common stock valued at $39,000. The balance outstanding on this note as of December 31, 2003 was $20,000. The Company has informally agreed with the note holder to extend the due date of the note and is currently in the process of formalizing this agreement.

  On July 15, 2003, the Company entered into a promissory note agreement, which was subsequently amended on August 1, 2003 to increase the principal amount from $20,000 to $40,000. The note was also amended to accrue interest at 5% per annum and to be due February 1, 2004. In connection with this note agreement and amended note agreement the Company issued 200,000 shares of the Company's restricted common stock.

  On August 18, 2003, the Company entered into a note payable agreement with a stockholder for $250,000. This note will be repaid in the aggregate amount of $281,250. This note, when aggregated with three notes payable previously entered into with the same stockholder in the amount of $125,000 (for an aggregate of $375,000), will be repaid to the stockholder upon a potential funding from an investment company in amounts of $40,000 per month upon receipt of such funding. In connection with this note, the Company issued the stockholder 500,000 warrants, which when added to 50,000 and 300,000 warrants issued during the years ended December 31, 2003 and 2002, respectively, in connection with a common stock offering and 150,000 warrants issued during the year ended December 31, 2003 in connection with the notes payable, which were thereby amended and restated, are now set to expire on August 15, 2007. The new exercise prices for the aggregate of 1,000,000 warrants are as follows: 200,000 at $0.01, 200,000 at $0.05,
  200,000 at $0.10, 200,000 at $0.15 and 200,000 at $0.25.  In connection with one of these notes payable with the stockholder the Company also issued 617,058 shares of the Company's restricted common stock.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 5 - Notes Payable Stockholders - continued
         --------------------------
  The fair market value of the 60,000 warrants issued during the year ended December 31, 2002 approximated $2,200, estimated at the date of grant using the Black-Scholes option-pricing model. The fair value of the 55,000 shares of the Company's restricted common stock issued during the year ended December 31, 2002 approximated $3,750 estimated based on the average trading value of the stock.

  The fair market value of the 1,220,000 warrants issued, plus the value of the restated and amended warrants for the year ended December 31, 2003 was $162,744, estimated at the date of grant or amendment using the Black-Scholes option-pricing model. The fair market value of the 868,058 shares of the Company's common stock issued during the year ended December 31, 2003 approximated $62,363 estimated based on the average trading value of the stock.

  These amounts were recorded as increases to both additional paid in capital and deferred debt discount. The deferred debt discount will be amortized to interest expense over the life of the notes. When the notes are paid or settled the related deferred debt discount is charged to interest expenses. Interest expense relating to this deferred debt discount for the years ended December 31, 2003 and 2002 was $143,572 and $1,097, respectively.

NOTE 6 - Notes Payable
         -------------
  On April 17, 2003, the Company entered a note payable agreement with a distributor for $34,000. The note accrues interest at 7% and is payable in monthly installments of $673, principal and interest, beginning May 1, 2003 through April 1, 2008. The balance outstanding under this note payable at December 31, 2003 was $24,131.

NOTE 7 - Accrued Expenses, Officers
         --------------------------
  Accrued expenses officers represents unpaid payroll and bonuses for 2002 and 2003 to three (3) officers of the Company. Theses amounts are non-interest bearing and have no definite repayment terms. As of December 31, 2003 the outstanding balance in accrued expenses officers was $609,522.

NOTE 8 - Commitments and Contingencies
         -----------------------------
  Operating Lease
  ---------------
  On September 11, 2002 the Company entered into a noncancelable operating lease for office space in Shreveport Louisiana with monthly rent of $519. This lease commenced on October 1, 2002 and expires on September 30, 2005.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 8 - Commitments and Contingencies, continued
         -----------------------------
  On October 15, 2002 the Company entered into a noncancelable operating lease for a aircraft hanger located at the Archuleta County Airport - Stevens Field in Colorado. This lease commenced on December 5, 2002 and expires on December 5, 2012. Annual rent is $9,600 for the first five (5) years of the lease term and increases 18% for the remaining five (5) years not exceeding annual rent of $22,000. The Company has an option to renew the lease at the end of the lease term for an additional 10 year period with annual rent to be determined based on the appraised value at that time. Under the terms of this lease the Company must also pay to the landlord a fuel flow fee of $.05 per gallon, subject to increases, of aviation fuel sold by the Company as well as an aircraft parking fee of 70% of all aircraft parking fees collected by the Company.

  The Company also rents office space for its corporate headquarters in Plano, Texas. This rent is on a month-to-month basis without a formal lease agreement with a monthly rent expense of $2,500.

  Future minimum rental payments under the above noncancelable operating leases as of December 31, 2003 are as follow:


            For the Year Ending
            December 31,                 Amount
            -------------------------------------------
                 2004                    $ 15,828
                 2005                      14,271
                 2006                       9,744
                 2007                      11,498
                 2008                      13,568
                 Thereafter                77,033
                                         --------
                 Total                   $141,942
                                         ========

  Rent expense for the years ended December 31, 2003 and 2002 amounted to $39,941 and $19,664, respectively.

  Legal Proceedings
  -----------------
  On October 27, 2003, the Company was served with a complaint that alleges that EENT is liable on a $150,000 judgment issued against Millennium Fuels USA, LLC ("MFUSA"), an unrelated entity, of which Will McAndrew and Roger Wurtele, the Company's CEO and CFO, respectively, were formerly the Managers.

  The Company believes that the claim is without merit and intends to aggressively defend this claim brought against the Company. At this time it is too early to evaluate with any reasonable certainty the likelihood of a favorable or unfavorable outcome.
                                       72

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 9 - Economic Dependency
        -------------------
  Major Customers
  ---------------
  During the year ended December 31, 2002, Gas Gathering sold a substantial portion of its product to one customer. Sales to this customer during the year ended December 31, 2002 totaled $71,148 (84%) of net sales.

  Major Suppliers
  ---------------
  During the year ended December 31, 2003, Energy & Engine purchased a substantial portion of its product from one supplier. Purchases from this supplier were $114,870 (75%) of purchases. At December 31, 2003, the amount due to this supplier included in accounts payable was $3,610.

  During the year ended December 31, 2003, Wind Dancer purchased a substantial portion of is product from one supplier. Purchases from this supplier were $118,448 (43%) of purchases. At December 31, 2003, total amount due to this supplier included in accounts payable was $16,639.

  During the year ended December 31, 2003, Gas Gathering purchased a substantial portion of its product from three suppliers. Purchase from these suppliers during the year ended December 31, 2003 were $26,065 (31%), $11,381 (13%), and $11,176 (13%) of cost of sales, respectively. At December 31, 2003, total amount due these suppliers included in accounts payable were $21,611.

  Geographic Dependency
  ---------------------
  Gas Gathering revenue is generated in Caddo Parish, Louisiana. The Company's revenues are limited to the amount of product, which can be extracted from this area

NOTE 10 - Common Stock
         ------------

  On January 10, 2002, Company issued 445,000 shares of common stock valued at $138,400 to consultants for services provided.

  On April 25, 2002, the Company issued 142,650 shares of common stock valued at $17,868 to consultants for services provided.

  On April 26, 2002, the Company issued 35,000 shares of common stock valued at $4,550 to a consultant for services provided.

  On May 24, 2002, the Company issued 500,000 shares of common stock valued at $30,000 to a consultant for services provided.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
         ------------
  On June 28, 2002, August 13, 2002, September 29, 2002 and December 23, 2002 in connection with private placement offerings, the Company sold 3,500,000 shares of common stock to an investor at $0.10 per share or an aggregate of $350,000. In connection with these private offerings the Company issued warrants to purchase an aggregate of 300,000 shares of the Company's common stock with an exercise price of $0.25 expiring through January 16, 2005. Also in connection with these offerings the Company and the investor entered into an agreement whereby the investor's 3,500,000 share common stock ownership in the Company at December 31, 2002 is non-dilutable by common stock issued by the Company beyond 20,000,000 shares, or 17.5%. The non-dilution agreement was originally effective until December 12, 2004 and has been subsequently extended to August 15, 2005 and the non-dilution percentage has increased to 20% based on additional investments. The non dilution agreement does not include stock issuances over 20,000,000 shares which are attributable to shares issued in a merger or acquisition that increases value and is approved by a majority of the stockholders of the Company.

  On August 13, 2002, the Company issued 13,975 shares of common stock valued at $559 to a consultant for services provided.

  On August 13, 2002, in connection with a private placement offering, the Company sold 1,000,000 shares of common stock to an investor at $0.10 per share or $100,000. In connection with this private placement offering the Company issued warrants to purchase 100,000 shares of the Company's common stock, which vested immediately with an exercise price of $0.25 expiring on August 13, 2004.

  On August 29, 2002, the Company issued 5,650,000 shares of common stock valued at $226,000 to officers and employees for services provided.

  On August 29, 2002, the Company issued 1,000,000 shares of common stock valued at $40,000 in connection with a termination agreement (See Note 1).

  On August 29, 2002, the Company issued 100,000 shares of common stock valued at $4,000 to consultants for services provided.

  On October 10, 2002, the Company issued 100,000 shares of common stock valued at $4,000 to consultants for services provided.

  On November 29, 2002 the Company issued 50,000 shares of the Company's common stock valued at $3,500 to a stockholder for consulting services as part of an investment agreement.

  On December 3, 2002, the Company issued 25,000 shares of common stock valued at $1,750 to an employee for services provided.

  On January 17, 2003, in connection with a private offering, the Company sold 500,000 shares of common stock to an investor at $0.10 per share or $50,000. The Company also issued warrants to purchase 50,000 shares of the Company's common stock with an exercise price of $0.25 expiring on January 16, 2005.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
          ------------
  On January 21, 2003, the Company issued 260,000 shares of common stock valued at $28,600 to consultants for services to be provided.

  On January 21, 2003, the Company issued 500,000 shares of common stock valued at $55,000 to employees for services provided.

  On January 22, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.20 per share or $20,000. The Company also issued an additional 100,000 shares of common stock valued at $11,000 to this investor for consulting services to be provided.

  On March 5, 2003, the Company issued 50,000 shares of common stock valued at $3,000 to consultants for services to be provided.

  On March 21, 2003, the Company issued 382,942 shares of common stock (201,817 shares of which were accrued for at December 31, 2002) to an investor in connection with an ant-dilution agreement.

  On March 13, 2003, the Company issued 25,000 shares of common stock valued at $1,750 to an employee for services to be provided.

  On April 2, 2003, the Company issued 25,000 shares of common stock valued at $1,250 to a consultant for services provided.

  On May 1, 2003, the Company issued 25,000 shares of common stock valued at $1,500 to a consultant for services provided.

  On June 1, 2003, the Company issued 200,000 shares of common stock valued at $12,000 in connection with a one-year agreement with an investor relations firm for services provided.

  On June 18, 2003, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. The Company also issued rights to this investor to purchase and additional 1,000,000 shares for $0.05 per share or $50,000 on or before September 6, 2003. The Company and the investor agreed to exercise this right on August 7, 2003 for 1,100,000 shares at $0.045 per share or $50,000.

  On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

  On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

  On June 18, 2003, the Company issued 50,000 shares of common stock valued at $6,000 to the manufacturer of its AXP 1000 product for consulting services provided. The Company has also agreed to issue 50 shares of common stock for each unit to be shipped by the manufacturer.

  On June 27, 2003, an investor purchased 1,604,909 shares of the Company's common stock at $0.0303 per share or $48,629.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
          ------------

  On June 30, 2003, the Company issued 729,182 shares to an investor in regards to an anti-dilution agreement.

  On July 2, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.06 per share or $6,000.

  On July 4, 2003, in connection with a private offering, the Company sold 150,000 shares of common stock to an investor at $0.06 per share or $9,000.

  On July 10, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 2,000 shares as an equity kicker.

  On July 15, 2003, in connection with a private offering, the Company sold 600,000 shares of common stock to two investors at $0.05 per share or $30,000.

  On July 17, 2003, in connection with a private offering, the Company sold 30,000 shares of common stock to an investor at $0.06 per share or $1,800.

  On July 18, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 4,000 shares as an equity kicker.

  On July 24, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to two investors at $0.06 per share or $6,000.

  On July 24, 2003, the Company issued as an equity kicker 14,000 shares to seven investors.

  On July 24, 2003, the Company issued 15,250,000 shares to officers and employees of the Company valued at $1,830,000 for services provided.

  On July 24, 2003, the Company issued 3,300,000 shares to an investor in regards to an anti-dilution agreement.

  On July 28, 2003, in connection with a private offering, the Company sold 125,000 shares of common stock to two investors at $0.06 per share or $7,500.

  On July 29, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

  On July 30, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
          ------------

  On August 5, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

  On August 5, 2003, the Company issued 774,182 shares to an investor in regards to an anti-dilution agreement.

  On August 6, 2003, in connection with a private offering, the Company sold 33,333 shares of common stock to an investor at $0.06 per share or $2,000.

  On August 8, 2003, the Company entered into an agreement with a consulting firm to issue 600,000 shares of the Company's common stock valued at $72,000 for consulting services to be provided. The term of the agreement is for six months with a renewal option for an additional six months.

  On August 19, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

  On August 19, 2003, the Company issued 175,000 shares of common stock valued at $26,250 to consultants for services provided.

  On August 19, 2003, in connection with a private offering, an investor purchased 20,000 of the Company's common stock at $0.06 per share or $1,200.

  On August 19, 2003, the Company issued 1,685,259 shares to an investor in regards to an anti-dilution agreement.

  On August 22, 2003, the Company issued 60,000 shares of common stock valued at $9,000 to consultants for services provided.

  On August 22, 2003, in connection with a private offering, two investors purchased 450,000 of the Company's common stock at $0.05 per share or $22,500.

  On August 25, 2003, the Company issued 300,000 shares of the Company's common stock to officers of the Company as non-cash compensation valued at $45,000 for services provided.

  On August 29, 2003, in connection with a private offering, two investors purchased 340,000 of the Company's common stock at $0.05 per share or $17,000.

  On August 29, 2003, in connection with a private offering, an investor purchased 80,000 of the Company's common stock at $0.10 per share or $8,000.

  On August 29, 2003, the Company issued 320,000 shares to an investor in regards to an anti-dilution agreement.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
          ------------

  On September 17, 2003, the Company issued 900,000 shares valued at $135,000 in connection with an asset purchase agreement.

  On September 17, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided.

  On September 17, 2003, the Company issued 50,000 shares valued at $7,500 to employees of the Company as non cash compensation for services provided.

  On September 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

  On September 23, 2003, the Company issued 99,000 shares of common stock valued at $12,870 to a consultant for services provided.

  On September 29, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

  On September 29, 2003, in connection with a private offering, two investors purchased 223,500 of the Company's common stock at $0.06 per share or $13,400.

  On September 29, 2003, the Company issued 50,000 shares of common stock valued at $7,500 to a consultant for services provided.

  On September 29, 2003, the Company issued 328,750 shares to an investor in regards to an anti-dilution agreement.

  On October 15, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided based on a consulting agreement. On December 2, 2003 the Company extended the consulting agreement and issued an additional 600,000 shares of common stock valued at $102,000 for services to be provided. Subsequently on February 5, 2004, the Company terminated this consulting agreement.

  On October 16, 2003, in connection with a private offering, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. This investor was also issued warrants to purchase 200,000 shares of the Company's common stock with an exercise price of $0.01 per share expiring October 30, 2005.

  On October 16, 2003, the Company issued 399,750 shares to an investor in regards to an anti-dilution agreement.

  On November 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 10 - Common Stock, continued
          ------------

  On November 25, 2003, the Company issued 473,685 shares of the Company's common stock to officers of the Company valued at $71,052 for services provided.

  On November 25, 2003, the Company issued 50,0000 shares of the Company's common stock to an employee of the Company valued at $7,500 for services provided.

  On November 25, 2003, the Company issued 100,000 shares of common stock valued at $15,000 to a consultant for services provided.

  On December 2, 2003, the Company issued 25,000 shares of common stock valued at $4,250 to a consultant for services provided.

  On December 2, 2003, in connection with a private offering, two investors purchased 400,000 of the Company's common stock at $0.05 per share or $20,000.

  On December 12, 2003, the Company issued 200,000 shares of common stock valued at $40,000 to a consultant for services provided.

  On December 12, 2003, in connection with a private offering, two investors purchased 300,000 of the Company's common stock at $0.05 per share or $15,000.

  On December 12, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

  On December 12, 2003, the Company issued 150,000 shares of common stock valued at $28,500 to a consultant for services provided.

  On December 30, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

  On December 30, 2003, the Company issued 2,527,223 shares to an investor in regards to an anti-dilution agreement.

  On December 30, 2003, the Company issued 6,000,000 shares of the Company's common stock valued at $900,000 to officers of the Company for services provided.

  On December 31, 2003, in connection with a private placement offering, the Company sold 300,000 shares of the Company's common stock to an investor at $0.05 per share or $15,000. At December 31, 2003 a stock subscription receivable of $15,000 is recorded relating to this private placement.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 11 - Income Taxes
          ------------
  The Company recognized deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their respective tax bases. In addition, the Company also recognizes deferred tax assets for future tax benefits, such as net operating loss ("NOL") carryforwards, to the extent that realization of such benefits is more likely than not.

  The components of the net deferred tax assets as of December 31, 2003 is as follows:

<CATION>
                                            2003
                                         -----------
    Accrued expenses                     $   215,000
    Stock based compensation                  56,000
    NOL carryforwards                      2,104,000
                                         -----------
        Total deferred tax asset           2,375,000

    Valuation allowance                   (2,375,000)
                                         -----------
    Net Deferred Tax Asset               $        --
                                         ===========

  The valuation allowance increased $1,721,000 for the year ended December 31, 2003.

  At December 31, 2003, the Company had available NOL carryforwards for income tax purposes of approximately $6,189,000 which expires at various dates through 2023. The Company will not be able to utilize net operating losses which occurred prior to the acquisition of SSGG pursuant to the limitations described in Section 382 of the Internal Revenue Service Code.

  A reconciliation of the expected statutory tax rate and the effective rate is as follows:

                                      2003               2002

  Expected statutory rate             34.0%              34.0%
  NOL without tax benefit            (34.0)             (34.0)
                                     -----              -----
  Total income taxes                    --%                --%
                                     =====              =====

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------

NOTE 12 - Consulting Services Plan
          ------------------------

  Effective as of January 10, 2002 the Company adopted a 2002 Consulting Service Plan ("2002 Plan") whereby 1,000,000 shares of the Company's common stock may be subject to stock awards. Effective as of December 2, 2002 the Company adopted a 2002-2003 Consulting Service Plan ("2002-2003 Plan") whereby an additional 1,000,000 shares of the Company's common stock may be subject to stock awards. The purpose of the 2002 Plan and the 2002-2003 Plan is to advance interests of the Company by rewarding employees, directors, former directors, contractors and consultants to the Company (See Note 10). As of December 31, 2003 1,000,000 and 300,000 (approximate) shares of the Company's common stock have been issued under the 2002 Plan and the 2002-2003 Plan, respectively.

NOTE 13 - Warrants
          --------

  On December 30, 2003, an investor exercised warrants to purchase 570,000 shares of the Company's common stock at $0.001 per share or $570.

  Transactions involving warrants are summarized as follows:



                                          Number             Weighted
                                            Of                Average
                                         Warrants          Exercise Price
                                         --------------------------------

  Balance - January 1, 2002                      --               --

  Warrants issued during the year           460,000        $    0.23

  Balance - December 31, 2002               460,000        $    0.23

  Warrants issued during the year         1,470,000        $    0.05

  Warrants exercised during the year       (570,000)       $    0.001

  Warrants expired during the year           (5,000)       $    0.10

  Balance - December 31, 2003             1,355,000        $    0.13
                                          =========


  There were 1,355,000 and 460,000 warrants exercisable at December 31, 2003 and 2002, respectively.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 14 - Segment Reporting
          -----------------
  The accounting policies of the segments are disclosed in the summary of significant accounting policies. There are no intersegment sales. The Company evaluates performance based on income of loss from operations.

  Summarized financial information concerning the Company's reportable segments is shown in the following table.

<CAPITAL>

                        Gas          Wind         AXP         General
                     Gathering      Dancer        1000      Corporation        Total
                     -----------------------------------------------------------------

For the Year Ended December 31, 2003

Revenue              $   1,245    $ 377,676    $   4,341    $        --     $   383,262
                     =========    =========    =========    ===========     ===========

Operating loss       $ (23,474)   $(189,681)   $(279,941)   $(4,159,677)    $(4,652,773)
                     =========    =========    =========    ===========     ===========

Net loss             $ (72,974)   $(192,214)   $(279,941)   $(4,496,528)    $(5,041,657)
                     =========    =========    =========    ===========     ===========

Capital Expenditures $      --    $  42,976    $      --    $     1,670     $    44,646
                     =========    =========    =========    ===========     ===========

Total identifiable
 assets at December
 31, 2003            $ 187,931    $ 295,548    $ 245,858    $    42,274     $   771,611
                     =========    =========    =========    ===========     ===========


               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 14 - Segment Reporting, continued
          -----------------

<CAPITAL>

                        Gas          Wind         AXP         General
                     Gathering      Dancer        1000      Corporation        Total
                     -----------------------------------------------------------------
For the Year Ended December 31, 2002

Revenue              $   84,327    $  14,930    $      --    $        --     $    99,257
                     ==========    =========    =========    ===========     ===========

Operating loss       $(184,438)    $ (14,384)   $      --    $(1,475,878)    $(1,674,700)
                     =========     =========    =========    ===========     ===========

Net loss             $(184,438)    $ (16,284)   $      --    $(1,480,267)    $(1,680,989)
                     =========     =========    =========    ===========     ===========

Capital Expenditures $  94,051     $  92,500    $      --    $     5,000     $   191,551
                     =========     =========    =========    ===========     ===========

Total identifiable
 assets at December
 31, 2002            $ 286,234     $ 129,181    $      --    $    20,509     $   435,924
                     =========     =========    =========    ===========     ===========

NOTE 15 - Related party and other items
          ----------------------------
  Securities and Exchange Commission Matter
  -----------------------------------------
  On October 23, 2003, the Commission entered a cease-and-desist order against the Company resulting from the Company's issuance of certain shares of its common stock in January 2002 pursuant to an S-8 registration statement. The order requires the Company to cease and desist from committing or causing any violations and any future violations of Sections 5(a) and 5(c) of the Securities Act of 1933.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 15 - Related party and other items, continued
          -----------------------------

  Letter of intent
  ----------------
  On March 7, 2003, the Company entered into a letter of intent which was subsequently amended on April 3, 2003, whereby the Company would sell its 100% membership interest in Gas Gathering for $500,000 to American West Resources ("American West"). On May 8, 2003, the Company entered into a revised letter of intent with American West whereby the purchase price would be $500,000, if the closing occurs on or before November 1, 2003, $650,000 if the closing occurs between November 2, 2003 and May 1, 2004 and $800,000 if the closing occurs between May 2, 2004 and November 1, 2004. Upon closing the Company would also retain an 8% net profit interest in Gas Gathering as defined in the letter of intent.

  Prior to closing, American West will operate the system and receive all gross proceeds until November 1, 2003, with the Company receiving 50% of net proceeds thereafter until closing. The President, Chief Executive Officer and majority shareholder of America West is the father in law of the Company's President and Chief Executive Officer. There can be no assurance that this sale will take place. This segment of the Company's business will be treated as discontinued operations in accordance with FASB 144, when and if the sale is deemed probable by management.

  During the year ended December 31, 2003, America West sold on behalf of the Company fixed assets with a net book value of $49,500 for $27,500 resulting in a receivable from America West payable to the Company. Subsequent to this sale the Company wrote off the $27,500 receivable

  Equity Line of Credit
  ---------------------
  On May 1, 2003, the Company entered into an agreement with Cornell Capital Partners, LP ("Cornell") for a proposed $3,500,000 equity credit line. At closing the Company issued a 5% convertible debenture in the amount of $130,000 due May 1, 2006. The debenture is for full satisfaction of fees and expenses and was fully earned by Cornell upon entering into the equity line of credit agreement. On December 12, 2003 the Company and Cornell entered into a termination agreement whereby the equity line of credit would be terminated. The Company issued 722,222 shares of common stock at $0.19 per share or $137,222 which was in full satisfaction of the $130,000 principal balance and $7,222 of interest relating to the convertible debenture.

NOTE 16 - Subsequent Events
          -----------------
  Equity Transactions
  -------------------
  On January 7, 2004 and January 15, 2004, the Company issued an aggregate of 40,000 shares of common stock valued $6,400 to a consultant for services to be provided.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 16 - Subsequent Events
          -----------------
  Equity Transactions, continued
  -------------------

  On January 15, 2004, the Company issued an aggregate of 300,000 shares of common stock valued at $54,000 to officers of the Company for services to be provided.

  On January 23, 2004 through March 12, 2004, in connection with a private placement offering, the Company sold an aggregate of 15,455,000 shares of common stock to investors at $0.10 per share or $1,545,500. In consideration of consulting services to be provided, the Company has granted the right of first refusal for future financing for a period of six months to one of these investors. As additional consideration for consulting service, the Company has also issued warrants to this investor to purchase 500,000 shares of the Company's common stock with an exercise price of $0.20 which expires in one year.

  On January 23, 2004, the Company issued an aggregate of 119,000 shares of common stock valued at $19,040 to two consultants for services to be provided.

  On January 30, 2004, the Company issued 130,000 shares of common stock valued at $11,180 to a former employee in connection with a termination agreement.

  On March 1, 2004, in connection with a private placement offering, the Company sold 1,350,000 shares of common stock to an investor at $0.20 per share or $270,000. In connection with this private placement offering the Company issued warrants to purchase 405,000 shares of the Company's common stock with an exercise price of $0.40 expiring on February 26, 2006.

  On March 1, 2004, the Company issued 25,000 shares of common stock valued at $12,750 to a consultant for services to be provided.

  On March 9, 2004, the Company issued 20,000 shares of common stock valued at $9,000 to a consultant for services to be provided.

  On March 12, 2004, the Company issued 410,424 shares of common stock to a stockholder in satisfaction of a $40,000 note payable plus accrued interest.

  On April 6, 2004, the Company issued 3,000,000 shares of common stock to officers for services performed.

  Authorized Shares
  -----------------
  On February 18, 2004, the company filed a Certificate of Amendment to its Articles of Incorporation to increase their authorized shares of common stock to 180,000,000.

               ENERGY & ENGINE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
----------------------------------------------------------------------
NOTE 16 - Subsequent Events
          -----------------
  Asset Acquisition
  -----------------
  On March 4, 2004 the Company entered into term sheet, subject to a definitive purchase agreement with BMZ Generators & Welders, Inc ("BMZ") which is the Company's manufacturer of the AXP 1000 product, to purchase certain assets and intellectual property of BMZ. Under the term sheet the Company would purchase certain assets of BMZ for $108,000 of which the Company has already deposited with BMZ. The Company would also purchase all existing and future intellectual property rights of BMZ. The purchase price of the intellectual property is $1,000,000 with $200,000 paid in cash at closing, $300,000 in the Company's restricted common stock upon receipt of certain documentation from BMZ and $500,000 in the Company's restricted common stock upon certain milestones over a five year period.

                                 ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                       AND SUBSIDIARIES

                                                               CONTENTS
-----------------------------------------------------------------------


                                                              Page


CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

  Balance Sheet (Unaudited)                                    88
  Statements of Operations (Unaudited)                         90
  Statements of Cash Flows (Unaudited)                         91


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)         93




                 2004 Second Quarter Financials (unaudited)

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

                                        CONDENSED CONSOLIDATED BALANCE SHEET
                                                                 (UNAUDITED)

                                                              June 30, 2004
----------------------------------------------------------------------------

                                   ASSETS
                                   ------


CURRENT ASSETS
--------------
 Cash and cash equivalents                                    $   296,637
 Accounts receivable                                               26,520
 Inventory                                                        351,028
 Prepaid expenses and other current assets                        390,388
 Deposit on Asset Acquisition                                     813,648
                                                              -----------

   Total Current Assets                                         1,878,221

PROPERTY AND EQUIPMENT, Net                                       315,860
----------------------

OTHER ASSETS
------------
 Intangible assets, net                                            71,082
                                                              -----------

   TOTAL ASSETS                                               $ 2,265,163
                                                              ===========

See accompanying Notes to the Condensed Consolidated Financial Statements.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

                                        CONDENSED CONSOLIDATED BALANCE SHEET
                                                                 (UNAUDITED)

                                                              June 30, 2004
----------------------------------------------------------------------------

                    LIABILITIES AND STOCKHOLDERS' EQUITY
                    ------------------------------------
CURRENT LIABILITIES
-------------------
 Accounts Payable and accrued expenses                        $   346,270
 Accrued expenses officers                                        481,228
 Current maturities of note payable                                 8,076
 Notes payable, stockholders, net of debt discount
  of $61,580                                                      442,420
                                                              -----------

   Total Current Liabilities                                  $ 1,277,994


OTHER LIABILITIES
-----------------
 Note payable, less current maturities                             12,777
                                                              -----------

   TOTAL LIABILITIES                                            1,290,771


STOCKHOLDERS' EQUITY
--------------------
 Common stock, $.001 par value, 180,000,000 shares
  authorized, 109,154,674 shares issued and outstanding           109,154
 Additional paid-in capital                                    10,360,151
 Accumulated Deficiency                                        (9,486,580)
  Less: Deferred Compensation                                      (8,333)
                                                              -----------

   TOTAL STOCKHOLDERS' EQUITY                                     974,392
                                                              -----------


   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $ 2,265,163
                                                              ===========

See accompanying Notes to the Condensed Consolidated Financial Statements.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                                 (UNAUDITED)
                            For the Six Months Ended June 30, 2004 and 2003
----------------------------------------------------------------------------

                                                 SIX MONTHS ENDED
                                          JUNE 30, 2004    JUNE 30, 2003

NET SALES                                 $    220,831     $   109,056
---------

COST OF SALES                                  124,546          41,386
-------------
                                          ------------     -----------

  GROSS PROFIT                                  96,285          67,670

OPERATING EXPENSES
------------------
 Selling, general
   and administrative
   expenses                                    750,327         682,993
Stock based
   compensation                              1,800,640         133,100
                                          ------------     -----------
  TOTAL OPERATING
   EXPENSES                                  2,550,967         816,093
                                          ------------     -----------
  OPERATING LOSS                            (2,454,682)       (748,423)
                                          ------------     -----------
OTHER (EXPENSE)INCOME
---------------------
  Interest income                                2,322              --
  Interest expense                             (52,916)        (24,329)
                                          ------------     -----------
  TOTAL OTHER EXPENSE                          (50,594)        (24,329)
                                          ------------     -----------
NET LOSS                                  $ (2,505,276)    $  (772,752)
                                          ============     ===========

NET LOSS PER COMMON SHARE:
-------------------------
  Basic and Diluted                       $      (0.03)    $     (0.03)
                                          ============     ===========
WEIGHTED AVERAGE COMMON
-----------------------
  SHARES OUTSTANDING                        96,739,265      25,193,035
                                          ============     ===========

See accompanying Notes to the Condensed Consolidated Financial Statements.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

                             CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                                 (UNAUDITED)

                             For the Six Months Ended June 30, 2004 and 2003
----------------------------------------------------------------------------

                                          2004                      2003
                                   -----------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
------------------------------------
 Net loss                             $(2,505,276)               $ (772,752)
 Adjustments to reconcile net loss
  to net cash used in operating
  activities:
   Depreciation and amortization           26,007                    17,405
   Stock-based compensation             1,800,640                   133,100
   Amortization of debt discount           24,808                     6,830

 Changes in operating assets and
  liabilities:
   Accounts receivable                    (18,460)                   33,104
   Inventory                             (114,165)                  (10,552)
   Prepaid expenses and other
    current assets and deposit
    on asset acquisition                 (360,328)                 (108,611)
   Accounts payables and accrued
    expenses                             (157,620)                  100,740
   Accrued expenses, officers            (106,502)                  167,972
                                      -----------                ----------
     TOTAL ADJUSTMENTS                  1,094,380                   339,988
                                      -----------                ----------
     NET CASH USED IN OPERATING
      ACTIVITIES                       (1,410,896)                 (432,764)
                                      -----------                ----------
CASH FLOWS USED IN INVESTING ACTIVITIES
---------------------------------------
 Purchases of property and equipment      (36,711)                  (20,501)
                                      -----------                ----------
CASH FLOWS FROM FINANCING ACTIVITIES
------------------------------------
  (Repayment) Proceeds from notes
    payable, stockholders                  (5,000)                  239,941
Proceeds from notes payable net                --                    27,497
  Repayment of note payable                (3,278)                       --
  Proceeds from the issuance of
    common stock, net of offering
    costs                               1,745,498                   169,409
                                      -----------                ----------
     NET CASH PROVIDED BY FINANCING
      ACTIVITIES                      $ 1,737,220               $   436,847
                                      -----------               -----------

See accompanying Notes to the Condensed Consolidated Financial Statements.
                                       91

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

                  CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS, continued
                                                                 (UNAUDITED)

                            For the Six Months Ended June 30, 2004 and 2003
----------------------------------------------------------------------------

                                          2004                      2003
                                   -----------------------------------------

     NET INCREASE (DECREASE)
      IN CASH AND CASH
      EQUIVALENTS                     $   289,613                $ (16,418)

CASH AND CASH EQUIVALENTS-Beginning         7,024                   27,817
-------------------------             -----------                ---------

CASH AND CASH EQUIVALENTS-Ending      $   296,637                $  11,399
-------------------------             ===========                ==========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
-------------------------------------------------

Cash paid during the period for:

Interest                              $     3,234                $  13,631

Income taxes                          $        --                $      --


Non-cash investing and financing activities:

  During the period ended, a stockholder converted its notes payable and accrued interest into 410,424 shares of the Company's common stock valued at $41,042.

  During the period ended, the Company issued warrants for consulting services. The fair market value of the warrants granted using the Black-Scholes pricing model was $50,000.

  During the period ended, the Company issued 2,801,120 shares of Common Stock valued at $700,280 as a deposit for the BMZ asset acquisition.

See accompanying Notes to the Condensed Consolidated Financial Statements.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
----------------------------------------------------------------------------

NOTE 1 - Description of Business and Basis of Presentation
         -------------------------------------------------

  Financial Statements
  --------------------
  The condensed consolidated balance sheet of Energy & Engine Technology Corporation ("EENT" or the "Company") as of June 30, 2004, the related condensed consolidated statements of operations for the six months ended June 30, 2004 and 2003 and cash flows for the six months ended June 30, 2004 and 2003 included in Item 1 have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC" or "Commission"). Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of American have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary in order to make the financial statements not misleading. The results of operations for the six months ended June 30, 2004 are not necessarily indicative of the results of operations for the full year or any other interim period. These condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto included else-where in this Form SB-2.

  Organization and Principal Business Activity
  --------------------------------------------
  EENT was incorporated under the name Bidder Communications, Inc. in Nevada on November 16, 1999. It changed its name from Bidder Communications, Inc. ("Bidder") to Energy & Engine Technology Corporation on December 5, 2001.

  The consolidated financial statements include the accounts of EENT and its wholly owned subsidiaries, Gas Gathering Enterprises, LLC ("Gas Gathering") (previously, Southern States Gas Gathering, LLC) and Wind Dancer Aviation Services, Inc. ("Wind Dancer") collectively referred to as the "Company."

  The Company, through its wholly owned subsidiaries, is the owner and operator of a natural gas gathering system located in Caddo Parish, Louisiana, and is a fixed base operator which services general aviation aircraft in Pagosa Springs, Colorado. EENT also is the developer and marketer of AXP 1000 auxiliary power generator for long haul trucks. During the fourth quarter 2003 the Company began manufacturing operations and has sales of the AXP 1000 power generators.

  Consolidation
  -------------
  The consolidated financial statements include the accounts of EENT and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------

NOTE 1 - Description of Business and Basis of Presentation, continued
         -------------------------------------------------

  Revenue Recognition
  -------------------

    Gas Gathering
    -------------
    Revenue is recognized at the time the product is sold and made available to its customers.

    Fixed Base Operator
    -------------------
    Revenue is recognized at the time the services are performed and provided, or made available to its customers.

    AXP 1000 Power Generators
    -------------------------
    Revenue is recognized at the time the generator is delivered to the customer.

  Cash and Cash Equivalents
  -------------------------
  For the purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents.

  Inventory
  ---------
  Inventory consists of aviation fuel, parts and materials and engines and is valued at the lower of cost or market, cost is being determined using the first in/first-out basis.

  Research and Development
  ------------------------
  Research and development costs are expensed as incurred. Research and development costs for the six months ended June 30, 2004 and 2003 were $7,619 and $55,973, respectively, and are included in selling, general and administrative expenses.

  Income Taxes
  ------------
  The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
----------------------------------------------------------------------------
NOTE 1 - Description of Business and Basis of Presentation, continued
         -------------------------------------------------

  Depreciation and Amortization
  -----------------------------
  Depreciation and amortization of furniture, fixtures and gas gathering equipment is computed on the straight-line method at rates adequate to allocate the cost of applicable assets over their expected useful lives.

  Net Loss per Share
  ------------------
  Basic EPS is computed by dividing income (loss) available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS is based on the weighted-average number of shares of common stock and common stock equivalents outstanding at year-
  end.   Common stock equivalents have been excluded from the weighted-
  average shares for the six months ended June 30, 2004 and 2003, as inclusion is anti-dilutive. Potentially dilutive securities (warrants) of 12,045,000 and 870,000 are outstanding at June 30, 2004 and 2003, respectively.

  Use of Estimates in the Financial Statements
  --------------------------------------------
  The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - Note Payable Stockholder
         ------------------------

  As of June 30, 2004, the Company is in default of the terms on an outstanding note payable with one of its stockholders. The note was due on January 7, 2004 with principal balance due of $25,000 and accrued interest of $3,546.

NOTE 3 - Common Stock
         ------------
  During the period ended March 31, 2004, the Company issued an aggregate of 3,300,000 shares of common stock valued at $1,524,000 to three officers of the Company for services performed.

  On January 23, 2004 through March 12, 2004, in connection with a private placement offering, the Company sold an aggregate of 15,455,000 shares of common stock to investors at $0.10 per share or $1,460,500 net of offering costs of $85,000. The Company also issued an additional 104,000 shares of common stock and on May 6, 2004, issued 810,000 warrants (See Note 7) to consultants in connection with this offering. In consideration of consulting services to be provided, the Company has granted the right of first refusal for future financing for a period of six months to one of these investors.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
----------------------------------------------------------------------------
NOTE 3 - Common Stock - continued
         ------------

  As additional consideration for consulting service, the Company has also issued warrants to this investor to purchase 500,000 shares of the Company's common stock with an exercise price of $0.20, which expire in one year. The fair market value of the warrants granted using the Black-Scholes pricing model was $50,000.

  On January 30, 2004, the Company issued 130,000 shares of common stock valued at $24,700 to a former employee in connection with a termination agreement.

  On March 1, 2004, in connection with a private placement offering, the Company sold 1,350,000 shares of common stock to an investor at $0.20 per share or $270,000. In connection with this private placement offering the Company issued warrants to purchase 405,000 shares of the Company's common stock with an exercise price of $0.40 expiring on February 26, 2006.

  During the first quarter, the Company issued an aggregate of 204,000 shares of common stock valued at $47,190 to consultants for services provided.

  During the first quarter, the Company issued 410,424 shares of common stock to a shareholder in satisfaction of a $40,000 note payable plus accrued interest in the amount of $1,042.

  On March 31, 2004, the Company issued 4,428,382 shares of common stock to an investor pursuant to an anti-dilution agreement.

  On May 19, 2004 the Company issued an aggregate of 152,500 shares of the Company's common stock to three employees of the Company valued at $43,125 for services provided.

  On June 4, 2004, the Company issued 2,801,120 shares of common stock valued at $700,280 as part of the acquisition price for BMZ and its related intellectual property. The stock was issued as an advance to the sole stockholder of BMZ and included as part of the deposit on asset acquisition as of June 30, 2004 (see note 7).

  On June 21, 2004, the Company issued 94,595 shares of common stock valued at $35,000 to a consultant for services provided.

  On June 30, 2004, the Company issued 2,167,459 shares to an investor pursuant to an anti-dilution agreement.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------
NOTE 4 - Warrants
         --------
  Transactions involving warrants are summarized as follows:


                                         Number             Weighted
                                           Of                Average
                                        Warrants          Exercise Price
                                        --------------------------------

  Balance - December 31, 2003            1,355,000             $0.13

  Warrants issued during the period     10,715,000             $0.24

  Warrants expired during the period       (25,000)            $0.10

  Balance - June 30, 2004               12,045,000             $0.23




  On May 6, 2004, in connection with the January 23, 2004 through March 12, 2004 private placement offering (See Note 3), the Company issued 810,000 warrants to purchase the Company's common stock to five consultants. The exercise price for each warrant is $0.10 per share.

  On May 12, 2004, the Company issued 9,000,000 warrants to purchase the Company's common stock to its officers. The exercise price of each warrant is $0.25 per share.

The fair value of the warrants, using the Black-Scholes option valuation model, is $2,250,000 (see note 5).

There were 12,045,000 warrants exercisable at June 30, 2004.

NOTE 5- Stock-Based Compensation
        ------------------------

  Stock-Based Compensation - The Company adopted Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compen-sation - Transition and Disclosure." This statement amended SFAS No. 123, "Accounting for Stock-Based Compensation." As permitted under SFAS No. 123, the Company continues to apply the Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." As required under SFAS No. 148, the following table presents pro forma net loss attributable to common stockholders for basic and diluted net loss per share as if the fair value-based method had been applied to all awards.

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------
NOTE 5- Stock-Based Compensation, continued
        ------------------------


                                                Six Months Ended
                                         ------------------------------
                                         June 30, 2004    June 30, 2003
                                         ------------------------------


  Net loss attributable to common
   shareholders - as reported            $(2,505,276)        $(772,752)

  Stock-based employee compensation
   cost determined under fair value
   method, net of tax effects             (2,250,000)               --
                                         -----------------------------
  Net loss attributable to common
   stockholders - pro forma              $(4,755,276)        $(772,752)
                                         =============================

  Loss per share

  Basic and diluted loss per share:
   Net loss attributable to common
   stockholders - as reported            $     (0.03)        $   (0.03)

                                         -----------------------------
  Net loss attributable to common
   stockholders - pro forma              $     (0.05)        $   (0.03)
                                         =============================

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES

            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------
NOTE 5- Stock-Based Compensation, continued
        ------------------------

  The Black-Scholes option valuation model was used to estimate the fair value of the warrants granted during the six months ended June 30, 2004. There were no stock options or warrants granted to employees during the six months ending June 30, 2003. The model includes subjective input assumptions that can materially affect the fair value estimates. The model was developed for use in estimating the fair value of traded options that have no vesting restrictions and that are fully transferable. For example, the expected volatility is estimated based on the most recent historical period of time equal to the weighted average life of the options granted. Options issued under the Company's option plans have characteristics that differ from traded options. In the Company's opinion, this valuation model does not necessarily provide a reliable single measure of the fair value of its employee stock options. Principal assumptions used in applying the Black-Scholes model along with the results from the model were as follows:




  Assumptions:
  Risk-free interest rate               3.96%

  Dividend                              0.00%

  Expected life in years                 5.0

  Expected volatility                    124%





















                                       99
                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------
NOTE 6 - Segment Reporting
         -----------------
  Summarized financial information concerning the Company's reportable segments are shown in the following tables.

                             Gas        Wind          AXP        General
                          Gathering    Dancer         1000       Corporation  Total
------------------------------------------------------------------------------------------
For the Six Months Ended June 30, 2004:

Revenue                  $       244   $   180,579  $    40,008  $        --  $   220,831
                         ===========   ===========  ===========  ===========  ===========
Operating Loss           $   (16,211)  $   (86,522) $   (78,955) $(2,272,993) $(2,454,682)
                         ===========   ===========  ===========  ===========  ===========
Net Loss                 $   (16,211)  $   (85,922) $   (78,955) $(2,324,187) $(2,505,276)
                         ===========   ===========  ===========  ===========  ===========
Capital Expenditures     $        --   $     2,537  $        --  $    34,174  $    36,711
                         ===========   ===========  ===========  ===========  ===========
  Total identifiable
  assets at June 30,
  2004                   $   182,474   $   297,603  $ 1,418,925  $   366,161  $ 2,265,163
                         ===========   ===========  ===========  ===========  ===========

For the Six Months Ended June 30, 2003

Revenue                  $     1,245   $   107,811  $        --  $        --  $   109,056
                         ===========   ===========  ===========  ===========  ===========
Operating Loss           $   (16,586)  $   (89,947) $        --  $  (641,890) $  (748,423)
                         ===========   ===========  ===========  ===========  ===========
Net Loss                 $   (16,586)  $   (89,975) $        --  $  (666,191) $  (772,752)
                         ===========   ===========  ===========  ===========  ===========
Capital Expenditures     $        --   $    18,831  $        --  $     1,670  $    20,501
                         ===========   ===========  ===========  ===========  ===========
                                      100

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------

NOTE 7 - Other items
         -----------

  Authorized Shares
  -----------------
  On February 18, 2004, the Company filed a Certificate of Amendment to its Article of Incorporation to increase their authorized shares of common stock to 180,000,000.

  Asset Acquisition
  -----------------
  On March 4, 2004 the Company entered into a term sheet, subject to a definitive purchase agreement with BMZ Generators & Welders, Inc ("BMZ"), which is the Company's manufacturer of the AXP 1000 product, to purchase certain assets and intellectual property of BMZ.

  On May 19, 2004, the Company entered into a definitive purchase agreement with BMZ and Freddy Pereira, the owner of BMZ, pursuant to which the Company was to purchase all of BMZ's assets and related intellectual property, owned by Pereira for $2,000,000, $500,000 in cash at closing and $500,000 in Company Common Stock upon presentation of written documentation for the intellectual property with the last $1,000,000 being paid out over five years based on certain earn out criteria from the ongoing business of the subsidiary which purchased the assets. EENT hired Pereira to run the business arising from the purchased assets as of July 1, 2004. The trans-action closed effective as of July 1, 2004, with BMZ Generators Technology, Inc., a wholly owned subsidiary of the Company, as the purchaser. Although the parties negotiated the stock value at $500,000, it is being recorded for accounting purposes only at $700,280 based on the closing price of 2,801,120 shares of the Company's Common Stock (see Note 3), as of May 19, 2004, the date of the definitive agreement. The Company also issued these shares on June 4, 2004 in advance of the presentation of written documentation for the intellectual property as outlined in the definitive purchase agreement. This $700,280 is included in Deposit on Asset Acquisition as of June 30, 2004. The Company also advanced an additional $113,368 in connection with this asset acquisition.

  As of June 30, 2004 the Company has also advanced to BMZ approximately $342,000 which is included in prepaid expense and other current assets. This amount will be applied to advances for purchases of inventory.

  Legal Proceedings
  -----------------
  On October 27, 2003, the Company was served with a complaint that alleges that EENT is liable on a $150,000 judgment issued against Millennium Fuels USA, LLC ("MFUSA"), an unrelated entity, of which Will McAndrew and Roger Wurtele, the Company's CEO and CFO, respectively, were formerly the Managers.

  The Company's believes that the claim is without merit and intends to aggressively defend this claim brought against the Company. At this time it is too early to evaluate with any reasonable certainty the likelihood of a favorable or unfavorable outcome.

                                      101

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------

NOTE 8 - Subsequent Events
         -----------------

  On July 26, 2004, in connection with a private placement offering, the Company sold an aggregate 115,000 shares of common stock to two investors at $0.22 per share or $25,300.

  On July 29, 2004, several funds, affiliated with Mercator Advisory Group, LLC of Los Angeles, California, (collectively, with Mercator "MAG") have invested $1.7 million in the aggregate in the Company.

  The funds were invested pursuant to 7.0% Convertible Debentures, dated as of July 29, 2004 (the "Debentures").

  The terms of the Debentures are as follows:

  The coupon payment is due on the first trading day of each month while the debentures are outstanding and the Debentures are due on the one year anniversary of the issuance date.

  The Debentures are convertible into EENT Common Stock at any time at the holder's discretion in part or in whole by dividing the principal amount converted by a price ("Conversion Price") equal to 85% of the Market Price (average inter day trading price during the 10 immediately preceding trading days). In no event shall the Conversion Price be higher than $.39 or lower than $.10. At all times beneficial ownership of EENT Common Stock shall not exceed 9.99% on an as converted basis. Conversion Price is adjusted equitably for stock splits and the like.

  MAG was issued an aggregate of 4,358,974 three year warrants at an exercise price of $.39 per share. The warrants are callable by the Company at $.39 per share if for any 10 day trading period the common stock closes at at least $1.17 per share for each of the trading days.

  Within 30 days of July 29, 2004, EENT is required to file a registration statement on Form SB-2 for the shares into which the Convertible Debentures are convertible and underlying the Warrants. The Company shall use its best efforts to have the registration statement declared effective within 120 days after initial filing.

  Events of Default under the Convertible Debentures include: bankruptcy; failure to timely file the Registration Statement; failure to maintain trading of the Common Stock on the over the counter bulletin board; and failure to make any payment within 30 days of the due date therefor. Remedies include the Conversion Price to decrease to 75% of the Market Price, and payment of a 1% per month penalty for late filing of the registration statement, or if it is not effective within 120 days after filing.

  MAG also represents that it would not engage in the short selling of the Company's stock.



                                      102

                                      ENERGY & ENGINE TECHNOLOGY CORPORATION
                                                            AND SUBSIDIARIES
            NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
---------------------------------------------------------------------------
NOTE 8 - Subsequent Events, continued
         -----------------

  On August 10, 2004, in connection with services rendered, the Company issued 50,000 shares of common stock to an employee.

  On August 10, 2004, in connection with services rendered, the Company issued 94,595 shares to two individuals for consulting services.

  On August 10, 2004, in regards to an anti-dilution agreement, the Company issued 64,899 shares to a shareholder.












































                                      103

                                     PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

                   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Under Nevada law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he:

     (a)  Is not liable pursuant to NRS 78.138; or

     (b) Acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to NRS 78.1.38 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

     Under our Articles of Incorporation and Bylaws, the corporation shall indemnify any individual made a party to a proceeding because he is or was an officer, director, employee or agent of the corporation against liability incurred in the proceeding, all pursuant to and consistent with the provisions of NRS 78.751, as amended from time to time.

     The expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding shall be paid by the corporation as they are incurred and in advance of the final deposition of the action, suit or proceeding, but only after receipt by the corporation of an undertaking by or on behalf of the officer or director on terms set by the Board of Directors, to repay the expenses advanced if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

     The indemnification permitted herein is intended to be to the fullest extent permissible under the laws of the State of Nevada, and any amendments thereto.

     Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
                                      104

                  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. No expenses shall be borne by the selling stockholders. All of the amounts shown are estimates, except for the SEC Registration Fees.



SEC registration fees                   $   887

Printing and engraving expenses         $10,000(1)

Accounting fees and expenses            $10,000(1)

Legal fees and expenses                 $14,000(1)

Transfer agent and registrar fees       $ 2,500(1)

Fees and expenses for qualification
under state securities laws             $10,000

Miscellaneous                           $10,000(1)
                                        -------
Total                                   $57,387
                                        =======


     (1)  We have estimated these amounts

                RECENT SALES OF UNREGISTERED SECURITIES

On January 10, 2002, Company issued 445,000 shares of common stock valued at $138,400 to consultants for services provided.

On April 25, 2002, the Company issued 142,650 shares of common stock valued at $17,868 to consultants for services provided.

On April 26, 2002, the Company issued 35,000 shares of common stock valued at $4,550 to a consultant for services provided.

On May 24, 2002, the Company issued 500,000 shares of common stock valued at $30,000 to a consultant for services provided.

On June 28, 2002, August 13, 2002, September 29, 2002 and December 23, 2002 in connection with private placement offerings, the Company sold 3,500,000 shares of common stock to an investor at $0.10 per share or an aggregate of $350,000. In connection with these private offerings the Company issued warrants to purchase an aggregate of 300,000 shares of the Company's common stock with an exercise price of $0.25 expiring through January 16, 2005. Also in connection with these offerings the Company and the investor entered into an agreement whereby the investor's 3,500,000 share common stock ownership in the Company at December 31, 2002 is non-dilutable by common stock issued by the Company beyond 20,000,000 shares, or 17.5%. At December

31, 2002, the amount of shares deemed issued relating to the non-dilution agreement is 201,817. The non-dilution agreement was originally effective until December 12, 2004 and does not include stock issuances over 20,000,000 shares which are attributable to shares issued in a merger or acquisition that increases value and is approved by a majority of the stockholders of the Company. The non-dilution agreement has subsequently been extended to January 17, 2005 and the non-dilution percentage has increased to 20% based on additional investments.

On August 13, 2002, the Company issued 13,975 shares of common stock valued at $559 to a consultant for services provided.

On August 13, 2002, in connection with a private placement offering, the Company sold 1,000,000 shares of common stock to an investor at $0.10 per share or $100,000. In connection with this private placement offering the Company issued warrants to purchase 100,000 shares of the Company's common stock with an exercise price of $0.25 expiring on August 13, 2004.

On August 29, 2002, the Company issued 5,650,000 shares of common stock valued at $226,000 to officers and employees for services provided.

On August 29, 2002, the Company issued 1,000,000 shares of common stock valued at $40,000 in connection with a termination agreement.

On August 29, 2002, the Company issued 100,000 shares of common stock valued at $4,000 to consultants for services provided.

On October 10, 2002, the Company issued 100,000 shares of common stock valued at $4,000 to consultants for services provided.

On November 14, 2002 as part of a private placement an investor purchased a one quarter (1/4) unit for $5,000. This one quarter (1/4) unit consists of a $5,000 note payable, 5,000 shares of the Company's common stock, 5,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per warrant exercisable through November 14, 2003 and 5,000 warrants to purchase the Company's common stock at an exercise price of $0.25 per warrant exercisable through November 14, 2004.

On November 29, 2002 the Company issued 50,000 shares of the Company's common stock valued at $3,500 to a stockholder for consulting services as part of an investment agreement, consisting of a $25,000 note payable and 50,000 warrants to purchase the Company's common stock at an exercise price of $0.10 per warrant exercisable through December 1, 2005.

On December 3, 2002, the Company issued 25,000 shares of common stock valued at $1,750 to an employee for services provided.

On December 3, 2002 the Company entered into a $150,000 note payable agreement with an investor which accrues interest at 10% and is due June 3, 2003. In connection with this note the Company issued 50,000 shares of the Company's common stock valued at $3,500.

     On January 17, 2003, in connection with a private offering, the Company sold 500,000 shares of common stock to an investor at $0.10 per share or $50,000. The Company also issued warrants to purchase 50,000 shares of the Company's common stock with an exercise price of $0.25 expiring on January 16, 2005.

     On January 21, 2003, the Company issued 260,000 shares of common stock valued at $28,600 to consultants for services to be provided.

     On January 21, 2003, the Company issued 500,000 shares of common stock valued at $55,000 to employees for services provided.

     On January 22, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.20 per share or $20,000. The Company also issued an additional 100,000 shares of common stock valued at $11,000 to this investor for consulting services to be provided.

     On March 5, 2003, the Company issued 50,000 shares of common stock valued at $3,000 to consultants for services to be provided.

     On March 21, 2003, the Company issued 382,942 shares of common stock (201,817 shares of which were accrued for at December 31, 2002) to an investor in connection with an anti-dilution agreement.

     On March 13, 2003, the Company issued 25,000 shares of common stock valued at $1,750 to an employee for services to be provided.

     On April 2, 2003, the Company issued 25,000 shares of common stock valued at $1,250 to a consultant for services provided.

     On May 1, 2003, the Company issued 25,000 shares of common stock valued at $1,500 to a consultant for services provided.

     On June 1, 2003, the Company issued 200,000 shares of common stock valued at $12,000 in connection with a one-year agreement with an investor relations firm for services provided. The Company will also pay a $500 monthly retainer to be increased up to $4,000 based on performance criteria.

     On June 18, 2003, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. The Company also issued rights to this investor to purchase and additional 1,000,000 shares for $0.05 per share or $50,000 on or before September 6, 2003. The Company and the investor agreed to exercise this right on August 7, 2003 for 1,100,000 shares at $0.045 per share or $50,000.

     On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

     On June 18, 2003, the Company issued 25,000 shares of common stock valued at $3,000 to a consultant for services provided.

     On June 18, 2003, the Company issued 50,000 shares of common stock valued at $6,000 to the manufacturer of its AXP 1000 product for consulting services provided. The Company has also agreed to issue 50 shares of common stock for each unit to be shipped by the manufacturer.

     On June 27, 2003, an investor purchased 1,604,909 shares of the Company's common stock at $0.0303 per share or $48,629.

     On June 30, 2003, the Company issued 729,182 shares to an investor in regards to an anti-dilution agreement.

     On July 2, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to an investor at $0.06 per share or $6,000.

     On July 4, 2003, in connection with a private offering, the Company sold 150,000 shares of common stock to an investor at $0.06 per share or $9,000.

     On July 10, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 2,000 shares as additional consideration for the equity investment by the investor.

     On July 15, 2003, in connection with a private offering, the Company sold 600,000 shares of common stock to two investors at $0.05 per share or $30,000.

     On July 17, 2003, in connection with a private offering, the Company sold 30,000 shares of common stock to an investor at $0.06 per share or $1,800.

     On July 18, 2003, in connection with a private offering, the Company sold 200,000 shares of common stock to an investor at $0.05 per share or $10,000 and issued 4,000 shares as additional consideration for the equity investment by the investor.

     On July 24, 2003, in connection with a private offering, the Company sold 100,000 shares of common stock to two investors at $0.06 per share or $6,000.

     On July 24, 2003, the Company issued 14,000 shares to seven investors who had loaned money to the Company as an equity kicker.

     On July 24, 2003, the Company issued 15,250,000 shares to officers and employees of the Company valued at $1,830,000 for services provided.

     On July 24, 2003, the Company issued 3,300,000 shares to an investor in regards to an anti-dilution agreement.

     On July 28, 2003, in connection with a private offering, the Company sold 125,000 shares of common stock to two investors at $0.06 per share or $7,500.

     On July 29, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On July 30, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On August 5, 2003, in connection with a private offering, the Company sold 50,000 shares of common stock to an investor at $0.06 per share or $3,000.

     On August 5, 2003, the Company issued 774,182 shares to an investor in regards to an anti-dilution agreement.

     On August 6, 2003, in connection with a private offering, the Company sold 33,333 shares of common stock to an investor at $0.06 per share or $2,000.

     On August 8, 2003, the Company entered into an agreement with a consulting firm to issue 600,000 shares of the Company's common stock valued at $72,000 for consulting services to be provided. The term of the agreement is for six months with a renewal option for an additional six months.

     On August 19, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

     On August 19, 2003, the Company issued 175,000 shares of common stock valued at $26,250 to consultants for services provided.

     On August 19, 2003, in connection with a private offering, an investor purchased 20,000 of the Company's common stock at $0.06 per share or $1,200.

     On August 19, 2003, the Company issued 1,685,259 shares to an investor in regards to an anti-dilution agreement.

     On August 22, 2003, the Company issued 60,000 shares of common stock valued at $9,000 to consultants for services provided.

     On August 22, 2003, in connection with a private offering, two investors purchased 450,000 of the Company's common stock at $0.05 per share or $22,500.

     On August 25, 2003, the Company issued 300,000 shares of the Company's common stock to officers of the Company as non-cash compensation valued at $45,000 for services provided.

     On August 29, 2003, in connection with a private offering, two investors purchased 340,000 of the Company's common stock at $0.05 per share or $17,000.

     On August 29, 2003, in connection with a private offering, an investor purchased 80,000 of the Company's common stock at $0.10 per share or $8,000.

     On August 29, 2003, the Company issued 320,000 shares to an investor in regards to an anti-dilution agreement.

     On September 17, 2003, the Company issued 900,000 shares valued at $135,000 in connection with an asset purchase agreement.

     On September 17, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided.

     On September 17, 2003, the Company issued 50,000 shares valued at $7,500 to employees of the Company as non cash compensation for services provided.

     On September 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

     On September 23, 2003, the Company issued 99,000 shares of common stock valued at $12,870 to a consultant for services provided.

     On September 29, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

     On September 29, 2003, in connection with a private offering, two investors purchased 223,500 of the Company's common stock at $0.06 per share or $13,400.

     On September 29, 2003, the Company issued 50,000 shares of common stock valued at $7,500 to a consultant for services provided.

     On September 29, 2003, the Company issued 328,750 shares to an investor in regards to an anti-dilution agreement.

     On October 15, 2003, the Company issued 500,000 shares of common stock valued at $75,000 to a consultant for services to be provided based on a consulting agreement. On December 2, 2003 the Company extended the consulting agreement and issued an additional 600,000 shares of common stock valued at $102,000 for services to be provided. Subsequently on February 5, 2004, the Company terminated this consulting agreement.

     On October 16, 2003, in connection with a private offering, an investor purchased 1,000,000 shares of the Company's common stock at $0.05 per share or $50,000. This investor was also issued warrants to purchase 200,000 shares of the Company's common stock with an exercise price of $0.01 per share expiring October 30, 2005.

     On October 16, 2003, the Company issued 399,750 shares to an investor in regards to an anti-dilution agreement.

     On November 17, 2003, in connection with a private offering, an investor purchased 1,000,000 of the Company's common stock at $0.05 per share or $50,000.

     On November 25, 2003, the Company issued 473,685 shares of the Company's common stock to officers of the Company valued at $71,052 for services provided.

     On November 25, 2003, the Company issued 50,0000 shares of the Company's common stock to an employee of the Company valued at $7,500 for services provided.

     On November 25, 2003, the Company issued 100,000 shares of common stock valued at $15,000 to a consultant for services provided.

     On December 2, 2003, the Company issued 25,000 shares of common stock valued at $4,250 to a consultant for services provided.

     On December 2, 2003, in connection with a private offering, two investors purchased 400,000 of the Company's common stock at $0.05 per share or $20,000.

     On December 12, 2003, the Company issued 200,000 shares of common stock valued at $40,000 to a consultant for services provided.

     On December 12, 2003, in connection with a private offering, two investors purchased 300,000 of the Company's common stock at $0.05 per share or $15,000.

     On December 12, 2003, in connection with a private offering, an investor purchased 50,000 of the Company's common stock at $0.10 per share or $5,000.

     On December 12, 2003, the Company issued 150,000 shares of common stock valued at $28,500 to a consultant for services provided.

     On December 30, 2003, in connection with a private offering, two investors purchased 200,000 of the Company's common stock at $0.05 per share or $10,000.

     On December 30, 2003, the Company issued 2,527,223 shares to an investor in regards to an anti-dilution agreement.

     On December 30, 2003, the Company issued 6,000,000 shares of the Company's common stock valued at $900,000 to officers of the Company for services provided.

     On December 31, 2003, in connection with a private placement offering, the Company sold 300,000 shares of the Company's common stock to an investor at $0.05 per share or $15,000. At December 31, 2003 a stock subscription receivable of $15,000 is recorded relating to this private placement.

     During the period ended March 31, 2004, the Company issued an aggregate of 3,300,000 shares of common stock valued at $1,524,000 to three officers of the Company for services performed.

     On January 23, 2004 through March 12, 2004, in connection with a private placement offering, the Company sold an aggregate of 15,455,000 shares of common stock to investors at $0.10 per share or $1,460,500 net of offering costs of $85,000. The Company also issued an additional 104,000 shares of common stock and on May 6, 2004, issued 810,000 warrants to consultants in connection with this offering. In consideration of consulting services to be provided, the Company has granted the right of first refusal for future financing for a period of six months to one of these investors. As additional consideration for consulting services, the Company has also issued warrants to this investor to purchase 500,000 shares of the Company's common stock with an exercise price of $0.20, which expire in one year. The fair market value of the warrants granted using the Black-Scholes pricing model was $50,000.

     On January 30, 2004, the Company issued 130,000 shares of common stock valued at $24,700 to a former employee in connection with a termination agreement.

     On March 1, 2004, in connection with a private placement offering, the Company sold 1,350,000 shares of common stock to an investor at $0.20 per share or $270,000. In connection with this private placement offering the Company issued warrants to purchase 405,000 shares of the Company's common stock with an exercise price of $0.40 expiring on February 26, 2006.

     During the first quarter of 2004, the Company issued an aggregate of 204,000 shares of common stock valued at $47,190 to consultants for services provided.

     During the first quarter, the Company issued 410,424 shares of common stock to a shareholder in satisfaction of a $40,000 note payable plus accrued interest in the amount of $1,042.

     On March 31, 2004, the Company issued 4,428,382 shares of common stock to an investor in regards to an anti-dilution agreement.

     On May 19, 2004, the Company issued 75,000 shares of the Company's common stock to an employee of the Company valued at $21,750 for services provided.

     On May 19, 2004, the Company issued 27,500 shares of the Company's common stock to an employee of the Company valued at $6,875 for services provided.

     On May 19, 2004, the Company issued 50,000 shares of the Company's common stock to an employee of the Company valued at $14,500 for services provided.

     On June 4, 2004, the Company issued 2,801,120 shares of common stock valued at $500,000 to a consultant for services provided.

     On June 21, 2004, the Company issued 94,595 shares of common stock valued at $26,486.60 to a consultant for services provided.

     On June 30, 2004, the Company issued 1,985,163 shares to an investor in regards to an anti-dilution agreement.

     On June 30, 2004, the Company issued 182,296 shares to an investor in regards to an anti-dilution agreement.

     On or before July 31, 2004, the Company is issuing 6,595,841 shares to an investor pursuant to an anti-dilution agreement

     On July 26, 2004, in connection with a private placement offering, the Company sold 45,455 shares of common stock to an investor at $0.22 per share or $10,000.

     On July 31, 2004, in connection with a private placement offering, the Company sold 69,545 shares of common stock to an investor at $0.22 per share or $15,300.

     Management believes that each of the foregoing persons or entities was either an "accredited investor," or "sophisticated investor" as defined in Rule 506 of Regulation D promulgated under the Securities Act of 1933. Each had access to all material information about the Company prior to the offer, sale or issuance of these "restricted securities." We believe these shares were exempt from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

     The valuation of these shares was based on trading volume and prices.

     This prospectus is part of a registration statement on Form SB-2 Energy
& Engine Technology Corporation filed with the SEC under the Securities Act. You should rely only on the information or representations provided in this prospectus. Energy & Engine Technology Corporation has not authorized anyone to provide you with different information other than the information contained in this prospectus. Energy & Engine Technology Corporation is not making an offer of these securities in any state where the offer is not permitted.

                                 EXHIBITS

Exhibit
No.      Exhibit Name                                Page Number
----------------------------------------------------------------------
1        Underwriting Agreement                      None
2        Plan of Purchase, sale, reorganization,
           arrangement, liquidation or succession    None
3(i)     Articles of Incorporation                   See Filing #000-32129
                                                       Dated 12/18/2000
3(ii)    Amended Articles of Incorporation           See Filing 000-32129
                                                       Dated 11/26/2003
3(iii)   By-Laws                                     See Filing #000-32129
                                                       Dated 12/18/2000
4        Instruments defining the rights of
           security holders including identures      None
5        Opinion on Legality                         116
6        No exhibit required                         None
7        No exhibit required                         None
8        Opinion on tax matters                      None
9        Voting trust agreement and
           amendments                                None
10       Material Contracts                          See Filing #000-32129
                                                       Dated 09/14/2001
                                                     See Filing #000-32129
                                                       Dated 09/14/2001
                                                     See Filing #000-32129
                                                       Dated 01/18/2002
                                                     See Filing #000-32129
                                                       Dated 12/04/2002
                                                     See Filing #000-32129
                                                       Dated 04/09/2003
                                                     See Filing #000-32129
                                                       Dated 11/24/2003
                                                     See Filing #000-32129
                                                       Dated 07/16/2004
         Form of Securities Purchase Agreement       117
         Form of Registration Rights Agreement       135
         Form of Warrant                             141
         Form of Debenture                           152
11       Statement re: computation of per
           share earnings                            None
12       No exhibit required                         None
15       Letter on unaudited interim
           financial information                     None
16       Letter on change in certifying
           accountant                                None
21       Subsidiaries of the small business
           issuer                                    166
23       Consent of experts and counsel              None
24       Power of attorney                           None
25       Statement of eligibility of trustee         None
99       Additional Exhibits                         167


                               UNDERTAKINGS

     The undersigned Company hereby undertakes that it will:

     (1) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include:

         (a)  any prospectus required by Section 10(a)(3) of the Securities
              Act;

         (b) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (c) any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement;

     (2) for the purpose of determining any liability under the Securities Act, each of the post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Energy & Engine Technology Corporation pursuant to the foregoing provisions, or otherwise, Energy & Engine Technology Corporation has been advised that in the opinion of the Commission that type of indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against said liabilities (other than the payment by Energy & Engine Technology Corporation of expenses incurred or paid by a director, officer or controlling person of Energy & Engine Technology Corporation in the successful defense of any action, suit or proceeding) is asserted by the director, officer or controlling person in connection with the securities being registered, Energy & Engine Technology Corporation will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of the issue.

     For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of
                                      114

prospectus filed by Energy & Engine Technology Corporation pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                                 SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on the 24 day of August, 2004.


                                    Energy & Engine Technology Corporation

                                            /s/ Willard G. McAndrew, III
                                    By:  -----------------------------------
                                         Name:  Willard G. McAndrew, III
                                         Title:  Chairman, President and
                                                 Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.



      Signature                           Title(s)                 Date

                                    Chairman, President,
                                    Chief Executive
 /s/ Willard G. McAndrew, III       Officer and Director
---------------------------------   (Principal Executive        August 24, 2004
     Willard G. McAndrew, III       Officer)

                                    Vice President,
                                    Chief Financial
 /s/ Roger N. Wurtele               Officer and Director
---------------------------------   (Principal Financial        August 24, 2004
     Roger N. Wurtele               Officer)













                                      115